As filed with the Securities and Exchange Commission on November 27, 2012

Registration No. 333-183853

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No 1 to

FORM F-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MACAU RESOURCES GROUP LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	7999	Not Applicable
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	(IRS Employer Identification Number)

Galaxy Resort Hotel
Galaxy Macau
COTAI, Macau
(+853) 28828668

(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Offshore Incorporations Limited
PO Box 957
Offshore Incorporations Centre
Road Town Tortola, British Virgin Islands
+853 2870 1530

(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Mark J. Wishner, Esq.
Jason T. Simon, Esq.
Greenberg Traurig, LLP
1750 Tysons Boulevard
Suite 1200
McLean, Virginia 22102
(703) 749-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the business combination described in the information statement/prospectus contained herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information contained in this information statement/prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This information statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED NOVEMBER 27, 2012

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
4808 Moorland Lane
Suite 109
Bethesda, Maryland 20814
(301) 502-8602

NOTICE OF ACTION BY WRITTEN CONSENT AND IGPAC APPRAISAL RIGHTS
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

[•], 2012

Dear Stockholder:

As previously announced, on August 28, 2012, Israel Growth Partners Acquisition Corp., or IGPAC, entered into a merger agreement with Macau Resources Group Limited, or Macau Resources, under which IGPAC will merge into Macau Resources and have the IGPAC shares converted and exchanged into outstanding shares of capital stock of Macau Resources.

In the merger, IGPAC shareholders will receive, for each share of IGPAC common stock that they hold, one-twentieth of an ordinary share of Macau Resources. We expect that the Macau Resources ordinary shares will be quoted on the Over-the-Counter bulletin board following the consummation of the merger, and Macau Resources will remain subject to U.S. Securities and Exchange Commission reporting requirements. However, there is no guarantee that Macau Resources’ ordinary shares will be eligible for quotation on the Over-the-Counter bulletin board following the consummation of the merger. In addition, Macau Resources is a foreign private issuer. As such, we will be subject to reduced reporting obligations following the consummation of the merger.

Upon the closing of the merger with Macau Resources, the current shareholders of Macau Resources will hold a total of 14,295,836 ordinary shares of Macau Resources, representing approximately 94% of the total number of issued and outstanding shares of Macau Resources. Current stockholders of IGPAC will own approximately 6% of the total number of issued and outstanding shares of Macau Resources.

Our sole director has approved and declared advisable the merger agreement, and has approved the merger with Macau Resources. A copy of the merger agreement is attached to this information statement/prospectus as Annex A.

Under Delaware law, the approval of holders of a majority of the outstanding shares of IGPAC common stock is required to adopt the merger agreement. On August 28, 2012, Moorland Lane Partners, LLC, which owns approximately 94.2% of the outstanding shares of IGPAC common stock as of the date of the merger agreement, executed a written consent approving and adopting the merger and the merger agreement. Accordingly, your approval is not required and is not being requested.

Under Delaware law, if you comply with certain requirements of Delaware law described in this information statement/prospectus, you will have the right to seek an appraisal and to be paid the “fair value” of your shares of IGPAC common stock as determined in accordance with Delaware law (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of the merger consideration. Your appraisal rights under Delaware law are more fully described in this information statement/prospectus under “Appraisal Rights” beginning on page 33.

OWNERSHIP OF THE ORDINARY SHARES OF MACAU RESOURCES INVOLVES VARIOUS RISKS, WHICH ARE DESCRIBED IN THIS INFORMATION STATEMENT/PROSPECTUS UNDER “RISK FACTORS” BEGINNING ON PAGE 12.

We urge you to read this information statement/prospectus carefully and in its entirety.

This notice and the accompanying information statement/prospectus shall constitute notice to you of the action by written consent contemplated by Section 228 of the Delaware General Corporation Law.

By order of the sole director,

Craig Samuels
Chief Executive Officer, President and Sole Director

The information statement/prospectus is dated [•], 2012 and is first being mailed to IGPAC’s stockholders on or about [•], 2012.

INFORMATION STATEMENT
OF
ISRAEL GROWTH PARTNERS ACQUISITION CORP.

4808 Moorland Lane
Suite 109
Bethesda, MD 20814

PROSPECTUS
OF
MACAU RESOURCES GROUP LIMITED
Galaxy Resort Hotel
Galaxy Macau
COTAI, Macau

We Are Not Asking You for a Proxy and
You Are Requested Not to Send Us a Proxy

[•], 2012

This information statement/prospectus is being furnished to the holders of common stock of Israel Growth Partners Acquisition Corp., or IGPAC, by the sole director of IGPAC in connection with (1) the merger agreement, dated as of August 28, 2012, by and between IGPAC and Macau Resources Group Limited, or Macau Resources. Under the merger agreement, subject to the satisfaction or waiver of certain conditions, IGPAC will merge into Macau Resources and the stockholders of IGPAC will receive shares in Macau Resources in exchange and substitution of their IGPAC shares.

After careful consideration, IGPAC’s sole director approved the merger and the merger agreement. A copy of the merger agreement is attached to this information statement/prospectus as Annex A.

In the merger, IGPAC stockholders will receive, for each share of IGPAC common stock that they hold, one-twentieth of a Macau Resources ordinary share. We expect that the Macau Resources ordinary shares will be quoted on the Over-the-Counter bulletin board following the consummation of the merger, and Macau Resources will remain subject to U.S. Securities and Exchange Commission reporting requirements. However, there is no guarantee that Macau Resources’ ordinary shares will be eligible for quotation on the Over-the-Counter bulletin board following the consummation of the merger.

Upon the closing of the merger with Macau Resources, the current shareholders of Macau Resources will hold a total of 14,295,836 ordinary shares of Macau Resources, representing approximately 94% of the total number of issued and outstanding shares of Macau Resources. Current stockholders of IGPAC will own approximately 6% of the total number of issued and outstanding shares of Macau Resources upon the closing of the Macau Resources merger.

THE MACAU RESOURCES ORDINARY SHARES INVOLVE RISKS. THESE RISKS ARE DISCUSSED IN GREATER DETAIL IN THIS INFORMATION STATEMENT/PROSPECTUS UNDER “RISK FACTORS” BEGINNING ON PAGE 12.

In accordance with Delaware law, the affirmative vote (or consent in writing in lieu thereof) of the holders of a majority of the outstanding shares of IGPAC common stock, voting (or consenting in writing in lieu thereof) as a single class, is required to adopt the merger agreement. On August 28, 2012, Moorland Lane Partners, LLC, which owned approximately 94.2% of the outstanding shares of IGPAC common stock as of the date of the merger agreement, executed and delivered a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, adopting the merger agreement and approving the merger. Because Moorland Lane Partners owned a majority of the outstanding shares of IGPAC common stock entitled to vote on the adoption of the merger agreement, its action by written consent was sufficient to adopt the merger agreement and to approve the merger without any further action by any other IGPAC stockholder. As a result, no other votes are necessary to adopt the merger agreement, and your approval is not required and is not being requested. None of IGPAC, Macau Resources or their respective directors or officers is soliciting proxies from IGPAC’s stockholders.

Under Section 262 of the DGCL, if you comply with the requirements of Section 262 of the DGCL, you will have the right to seek an appraisal and to be paid the “fair value” of your shares of IGPAC common stock at the effective time of the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of the merger consideration. This information statement/prospectus constitutes notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached as Annex B to this information statement/prospectus.

Under applicable law, the merger may not be completed until 20 calendar days after the date of mailing of this information statement/prospectus to IGPAC stockholders. Under the merger agreement, the parties are not required to complete the merger for an additional three business days following completion of this 20 calendar day period and satisfaction of other closing conditions. Therefore, notwithstanding the execution and delivery of the written consent by the principal stockholders, the merger may not be completed until that time has elapsed, and therefore, the earliest possible date on which the merger can be completed is [•], 2012.

Please read this information statement/prospectus carefully and in its entirety as it contains important information.

Please do not send any IGPAC stock certificates at this time. If the merger is completed, you will receive detailed instructions regarding the surrender of your stock certificates and delivery of ordinary shares of Macau Resources for your shares of IGPAC common stock as promptly as practicable after the Macau Resources merger is completed.

This information statement/prospectus is first being mailed to IGPAC stockholders on or about [•], 2012. This information statement/prospectus also constitutes Macau Resources prospectus, filed with the Securities and Exchange Commission, which we refer to as the SEC, as part of a Registration Statement on Form F-4 filed under the Securities Act of 1933, which we refer to as the Securities Act, with respect to the ordinary shares to be issued in connection with the merger. IGPAC has supplied all the information contained herein with respect to itself. Macau Resources has supplied all the information contained herein with respect to itself and its affiliates.

The ordinary shares have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this information statement/prospectus. Any representation to the contrary is a criminal offense.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger with Macau Resources. These questions and answers may not address all questions that may be important to you as an IGPAC stockholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire information statement/ prospectus, including the annexes. See “Where You Can Find More Information.”

Unless otherwise indicated or the context requires otherwise, all references to “IGPAC” refer to Israel Growth Partners Acquisition Corp.; all references to “Macau Resources” refer to Macau Resources Group Limited; all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of August 28, 2012, by and between IGPAC and Macau Resources, a copy of which is attached as Annex A to this information statement/prospectus, as it may be amended from time to time; all references to the “merger” refer to the merger contemplated by the merger agreement; and all references to the “principal stockholder” refer to Moorland Lane Partners, LLC, which owned approximately 94.2% of the outstanding shares of IGPAC common stock as of the date of the merger agreement.

Q: Why are IGPAC stockholders receiving this information statement/prospectus?

A: IGPAC and Macau Resources have agreed to the merger of IGPAC into Macau Resources upon the terms and conditions of the merger agreement described in this information statement/prospectus. IGPAC’s principal stockholder has adopted the merger agreement and approved the merger. Applicable provisions of Delaware law and certain securities regulations require IGPAC and Macau Resources to provide you with information regarding the merger even though your vote or consent is neither required nor requested to adopt the merger agreement or complete the merger.

Q: What will happen to IGPAC as a result of the merger?

A: The merger will be accomplished through a merger of IGPAC with and into Macau Resources, with Macau Resources surviving the merger. As a result of the merger, each outstanding share of IGPAC common stock will become one-twentieth of one Macau Resources ordinary share. We expect that the Macau Resources ordinary shares will be quoted on the Over-the-Counter bulletin board following the consummation of the merger, and Macau Resources will remain subject to U.S. Securities and Exchange Commission reporting requirements. However, there is no guarantee that Macau Resources’ ordinary shares will be eligible for quotation on the Over-the-Counter bulletin board following the consummation of the merger. In addition, Macau Resources is a foreign private issuer. As such, we will be subject to reduced reporting obligations following the consummation of the merger.

Upon the closing of the merger, the current shareholders of Macau Resources will hold a total of 14,295,836 ordinary shares of Macau Resources, representing approximately 94% of the total number of issued and outstanding shares of Macau Resources. Current stockholders of IGPAC will own approximately 6% of the total number of issued and outstanding shares of Macau Resources upon the closing of the Macau Resources merger.

Q: Why did IGPAC’s sole director approve the merger and the merger agreement?

A: After careful consideration and evaluation of the merger, IGPAC’s sole director determined that the merger is fair to, advisable and in the best interests of the stockholders of IGPAC. Accordingly, IGPAC’s sole director approved, adopted and declared advisable the merger agreement and the merger. To review the IGPAC sole director’s reasons for recommending and approving the merger and the merger agreement, see “The Merger — Reasons for the Merger.”

Q: Is the approval of stockholders necessary to adopt the merger? Why am I not being asked to vote on the merger?

A: Adoption of the merger agreement requires approval of the holders of a majority of the outstanding shares of IGPAC common stock, voting (or consenting in writing in lieu thereof) together as a single class. IGPAC stockholder approval was obtained on August 28, 2012 when the principal stockholder delivered a written consent adopting the merger agreement and approving the merger and the other transactions contemplated by the merger agreement. The principal stockholder’s action by written consent was sufficient under Delaware law to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement without the approval of any other stockholder of IGPAC. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are not requested to send us a proxy.

Q: If the merger is completed, what will I receive for my shares of IGPAC common stock?

A: Upon completion of the merger, each share of IGPAC common stock that is issued and outstanding (other than those for which appraisal rights are validly perfected) will be cancelled and converted into one-twentieth of one ordinary share of Macau Resources. We refer to the consideration for the merger as the merger consideration. See “The Merger Agreement — Merger Consideration”; “The Merger Agreement — Treatment of IGPAC Warrants”; and “The Merger Agreement — Exchange Procedures.”

Q: What purchase price is IGPAC paying to acquire Macau Resources?

A: Macau Resources, as the successor to IGPAC, will issue to Macau Resources shareholders a total of 14,295,836 ordinary shares of Macau Resources, representing approximately 94% of the total number of issued and outstanding shares of Macau Resources. Current stockholders of IGPAC will own approximately 6% of the total number of issued and outstanding shares of Macau Resources upon the closing of the merger.

Q: When is the merger expected to be completed?

A: We anticipate that the merger with Macau Resources will be completed before the end of the fourth quarter of 2012. However, we cannot predict the exact timing of the completion of the transactions or guarantee that the transactions will be completed.

Q: Am I entitled to appraisal rights?

A: Yes. Stockholders other than the principal stockholder are entitled to appraisal rights under the DGCL in connection with the merger so long as they take all the steps required to perfect their rights under Delaware law. See “Rights of Appraisal.”

Q: What are the material U.S. federal income tax consequences to the IGPAC stockholders of the merger?

A: Generally for United States federal income tax purposes, stockholders who are United States holders will not recognize any gain or loss as a result of the merger. Because individual circumstances may differ, we strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you. See “Certain Material U.S. Federal Income Tax Consequences” for a more detailed explanation.

Q: Should I send my IGPAC common stock certificates now?

A: No. After the completion of the merger, you will be sent a letter of transmittal and detailed instructions for exchanging your IGPAC common stock certificates for ordinary shares of Macau Resources.

Q: Where can I find more information about IGPAC?

A: IGPAC files periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the internet site maintained by the SEC, at http://www.sec.gov. For a more detailed description of the information available, please refer to the section entitled “Where You Can Find More Information.”

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Q: Who can help answer my questions?

A: If you have additional questions about the merger after reading this information statement/prospectus, or require assistance or need additional copies of this information statement/prospectus, please contact:

Israel Growth Partners Acquisition Corp.
Attention: Craig Samuels
4808 Moorland Lane
Suite 109
Bethesda, MD 20814
Phone: (301) 502-8602

SUMMARY

The following summary highlights only selected information contained elsewhere in this information statement/prospectus and may not contain all the information that may be important to you. Accordingly, you are encouraged to read this information statement/prospectus carefully and in its entirety, including its annexes and the documents incorporated by reference in this information statement/prospectus. See the section entitled “Where You Can Find More Information.”

Parties to the Merger

Israel Growth Partners Acquisition Corp.

4808 Moorland Lane
Suite 109
Bethesda, MD 20814
Telephone: (301) 502-8602

IGPAC was formed on August 1, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a then-unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which IGPAC’s management believes would benefit from establishing operations or facilities in Israel. On July 18, 2006, IGPAC completed its initial public offering of 500,000 Series A Units and 4,600,000 Series B Units. IGPAC has neither engaged in any operations, nor generated any revenues, nor incurred any debt or expenses other than in connection with its initial public offering and, thereafter, expenses related to identifying and pursuing acquisitions of targets and expenses related to liquidating its trust fund for the benefit of its Class B common stockholders and reconstituting the Company as an ongoing business corporation.

Macau Resources Group Limited

Galaxy Resort Hotel
Macau, China
Telephone: (+853) 28828668

Macau Resources is a British Virgin Islands company incorporated as a business company with limited liability on October 2011 to acquire upon completion of the merger the share of promoter profits which are derived from the operation of the Hung Lei VIP room in the Galaxy Casino in Macau, China.

The Merger

Under the merger agreement, IGPAC will merge with and into Macau Resources, and Macau Resources will be the surviving company in the merger. IGPAC will continue to do business immediately following the merger as Macau Resources, which will succeed to IGPAC’s assets and business. In the merger, IGPAC stockholders will receive, for each share of IGPAC common stock that they hold, one-twentieth of a Macau Resources ordinary share.We expect that the Macau Resources ordinary shares will be quoted on the Over-the-Counter bulletin board following the consummation of the merger, and Macau Resources will remain subject to U.S. Securities and Exchange Commission reporting requirements. However, there is no guarantee that Macau Resources’ ordinary shares will be eligible for quotation on the Over-the-Counter bulletin board following the consummation of the merger.

Upon the closing of the merger, the current shareholders of Macau Resources will hold a total of 14,295,836 ordinary shares of Macau Resources, representing approximately 94% of the total number of issued and outstanding shares of Macau Resources. Current stockholders of IGPAC will own approximately 6% of the total number of issued and outstanding shares of Macau Resources upon the closing of the Macau Resources merger.

Required Approval of the Transactions

Under Section 251 of the DGCL, approval of IGPAC’s board of directors and the affirmative vote (or written consent in lieu thereof) of a majority of the outstanding shares of IGPAC common stock voting (or consenting in writing in lieu thereof) is required to adopt the merger agreement. IGPAC’s sole director has declared advisable the merger agreement and the merger.

Written Consent

On August 28 2012, the principal stockholder delivered a written consent adopting the merger. Because the principal stockholder owned a majority of the outstanding shares of IGPAC common stock entitled to vote on the adoption of the merger agreement, the principal stockholder’s action by written consent was effective to adopt the merger agreement and to approve the merger and the other transactions contemplated by the merger agreement without any further action by any other IGPAC stockholder. As a result, no other votes are necessary to adopt the merger agreement, and your approval is not required and is not being requested.

Treatment of IGPAC Warrants

Upon completion of the merger, each outstanding warrant to purchase IGPAC common stock, whether or not vested, will remain exercisable in accordance with its terms, except that each warrant shall represent the right to purchase that number of Macau Resources ordinary shares equal to one-twentieth of the number of shares of IGPAC common stock originally purchasable, at a per share exercise price equal to 20 times the original per share exercise price.

Conditions to the Transactions

A number of conditions must be satisfied for the merger to close or (to the extent permitted under applicable laws and the terms of the merger agreement) waived. These conditions to the respective obligations of IGPAC and Macau Resources to complete the merger include, among others:

•	the SEC shall have declared effective the registration statement, of which this information statement/prospectus is a part, and no stop order suspending the effectiveness of the registration statement shall be in effect;
•	this information statement/prospectus shall have been mailed to IGPAC’s stockholders at least 20 calendar days prior to the closing;
•	the absence of any injunction or order issued by any governmental entity of competent jurisdiction prohibiting the completion of the stock purchase;
•	solely with respect to the obligations of Macau Resources, the representations and warranties of IGPAC contained in the merger agreement being true and correct as of the closing date (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect (as defined in the merger agreement) on IGPAC;
•	solely with respect to the obligations of IGPAC, the representations and warranties of Macau Resources contained in the merger agreement being true and correct in all material respects as of the closing date (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date); and
•	with respect to the obligations of Macau Resources, on the one hand, and of IGPAC, on the other hand, the other party having performed, or complied with, in all material respects, its covenants and agreements in the merger agreement.

Termination of the Merger Agreement

IGPAC and Macau Resources may terminate the merger agreement by mutual written consent at any time In addition, either IGPAC or Macau Resources may terminate the merger agreement if:

•	the merger has not been completed by the termination date, which is December 31, 2012; or
•	any permanent injunction or order issued by any court of competent jurisdiction preventing the merger has become final and non-appealable.

IGPAC may terminate the merger agreement if Macau Resources breaches or fails to perform any of its representations, warranties, covenants or agreements in the merger agreement so that the conditions relating to the accuracy of its representations and warranties or the performance of its covenants or agreements could not be satisfied by the termination date.

In addition, Macau Resources may terminate the merger agreement if IGPAC breaches or fails to perform any of its representations, warranties, covenants or agreements in the merger agreement so that the conditions relating to the accuracy of its representations and warranties, the performance of its covenants or agreements could not be satisfied by the termination date.

Rights of Stockholders to Seek Appraisal

Under Delaware law, holders of IGPAC common stock who have not delivered a written consent in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares of IGPAC common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all applicable requirements of Delaware law. This appraisal amount could be more than, the same as or less than the merger consideration. Among other requirements, any holder of IGPAC common stock intending to exercise appraisal rights must submit a written demand for an appraisal to IGPAC within 20 days of the mailing of this information statement/prospectus to IGPAC’s stockholders. Your failure to strictly follow the procedures specified under Delaware law will result in the loss of your appraisal rights. For a summary of the requirements for asserting and perfecting your appraisal rights, see “Appraisal Rights.” The provisions of Delaware law that address appraisal rights and govern the required procedures are attached as Annex B to this information statement/prospectus.

Certain Material U.S. Federal Income Tax Consequences

Pursuant to the merger, IGPAC shareholders will exchange IGPAC shares solely for Macau Resources shares. It is intended that the merger will be treated for U.S. federal income tax purposes as if the assets and liabilities of IGPAC were transferred to Macau Resources as a matter of law, Macau Resources is considered the corporation that survives the merger and that IGPAC ceases its separate legal existence. Although the matter is not free from doubt, based on currently available information, and assuming that the merger is consummated in the manner described in the Merger Agreement, IGPAC believes that the merger should qualify as a reorganization under Section 368(a)(1) of the U.S. Tax Code of 1986 as amended (the “Code”). No gain or loss for federal income tax purposes should be recognized by the stockholders of IGPAC on the exchange of the IGPAC common stock for the stock of Macau Resources if such exchange is carried out on the terms and subject to the conditions set forth in the Merger Agreement. Neither IGPAC nor Macau Resources has requested or will seek a ruling from the U.S. Internal Revenue Service (“IRS”) or an opinion of U.S. legal counsel regarding any of the U.S. federal income tax consequences of the merger or the ownership and disposition of Macau Resources shares received pursuant to the merger. Stockholders of IGPAC are encouraged to consult their own tax advisors, because the tax consequences may vary for different stockholders depending on their personal circumstances.

Market Price of IGPAC Common Stock

IGPAC common stock, units and warrants are listed on the OTC BB under the trading symbols “IGPAA,” IGPAU” and “IGPAZ,” respectively. The closing sale price of IGPAC common stock, units and warrants on the OTC BB on August 30, 2012, the last trading day prior to the announcement of the transactions, was $0.10, $0.02 and $0.01, respectively. On [•], 2012, the last trading day before the date of this information statement/prospectus, the closing sale price of IGPAC common stock, units and warrants on the OTC BB was $[•], $[•] and $[•], respectively.

Risks

In evaluating the Macau Resources ordinary shares, you should carefully read this information statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION

IGPAC and Macau Resources are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the merger.

The balance sheet data of Hung Lei, Macau Resources’ gaming promoter, as of December 31, 2011 and statements of operations data and cash flow data of Hung Lei for the period from its date of inception through December 31, 2011 are derived from the audited financial statements of Hung Lei, which are included elsewhere in this information statement/prospectus. The unaudited balance sheet data of Hung Lei as of June 30, 2012 and unaudited statements of operations and cash flow of Hung Lei for the six months ended June 30, 2012 are derived from the unaudited financial statements of Hung Lei, which are included elsewhere in this information statement/prospectus.

Macau Resources’ balance sheet data as of December 31, 2011 and statements of operations data and cash flow data for the period from its date of inception through December 31, 2011 are derived from Macau Resources’ audited financial statements, which are included elsewhere in this information statement/prospectus. Macau Resources’ balance sheet data as of June 30, 2012 and statements of operations data and cash flow data for the six months ended June 30, 2012 are derived from Macau Resources’ unaudited financial statements, which are included elsewhere in this information statement/prospectus.

IGPAC’s balance sheet data as of July 31, 2012 and 2011 and statements of operations data and cash flow data for the years ended July 31, 2012 and 2011 are derived from IGPAC’s audited financial statements, which are included elsewhere in this information statement/prospectus. IGPAC’s balance sheet data as of July 31, 2010, 2009 and 2008 and statements of operations data and cash flow data for the years ended July 31, 2010, 2009 and 2008 are derived from IGPAC’s audited financial statements, which are not included in this information statement/prospectus.

The information is only a summary and should be read in conjunction with each of IGPAC’s and Macau Resources’ and Hung Lei’s historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IGPAC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Macau Resources” contained elsewhere herein. The historical results included below and elsewhere in this information statement/prospectus are not indicative of the future performance of IGPAC or Macau Resources.

HUNG LEI

Statements of Operations Data

	For the Six Months Ended June 30, 2012	For the Period From May 20, 2011 (Date of Inception) To December 31, 2011
	(Unaudited)
Revenue from VIP Gaming Operations	$18,035,599	$22,553,148
Expenses	16,270,985	16,838,623
Net Income	1,784,614	5,714,525
Foreign Currency Translation Adjustment	(955)	12,492
Comprehensive Income	$1,763,659	$5,727,017

Balance Sheet Data

	June 30, 2012	December 31, 2011
	(Unaudited)
Current Assets	$18,183,809	$16,776,709
Total Assets	18,329,178	16,927,476
Current Liabilities	9,307,520	8,899,540
Total Liabilities	18,329,178	16,927,476
Owner's Equity	$—	$—

Cash Flow Data

	For the Six Months Ended June 30, 2012	For the Period From May 20, 2011 (Date of Inception) To December 31, 2011
	(Unaudited)
Net cash provided by (used in) operating activities	$3,187,028	$(2,582,272)
Net cash used in investing activities	(10,952)	(163,532)
Net cash provided by (used in) financing activities	(2,715,742)	5,422,239
Effect of foreign currency translation on cash	4,107	5,850
Net increase in cash and cash equivalents	$444,441	$2,682,285

MACAU RESOURCES

Statements of Operations Data

	For the Six Months Ended June 30, 2012	For the Period From October 28, 2011 (Date of Inception) To December 31, 2011
	(Unaudited)
Revenue	$—	$—
Expenses	6,120	1,156
Net Loss	(6,120)	(1,156)
Foreign Currency Translation Adjustment	(2)	(3)
Comprehensive Loss	$(6,122)	$(1,159)

Balance Sheet Data

	June 30, 2012	December 31, 2011
	(Unaudited)
Current Assets	$—	$—
Total Assets	—	—
Current Liabilities	7,281	1,159
Total Liabilities	7,281	1,159
Shareholders' Deficit	$(7,281)	$(1,159)

Cash Flow Data

	For the Six Months Ended June 30, 2012	For the Period From May 20, 2011 (Date of Inception) To December 31, 2011
	(Unaudited)
Net cash used in operating activities	$(6,120)	(1,156)
Net cash provided by investing activities	—	—
Net cash provided by financing activities	6,120	1,156
Effect of foreign currency translation on cash	—	—
Net increase in cash and cash equivalents	$—	$—

IGPAC

Statements of Operations Data

	For the Year Ended July 31, 2012	For the Year Ended July 31, 2011	For the Year Ended July 31, 2010	For the Year Ended July 31, 2009	For the Year Ended July 31, 2008

Revenue	$—	$—	$—	$—	$—
Expenses	58,358	39,274	40,779	373,040	700,394
Interest income	—	—	—	306,142	1,498,703
Net income (loss)	$(58,358)	$(39,274)	$(40,779)	$(66,898)	$798,309

Balance Sheet Data

	July 31, 2012	July 31, 2011	July 31, 2010	July 31, 2009	July 31, 2008

Current Assets	$7,219	$24,474	$24,556	$22,869	$55,513,867
Total Assets	7,219	24,474	24,556	22,869	55,513,867
Current Liabilities	143,666	67,563	63,371	60,117	55,181,147
Total Liabilities	143,666	102,563	63,371	60,117	55,181,147
Shareholders' Equity (Deficit)	$(136,447)	$(78,089)	$(38,815)	$(37,428)	$332,720

Cash Flow Data

	For the Year Ended July 31, 2012	For the Year Ended July 31, 2011	For the Year Ended July 31, 2010	For the Year Ended July 31, 2009	For the Year Ended July 31, 2008
	(Unaudited)
Net cash used in operating activities	$(56,755)	$(35,082)	(73,525)	(416,010)	(692,500)
Net cash used in investing activities	—	—	—	—	—
Net cash provided by (used in) financing activities	39,500	35,000	75,392	—	7,343
Net increase (decrease) in cash and cash equivalents	$(17,255)	$(82)	1,867	(416,010)	(685,157)

SELECTED UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

The selected unaudited condensed combined pro forma financial information has been derived from, and should be read in conjunction with, the unaudited condensed combined pro forma financial information included elsewhere in this information statement/prospectus.

The acquisition will be accounted for as a “reverse merger” and recapitalization since the shareholders of Macau Resources will (i) own a majority of the outstanding ordinary shares of IGPAC immediately following the completion of the transaction, and (ii) have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and Macau Resources’ senior management will dominate the management of the combined entity immediately following the completion of the transaction in accordance with the provision of Financial Accounting Standards Board Accounting Standards Codification (“FASB-ASC”) topic 805 Business Combinations. Accordingly, Macau Resources will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Macau Resources. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Macau Resources and are recorded at the historical cost basis of Macau Resources. IGPAC’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Macau Resources after consummation of the acquisition.

The unaudited condensed combined pro forma balance sheet as of June 30, 2012 gives pro forma effect to the acquisition as if it had occurred on such date. The unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2012 and for the year ended December 31, 2011 give pro forma effect to the acquisition as if it had occurred on January 1, 2012 or May 20, 2011, respectively. The unaudited condensed combined pro forma balance sheet is based on the historical financial statements of Macau Resources and Hung Lei as of June 30, 2012 and IGPAC as of June 30, 2012, whereas the unaudited condensed combined pro forma statements of operations are based on the historical financial statements of Macau Resources, Hung Lei and IGPAC for the six months ended June 30, 2012 and for the period ended December 31, 2011.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the acquisition, are factually supportable and, in the case of the unaudited pro forma statement of operations data, are expected to have continuing impact on the combined results. The adjustments presented on the unaudited condensed combined pro forma financial information have been identified and presented in “Unaudited Condensed Combined Pro Forma Financial Data” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the acquisition.

This information should be read together with the consolidated financial statements of Macau Resources and the notes thereto, the combined financial statements of Hung Lei and the notes thereto, the financial statements of IGPAC and the notes thereto, “Unaudited Condensed Combined Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Macau Resources,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IGPAC” included elsewhere in this information statement/prospectus.

The unaudited condensed combined pro forma financial information is presented for informational purposes only and is subject to a number of uncertainties and assumptions and does not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

Selected Unaudited Pro forma
Combined Statement of Operations

	Israel Growth Partners Acquisition Corp. Six Months Ended June 30, 2012	Hung Lei VIP Room Six Months Ended June 30, 2012	Macau Resources Group Limited Six Months Ended June 30, 2012	Pro forma Adjustments		Pro forma Combined
Revenue from VIP Gaming Operations	$—	$18,035,599	$—		$—	$18,035,599
Expenses	27,810	16,270,985	6,120		—	16,304,915
Net Income (Loss)	(27,810)	1,764,614	(6,120)		—	1,730,684
Foreign Currency Translation Adjustment	—	(955)	(2)		—	(957)
Comprehensive Income (Loss)	$(27,810)	$1,763,659	$(6,122)	$		$1,729,727

	Israel Growth Partners Acquisition Corp. For the Year Ended December 31, 2011	Hung Lei VIP Room For the Period From May 20, 2011 (Date of Inception) To December 31, 2011	Macau Resources Group Limited For the Period From October 28, 2011 (Date of Inception) To December 31, 2011	Pro forma Adjustments		Pro forma Combined
Revenue from VIP Gaming Operations	$—	$22,553,148	$—		$—	$22,553,148
Expenses	40,805	16,838,623	1,156		—	16,880,584
Net Loss	(40,805)	5,714,525	(1,156)		—	5,672,564
Foreign Currency Translation Adjustment	—	12,492	(3)		—	12,489
Comprehensive Loss	$(40,805)	$5,727,017	$(1,159)	$		$5,685,053

Selected Unaudited Pro forma Combined Balance Sheet

	Israel Growth Partners Acquisition Corp. As of June 30, 2012	Hung Lei VIP Room As of June 30, 2012	Macau Resources Group Limited As of June 30, 2012	Pro forma Adjustments	Pro forma Combined
Current Assets	$10,219	$18,183,909	$—	$—	$18,194,128
Total Assets	10,219	18,329,178	—	—	18,339,397
Current Liabilities	141,548	9,307,520	7,281	—	9,456,349
Total Liabilities	141,548	18,329,178	7,281	—	18,478,007
Shareholders' Deficit	$(131,329)	$—	$(7,281)	$—	$(138,610)

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical per share information of IGPAC and unaudited pro forma combined per share information of Macau Resources after giving effect to the transactions. You should read this information in conjunction with the selected historical financial information included elsewhere in this information statement/prospectus, and the historical financial statements of Macau Resources and IGPAC and related notes that are included elsewhere in this information statement/prospectus. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes included elsewhere in this information statement/prospectus. The historical per share information is derived from the financial statements of IGPAC as of and for April 30, 2012, and for the fiscal year ended July 31, 2011 and for Macau Resources for the fiscal year ended December 31, 2011 representing the period between the date of inception (May 20 2011) through December 31, 2011.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of Macau Resources and IGPAC would have been had the companies been combined or to project the results of operations of Macau Resources that may be achieved after the transactions.

	Six Months Ended June 30, 2012		For the Year Ended December 31, 2011
Basic net income (loss) per share (post-split)
IGPAC historical		$(0.03)		$(0.04)
Hung Lei VIP Room historical(1)	$	NA	$	NA
Macau historical		$(0.00)		$(0.00)
Pro forma combined		$0.11		$0.37
Diluted net income (loss) per share (post-split)
IGPAC historical		$(0.03)		$(0.04)
Hung Lei VIP Room historical(1)	$	NA	$	NA
Macau historical		$(0.00)		$(0.00)
Pro forma combined		$0.11		$0.37
Cash dividends per share (post-split)
IGPAC historical		$—		$—
Hung Lei VIP Room historical(1)	$	NA	$	NA
Macau historical		$—		$—
Pro forma combined		$—		$—
Book value per share (post-split)
IGPAC historical		$(0.14)		$(0.11)
Hung Lei VIP Room historical(1)	$	NA	$	NA
Macau historical		$(0.00)		$(0.00)
Pro forma combined		$(0.01)		$(0.01)

(1)	Not applicable as Hung Lei is a sole proprietor and there are no shares outstanding.

SECURITIES MARKET PRICE INFORMATION

Market Price

IGPAC’s common stock, Class A units and Class Z warrants are listed on the Over-the-Counter bulletin board under the symbols IGPAA, IGPAU and IGPAZ, respectively. The closing price for the securities on [•], 2012, the most recent trading day practicable before the date of this information statement/prospectus, was $[•], $[•] and $[•], respectively.

The table below sets forth, for the calendar quarters indicated, the high and low bid prices for the securities as reported on the Over-the-Counter bulletin board in US dollars. These quotations reflect inter-dealer prices, without markup, markdown or commissions, and may not represent actual transactions.

	Common Stock		Class Z Warrants		Series A Units
	High	Low	High	Low	High	Low
Fiscal year ended July 31, 2011
First Quarter	0.0055	0.02	0.05	0.002	0.001	0.001
Second Quarter	0.02	0.02	0.002	0.002	0.001	0.001
Third Quarter	0.02	0.02	0.002	0.002	0.001	0.001
Fourth Quarter	0.10	0.02	0.002	0.002	0.001	0.001
Fiscal year ended July 31, 2012
First Quarter	0.10	0.10	0.002	0.002	0.001	0.001
Second Quarter	0.10	0.10	0.002	0.002	0.02	0.001
Third Quarter	0.10	0.10	0.50	0.002	0.02	0.02
Fourth Quarter	0.10	0.10	0.01	0.01	0.02	0.02

Dividend Policy

IGPAC has not paid cash dividends on its common stock and does not intend to pay cash dividends in the foreseeable future. Macau Resources expects to pay dividends on its ordinary shares following the consummation of the merger, in an amount to be determined by its board of directors.

RISK FACTORS

If we complete the merger with Macau Resources pursuant to the merger agreement, we will be subject to a number of risks. You should carefully consider the risks we describe below and the other information included in this information statement/prospectus. Following the closing of the merger, the market price of our ordinary shares could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this information statement/prospectus. As Macau Resources’ operations will become ours upon the completion of the merger, a number of the following risk factors relate to the business and operations of Macau Resources and Hung Lei and us as the successor to such businesses.

Risks Related to our Business and Operations Following the Transactions

Macau Resources business, and hence our business, is entirely dependent upon Macau Resources VIP gaming promoter.

Macau Resources’ sole source of revenue is the profits assigned to it by Long Jin Chung, the promoter of the Hung Lei VIP room located in the Galaxy in Macau. Mr. Chung receives his profits under an agreement with the Galaxy Resort Hotel pursuant to which in exchange for promoting the VIP room, Mr. Chung shares in the profits or losses generated from the VIP room. Any reduction in the profits the promoter receives will cause the consolidated revenue and profits of Macau Resources to decrease. The agreement is subject to annual renewal. Although renewal is likely, no assurances can be provided that renewal will occur every year.

If the Hung Lei VIP room achieves a lower than anticipated win rate, losses may be incurred which will cause the promoter to fund such losses from the capital of the room. The consumption of such capital could adversely affect the Hung Lei VIP room’s ability to extend credit and decrease the amount of gambling that is conducted in the room.

The operations of the Hung Lei VIP room are also subject to the significant business, economic, regulatory and competitive uncertainties and contingencies frequently encountered by businesses in competitive environments, many of which are beyond the promoter’s control. If the promoter is not able to manage these risks successfully, the business will be materially impacted.

Macau Resources’ VIP gaming promoter is entirely dependent on one VIP room for all of his cash flow, which subjects the promoter to greater risks than a gaming promoter with more VIP gaming rooms in more casinos. Also, the revenues are subject to significant volatility.

Because Macau Resources’ VIP gaming promoter’s operations are presently conducted only at one casino in Macau, the promoter is subject to greater risks than a gaming promoter with more VIP gaming rooms at many different geographic locations due to the limited diversification of his business and sources of revenues. Specifically, he is more exposed to local economic and competitive conditions, changes in law, natural disasters, infectious disease outbreaks, and declines in the number of visitors to Macau. Any of these factors could adversely affect Macau Resources’ business, financial condition and results of operations.

High-end gaming at VIP gaming rooms is more volatile than other forms of gaming. Also, large wins by one or more gaming patrons could also materially affect results in a given period. As a consequence, VIP room revenues during any specific period may not be indicative of revenues for a full year.

The profitability of the Hung Lei VIP gaming room operations and therefore, the consolidated profitability of Macau Resources, depends on a variety of factors, some beyond its control.

The gaming industry is characterized by an element of chance. In addition to the element of chance, theoretical win rates and, thus, the profitability of the Hung Lei VIP room and Macau Resources is also affected by other factors, including gaming patrons’ skill and experience, the mix of games played, the financial resources of gaming patrons, the spread of table limits, the volume of bets placed by gaming patrons and the amount of time gaming patrons spend on gambling. As a result, VIP gaming rooms’ actual win rates and the profits derived from the VIP room may differ greatly over short time periods, such as from quarter to quarter, and could cause quarterly results to be volatile. These factors, alone or in combination, have the potential to negatively impact the VIP gaming promoter’s win rates and profitability.

Macau Resources’ VIP gaming promoter face intense competition in Macau and elsewhere in Asia.

The VIP gaming room business in Macau is highly competitive and Macau Resources’ VIP gaming promoter expects to encounter increasing competition as casino operators complete and open new projects in the coming years. Currently, Macau Resources’ VIP gaming promoter’s VIP gaming room is located at only one of approximately 34 casinos of varying sizes in Macau. Macau Resources’ VIP gaming promoter currently competes with approximately 220 gaming promoters in Macau.

Macau Resources VIP gaming promoter expects competition in Macau to increase in the near future as additional hotel, casino and entertainment complex projects continue to open. These projects are expected to include internationally recognized hotels and significant additional gaming space. Any opening of additional casinos and hotels is likely to result in a significant increase in the number of VIP gaming rooms, intensifying competition in Macau’s VIP gaming room gaming business and among VIP gaming promoters.

Macau Resources’ VIP gaming promoter’s VIP gaming room also faces current or prospective competition from casinos located elsewhere in Asia, such as Genting Highlands, a major gaming and resort destination located outside of Kuala Lampur, Malaysia, and casinos in the Philippines. Certain countries, including the Republic of Korea, Singapore, Malaysia, Vietnam and Cambodia, have already legalized casino gaming while others, such as Japan, Taiwan and Thailand, may legalize gaming in the future, which could further increase regional competition. Two recently-opened large-scale casinos in Singapore have added further competition in the region. Additional competition is provided from other major gaming centers located around the world, including Australia and Las Vegas, as well as from cruise ships in Asia (many based in Hong Kong) that offer gaming.

The profits assigned to Macau Resources by its VIP gaming promoter depend on the gaming promoter’s gaming volumes and revenues.

The profits to be assigned to Macau Resources by its VIP gaming promoter depends on the level of gaming and the win/loss rate at the Hung Lei VIP room. If Macau Resources’ VIP gaming promoter ceases to be committed to the gaming promotion business or ceases to be appointed as a VIP gaming promoter by the Galaxy Resort Hotel, the assigned revenue to Macau Resources will be negatively affected or eliminated.

Macau Resources’ VIP gaming promoter’s business is dependent upon relationships with third parties. He must maintain satisfactory relationships with those parties and the third parties, in turn, must maintain the relationships that are required for their businesses. These third parties include:

Casino Operators.  Macau Resources VIP gaming promoter is dependent upon the Galaxy Resort Hotel where he has operations. The concessionaires and sub-concessionaires that operate casinos are licensed by the government agencies having jurisdiction in the areas where they are located. The failure of a casino in which a VIP gaming promoter has operations, because of the failure of the casino operator to maintain its license or to continue in business due to financial failure or otherwise, would curtail or close the operation of the VIP gaming promoter in that casino, which could have a material adverse effect upon a promoter’s business.

Junket Agents and Collaborators.  Virtually all of Macau Resources’ VIP gaming promoter’s revenues are generated by gaming patrons introduced to the Hung Lei VIP room by junket agents and collaborators. The competition for services provided by junket agents and collaborators continues to increase. Macau Resources’ VIP gaming promoter anticipates that this competition will further intensify as additional casinos are developed and open in Macau in the near future. While the promoter believes that he currently maintains good relationships with his existing junket agents and collaborators, there can be no assurance that these good relationships will continue in the future. If he is unable to maintain, or develop additional, successful relationships with reputable junket agents and collaborators or lose a significant number of his junket agents and collaborators to competitors, the ability to maintain or grow revenues will be hampered and the promoter will have to seek alternative ways of developing relationships with VIP gaming patrons.

Junket agents and collaborators often provide credit for gaming patrons and the global financial crisis may have limited their financial resources. Therefore, the ability to offer credit to patrons may be affected, resulting in decreased gaming volume at the VIP gaming rooms. Further, credit already extended by the junket agents and collaborators to their gaming patrons may become increasingly difficult for them to collect. This inability to grant credit and collect amounts due can negatively affect the operations of the junket agents and collaborators at the VIP gaming rooms and, as a result, the operations of the VIP gaming promoter could also be adversely impacted.

Gaming Patrons.  If the junket agents and collaborators with whom Macau Resources VIP gaming promoter has relationships are unable to develop or maintain relationships with a sufficient number of VIP gaming patrons, the ability of the VIP gaming promoter to maintain or increase his revenues will be hampered.

Key Personnel.  Macau Resources’ VIP gaming promoter’s ability to maintain his competitive position is dependent to a large degree on the efforts, skills and continued service of key management and operating personnel. The loss of key management and operating personnel would likely have a material adverse effect on Macau Resources’ VIP gaming promoter’s business since it is the individuals who market the VIP gaming room that they promote to patrons. Therefore, if such persons, who are under no direct contractual obligation to continue performing such services for the VIP gaming promoter, were to no longer perform such services for any reason, the VIP room would generate significantly less gaming and could sustain a loss of profits. Macau Resources’ success will also depend upon its ability to attract, hire and retain qualified operating, marketing, financial and technical personnel in the future. Given the intense competition for qualified management personnel in the industry, there can be no assurance that Macau Resources’ VIP gaming promoter will be able to continue to hire or retain the required personnel.

Prior to the merger, IGPAC had no business operations and Macau Resources had not operated as a public company. Fulfilling obligations incident to continuing to be a public company will be expensive and time consuming and Macau Resources may not have adequate staff to do so, which could result in a material weakness in internal control over financial reporting in accordance with U.S. GAAP.

Prior to the merger, Macau Resources, as a private company, did not maintain a finance and accounting staff. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, Macau Resources is required to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require significant management time, place significant additional demands on its finance and accounting staff and on its financial, accounting and information systems, and increase its insurance, legal and financial compliance costs. Macau Resources will also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Macau Resources may be unable to accurately report its financial results or detect and prevent fraud and criminality.

Macau Resources expects that it will have to dedicate a significant amount of management, operational and financial resources to enhance and maintain its internal controls in the future. This will increase its administrative and other operating expenses. It cannot assure that it will be able to successfully enhance and maintain its internal controls, which may result in having a material weakness in internal controls over financial reporting. Any deficiency in internal controls could adversely affect management’s ability to monitor, evaluate and manage the business and operations, or lead to substantial business or operational risk or inaccurate financial reporting. Macau Resources is are also subject to the risk it may have a material weakness regarding its ability to prepare financial statements in accordance with U.S. GAAP.

Money Laundering and Corruption.  Macau Resources’ VIP gaming promoter has implemented anti-money laundering policies in compliance with all applicable laws and regulations in Macau. However, it cannot assure that such policies will be effective to prevent its VIP gaming room operations from being exploited for money laundering purposes. Any incidents of money laundering, accusations of money laundering or regulatory investigations into possible money laundering activities involving the promoter, Galaxy Casino, Galaxy’s employees, Macau Resources’ employees, its services providers, junket agents and collaborators or their gaming patrons could harm their reputation, relationship with Galaxy and the gaming regulators, business, cash flows, financial condition, prospects and results of operations. Any serious incident of money laundering or regulatory investigation into money laundering activities could also cause a revocation or suspension of Macau Resources’ VIP gaming promoter’s license and termination of the agreement with Galaxy Casino.

Counterfeiting and Cheating.  All gaming activities at the VIP gaming room table games are conducted exclusively with gaming chips which, like real currency, are subject to the risk of alteration and counterfeiting. Although the casino operators incorporate a variety of security and anti-counterfeit features to detect altered or counterfeit gaming chips, unauthorized parties may try to copy the gaming chips and introduce, use and cash in altered or counterfeit gaming chips in the gaming areas. Any negative publicity arising from such incidents could also tarnish Macau Resources’ VIP gaming promoter’s reputation and may result in a decline in business, financial condition and results of operation. Thus far, no counterfeit or altered chips have been detected in Macau Resources’ VIP gaming promoter’s VIP gaming room and no one associated with Macau Resources is aware of counterfeiting occurring in any Macau VIP gaming room.

Although the casino operators have in place surveillance and security systems designed to detect cheating at the casinos, those systems may not be able to detect all such cheating in time or at all. There is also a possibility that gaming patrons may seek to cheat at their VIP gaming room casino games, particularly if gaming patrons collude with the casino operator’s employees. In addition, junket agents or other persons could, without the promoter’s knowledge, enter into betting arrangements with their gaming patrons on the outcomes of their VIP gaming room games of chance, thus depriving the VIP room of revenues. Failure to discover such schemes in a timely manner could result in losses in VIP gaming room operations thereby reducing or eliminating the profits payable to the promoter and the revenue and profits of Macau Resources. In addition, negative publicity related to such schemes could harm Macau Resources’ VIP gaming promoter’s reputation, thereby adversely affecting their business, cash flow, financial condition, results of operations and prospects.

Integrity.  The reputation and integrity of the parties with whom Macau Resources’ VIP gaming promoter engages in business activities, in particular the junket agents and collaborators with whom he deals, are important to Macau Resources’ VIP gaming promoter’s own reputation and ability to continue to operate in compliance with his license and Macau gaming laws. While the promoter endeavors, through contractual protections and otherwise, to ensure that his junket agents and collaborators comply with the high standards of probity and integrity required by Macau gaming laws, Macau Resources’ VIP gaming promoter cannot assure that the junket agents and collaborators will always maintain these high standards. In addition, if Macau Resources’ VIP gaming promoter enters into a business relationship with a junket agent or collaborator whose probity was in doubt, this may be considered by regulators or investors to reflect negatively on Macau Resources’ VIP gaming promoter’s own probity. If any of the promoter’s junket agents or collaborators violates the Macau gaming laws, the Macau government may, in its discretion, take enforcement action against Macau Resources’ VIP gaming promoter, the junket agent, the collaborator or each concurrently and they may be sanctioned and their reputation harmed.

Macau Resources may require new or additional debt or equity financing to expand the business and fund future projects but may not be able to obtain such financing on satisfactory terms or at all.

Apart from equity financing, prior to the merger with IGPAC, the Hung Lei VIP Room has financed operations primarily through a line of credit with Galaxy Casino, borrowings from the owner and others as well as cash generated from operations. New or additional debt or equity financing in the future may be required to expand the business and fund future projects. The ability to obtain new or additional financing will depend on a variety of factors, many of which will be beyond Macau Resources’s control, including the financial performance of the Hung Lei VIP room, conditions of the U.S., Hong Kong, Macau and other capital markets in which Macau Resources may seek to raise funds, credit availability, interest rates, the conditions of the economy in general, other gaming companies that may also seek funding, and investors’ and lenders’ perceptions of, and demand for, debt and equity securities of gaming companies. As a result, Macau Resources cannot assure that the business will be able to access capital from external sources on satisfactory terms and conditions, or at all. If the business is unable to obtain new or additional financing, Macau Resources may not be able to expand its business as anticipated or to fund future projects, and its business, financial condition and results of operations could be materially and adversely affected.

Macau Resources is subject to junket agent and collaborator credit risk.

In order to attract the most desirable gaming patrons and retain the services of key junket agents and collaborators, Macau Resources’ VIP gaming promoter is currently extending credit to junket agents and collaborators, potentially exposing himself and, hence, Macau Resources to substantial collaborator and junket agent credit risk. Historically, there have been no defaults. Credit extended through junket agents and collaborators in Macau is typically unsecured and the collectability of receivables from junket agents and collaborators could be negatively affected by economic trends or conditions in the countries where they reside. Additionally, the promoter may not have access to a forum in which he will be able to collect receivables because, among other reasons, courts of many jurisdictions do not enforce gaming debts and he may encounter forums that will refuse to enforce such debts. The inability to collect gaming debts could have a significant negative impact on operating results. Although the promoter has guaranteed these extensions of credit, it is also possible that the promoter would be unable to honor his guarantee in a timely fashion or at all. While regulated gaming debts are generally enforceable in Macau, other jurisdictions may determine that direct or indirect enforcement of gaming debts is against public policy.

Extensions of credit to junket agents and collaborators may be made with limited information or credit analysis and are often based primarily on historical gaming chip purchases. The VIP gaming promoter’s limited operating history may put the promoter at a disadvantage compared to his competitors when evaluating credit risk. Any inability to collect receivables from junket agents and collaborators could have a material adverse impact on Macau Resources’ business, cash flows, financial condition, results of operations and prospects.

Local taxation may increase and current tax exemptions may not be extended.

Macau Resources benefits from the following:

•	Macau Resources’ VIP gaming promoters in Macau are not subject to Macau Complimentary Tax, because pursuant to the VIP room gaming promoter agreement with the casino operator, the gaming revenue is received net of taxes collected by the Macau government paid directly by the casino operator on a monthly basis. No provision for Macau Complimentary Tax has been made. As a VIP room gaming promoter, Macau Resources’ VIP gaming promoter is subject to a tax on the amount of non-negotiable chips played by their gaming patrons in the VIP gaming rooms (“rolling chip turnover”), which is referred to as a “rolling tax”. The rolling tax is deducted and paid by the casino operator on a monthly basis. The rate of rolling tax is 0.01% on the rolling chip turnover of the VIP gaming room and the rolling tax is deducted as a cost of revenues.

A loss of any of these exemptions or increases in tax rates or imposition of additional taxes will likely have a material adverse effect on Macau Resources’ earnings.

Gaming promoters are jointly liable for the activities of their employees and collaborators within the casino premises of concessionaires and sub-concessionaires and could be held responsible if such persons violated the law.

Gaming promoters are jointly liable for the activities of their employees and collaborators within the casino premises of concessionaires and sub-concessionaires and for their compliance with applicable laws and regulations. Failure by a gaming promoter to fulfill his major obligations under the Gaming Promoters Regulation may result in the following consequences:

•	the issue of a non-suitability report;
•	refusal to grant a new gaming promotion license or to renew an existing license;
•	upon notice by the concessionaire or sub-concessionaire to the Gaming Inspection and Coordination Bureau (“DICJ”), suspension of the gaming promotion activities of the gaming promoter; and
•	administrative liability arising out of violation of the Gaming Promoters Regulation without prejudice of contractual liability of the gaming promoter towards the concessionaire.

Probable weakening in economic and credit market conditions may adversely affect tourism and the profitability of Macau Resources’ VIP gaming promoter’s business.

There can be no assurance that the recent difficult financial conditions will improve or that government responses to these conditions will successfully address fundamental weakness in the markets, restore consumer confidence or increase market liquidity. Weakness in the global economy or in the economy of China, where a significant number of the gaming patrons reside and/or generate their income, may result in a reduction of the number of gaming patrons, including VIP gaming patrons, visiting the VIP gaming rooms or a reduction in the frequency of visits by these gaming patrons. In particular, the economies in China’s Guangdong province, where most visitors to Macau come from, are either export-driven or remain weak. Any reduction in demand for the gaming activities that Macau Resources’ VIP gaming promoter promote would reduce gaming revenues.

The level of visitor arrivals to Macau from China and elsewhere may decline or travel to Macau may be disrupted by natural disasters, outbreaks of disease, terrorist attacks, security alerts, military conflict, visa restrictions or other factors.

Macau’s subtropical climate and location on the South China Sea subject it to extreme weather conditions, including typhoons and heavy rainstorms. In 2011, there were five typhoons. Unfavorable weather conditions or other natural disasters such as earthquakes, tsunamis or major typhoons could severely disrupt transportation to Macau and prevent gaming patrons from traveling to Macau. Similarly, outbreaks of infectious diseases, such as the H1N1, terrorist attacks, security alerts or military conflicts could have a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. Any of these, or other factors such as riots or demonstrations, could have a negative impact on visitor arrivals to Macau from China and elsewhere.

Consolidation of junket agents in recent years has led to increased bargaining power of junket agents, which could reduce profits for VIP gaming promoters.

Over the past several years Macau has experienced a consolidation of junket agents. As a consequence, certain junket agents are recognizing enhanced leverage and bargaining power when negotiating terms with gaming promoters. Although there is some uncertainty as to whether such consolidation will become a trend in Macau, any consolidation in the market may provide junket agents with significant negotiating leverage, which could result in negative changes in their terms with the junket agents, including higher commissions, the loss of business to a competitor or the loss of Macau Resources’ VIP gaming promoter’s exclusive relationships with his junket agents. Hung Lei’s VIP gaming promoter understands that there have been recent instances of increased commission rates paid by other gaming promoters to junket agents in the Macau market. If commissions are increased, the profits derived from the Hung Lei VIP Room would be reduced and, therefore, the revenue and profits of Macau Resources would be reduced.

If Macau Resources becomes directly subject to the recent scrutiny involving U.S.-listed Chinese companies, it may have to expend significant resources to investigate and/or defend the matter, which could harm business operations, stock price and reputation and could result in a complete loss of investment.

Recently, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S. listed China-based companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations. If Macau Resources becomes the subject of any such scrutiny, whether any allegations are true or not, it may have to expend significant resources to investigate such allegations and/or defend the company. Such investigations or allegations will be costly and time- consuming and distract management from its business plan and could result in its reputation being harmed and its stock price could decline as a result of such allegations, regardless of the truthfulness of the allegations.

Risks Relating to the Gaming Industry in Macau

Gaming is a highly regulated industry in Macau and the gaming and licensing authorities may exercise significant control over Macau Resources’ VIP gaming promoter’s operations.

Gaming is a highly regulated industry in Macau. Macau Resources’ VIP gaming promoter’s operations are contingent upon maintaining all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations pursuant to Macau law.

In addition, casinos’ activities in Macau are subject to administrative review and approval by various agencies of the Macau government, including the DICJ, Health Department, Labor Bureau, Public Works Bureau, Fire Department, Financial Services Bureau (including the Tax Department), Macau Monetary Authority, Financial Intelligence Bureau and Macau Government Tourism Office. Macau Resources’ VIP gaming promoter cannot assure you that its casino operator and the promoter will be able to obtain all necessary approvals and licenses, and the their failure to do so may materially affect business and operations. Macau law permits redress to the courts with respect to administrative actions; such redress is, however, largely untested in relation to gaming regulatory issues.

Current laws, such as licensing requirements, tax rates and other regulatory obligations, could change or become more stringent, resulting in additional regulations being imposed upon the gaming operations or an increase in competition in the gaming industry. Any failure to comply with these regulations may result in the imposition of liabilities, fines and other penalties and may materially and adversely affect our gaming promotion license.

The Macau government recently announced its intention to raise the minimum age required for the entrance in casinos in Macau from 18 to 21. It was further announced that this measure, when adopted, would allow casino employees to maintain their positions while in the process of reaching the minimum required age. Nevertheless, if implemented, this could adversely affect our ability to engage sufficient staff for the operation of our projects. The Macau government also announced that the number of gaming tables operating in Macau should not exceed 5,500 by the end of 2012. The number of gaming tables operated in Macau was 5,498 at the end of June 2012; accordingly, this may adversely affect the future expansion of our business.

There is limited precedent interpreting and applying the laws of Macau and regulations concerning gaming. These laws and regulations are complex and a court or administrative or regulatory body may in the future render an interpretation of these laws and regulations or issue new or modified regulations that differ from Macau Resources’ VIP gaming promoter’s interpretation, which could have a material adverse effect on the business, financial condition and results of operations.

Conducting business in Macau involves certain economic and political risks.

Conducting business in Macau involves certain risks such as risks relating to changes in Macau’s and China’s political, economic and social conditions, changes in Macau governmental policies, changes in Macau laws or regulations or their interpretation, changes in exchange control regulations, potential restrictions on foreign investment and repatriation of capital, measures that may be introduced to control inflation, such as interest rate increases, and changes in the rates or method of taxation. In addition, Macau Resources’ VIP gaming promoter’s operations in Macau are exposed to the risk of changes in laws and policies that govern operations of Macau-based companies.

Agreements for concessions and sub-concessions to operate casinos in Macau are for specific periods of time and might not be renewed upon their expiration. Also, the Macau government has the right to unilaterally terminate the concession or sub-concessions in certain circumstances. Because the VIP gaming promoters derive their rights from agreements with the concessionaires and sub- concessionaires, a termination of a license of a concessionaire or sub-concessionaire to operate a casino will cause a termination of the VIP gaming promoter’s business at that casino.

The concession of Galaxy Casino expires on June 26, 2022, unless extended pursuant to certain provisions of Macau law. Upon expiration of this agreement, all gaming assets and equipment and ownership rights to the casino properties in Macau will revert to the Macau government without compensation to the casino. Moreover, beginning on December 26, 2017, the Macau government may exercise its right to redeem the concession or sub- concession agreements by providing the concessionaires or sub-concessionaires with at least one-year prior written notice. Macau Resources’ VIP gaming promoter’s cannot assure you that the Galaxy Casino will be able to renew or extend its concession agreement on terms favorable to it or at all. If the concession agreement is not renewed or extended upon its stated expiration date, or if the Macau government exercises its early redemption right, Macau Resources’ VIP gaming promoter will cease to generate any revenue.

The Macau government has the right to unilaterally terminate the concession or sub-concession agreements upon the occurrence of certain events of default. The concession and sub-concession agreements contain various general covenants and other provisions with which the concessionaires or sub-concessionaires are required to comply. These include the obligations to submit periodic information to the Macau government, operate casinos in a fair and honest manner and maintain certain levels of insurance. Failure to comply with the terms and conditions of the concession or sub-concession agreements in a manner satisfactory to the Macau government could ultimately result in the termination of the concession or sub-concession agreements. The occurrence of any event of default may, and any termination of the concession or sub-concession agreements will, cause all of the casinos, gaming assets and equipment and ownership rights to the casino properties in Macau to be automatically transferred to the Macau government. If this occurs, Macau Resources’ VIP gaming promoter will cease to generate any revenue from their operations.

Since May 2008, China has imposed government restrictions on Chinese citizens traveling from mainland China to Macau. If China or other countries impose additional government restrictions on travel, the number of visitors to Macau could decline.

Macau Resources’ VIP gaming promoter intends to take part in the promotion of additional VIP gaming rooms, based, in part, on his expectation of future visitor arrivals in Macau, particularly from China. In 2007, 2008, 2009, 2010 and 2011, tourists from mainland China accounted for approximately 55.0%, 50.6%, 50.5%, 53.0%, and 57.7%, respectively, of all visitors to Macau. If visitors from China and elsewhere fail to increase as anticipated or decrease further, Macau Resources’ VIP gaming promoter would not be as profitable as he currently is.

Since May 2008, the Chinese government has imposed restrictions on travel to Macau and may impose further restrictions in the future. In May and July 2008, the Chinese government readjusted its visa policy toward Macau and limited the number of visits that some mainland Chinese citizens may make to Macau in a given time period. In September 2008, it was publicly announced that mainland Chinese citizens with only a Hong Kong visa and not a Macau visa could no longer enter Macau from Hong Kong. In addition, in May 2009, China also began to restrict the operation of “below-cost” tour groups involving low up-front payments and compulsory shopping. Due to the popularity of these tours with mainland Chinese citizens, the number of visitors to Macau declined. Further restrictions on travel from China or other countries to Macau or any increase in prices of tours to Macau as a result of new regulations on travel agencies or otherwise may reduce the number of visitors to Macau.

Macau’s infrastructure may limit the development of its gaming industry.

According to data from the Gaming Inspection and Coordination Bureau of Macau, the year over year gaming revenue of Macau grew at 29% in 2003, 44% in 2004, 8% in 2005, 22% in 2006, 46% in 2007, 31% in 2008, 10% in 2009, 57% in 2010, and 42% in 2011. Accordingly, demands on the capacity of Macau’s transportation infrastructure have also increased. To improve Macau’s existing transportation infrastructure, the Macau government has announced a number of infrastructure projects to facilitate travel to and within Macau. These projects, which are in various stages of planning or development, include a further expansion of the Macau International Airport, construction of a light rail transit system, construction of two new tunnels linking the Macau peninsula and Taipa, construction of the Hong Kong-Zhuhai-Macau bridge and improved pedestrian walkways and border crossings. However, these projects may not be approved or completed in a timely fashion or at all and, if completed, may not be able to alleviate the growing transportation demand associated with the rapid expansion of Macau’s gaming industry and the related recent increase in visitor levels to Macau. If Macau fails to adequately address the growing transportation demand, transportation infrastructure problems could limit the number of visitors arriving in Macau, which, in turn, could have a material and adverse effect on Macau Resources’ VIP gaming promoters’ business, financial condition and results of operations.

Unfavorable changes in currency exchange rates may cause fluctuations in the value of Macau Resources VIP gaming promoters’ investment in Macau.

The vast majority of Macau Resources’ VIP gaming promoter’s revenues are expressed in Hong Kong dollars, and a portion of the revenues are denominated in Patacas, the Macau currency. The Hong Kong dollar is linked to the U.S. dollar and the exchange rate between these two currencies has remained relatively stable over the past several years. The Pataca, which is not a freely convertible currency, is linked to the Hong Kong dollar, and in many cases the two are used interchangeably in Macau. The exchange linkages of the Hong Kong dollar and Pataca, and the Hong Kong dollar and the U.S. dollar, are subject to potential changes due to, among other things, Chinese, Hong Kong and Macau governmental policies and international economic and political developments.

In the event of unfavorable Hong Kong dollar or Pataca exchange rate changes as against the U.S. dollar, Macau Resources or Macau Resources’ VIP gaming promoter’s obligations that are denominated in U.S. dollars would increase in Hong Kong dollar and/or Pataca terms. Also, depreciation of the Hong Kong dollar or Pataca in relation to the U.S. dollar could adversely affect Macau Resources’ VIP gaming promoter’s ability to service debt.

Risks Related to Business Structure and Securities

As a result of Macau Resources’ status as a foreign private issuer, the publicly disseminated information about us may be limited.

Following the completion of the merger, Macau Resources expects to continue to qualify as a foreign private issuer. In accordance with the rules applicable to foreign private issuers, it is exempt from certain requirements under the Securities and Exchange Act of 1934, as amended (“Exchange Act”) relating to the furnishing and content of information statements and certain periodic reports. As a result, the publicly disseminated information available to our shareholders and others may not be as extensive as would be required if we did not have such status.

Macau Resources is a holding company and its ability to pay dividends is dependent upon the earnings of Macau Resources VIP gaming promoters.

Macau Resources is a holding company incorporated under the laws of the British Virgin Islands. All of Macau Resources’ business operations are conducted through its VIP gaming promoter and it is entirely dependent upon the Hung Lei VIP room for all of its cash flow. Macau Resources ability to pay dividends is dependent upon the earnings of Macau Resources VIP gaming promoter and the distributions of profits to Macau Resources from the promoter’s assignment of the profits. The ability to make distributions to Macau Resources depends upon, among other things, the profits interest assigned to it. Macau Resources BVI legal advisors have confirmed that, there is currently no withholding tax for dividends in the BVI.

As Macau Resources operations are located outside of the United States, it will be subject to a variety of additional risks that may negatively impact its operations. In addition, the laws applicable to Macau Resources will likely govern all of material agreements and it may not be able to enforce its legal rights.

Because Macau Resources is a British Virgin Islands company that operates through a VIP gaming promoter in Macau, it is subject to special considerations or risks associated with companies operating outside of the United States, including some or all of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	challenges in collecting accounts receivable;
•	cultural and language differences; and
•	employment regulations.

If it is unable to adequately address these additional risks, its operations might suffer.

In addition, the laws of Macau will likely govern almost all of the material agreements relating to its operations. We cannot assure you that Macau Resources will be able to enforce any of its material agreements or that remedies will be available in such jurisdictions. The systems of laws and the enforcement of existing laws in such jurisdictions may not be as certain in implementation and interpretation as in the United States.

The inability to enforce or obtain a remedy under any of future agreements could result in a significant loss of business, business opportunities or capital. Also, substantially all of Macau Resources’ assets will be located outside of the United States and most of its officers and directors reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws.

Macau Resources’ shareholders will own approximately 94% of the issued and outstanding ordinary shares of the Company, giving them the ability to substantially control our operations.

In connection with the merger, 14,295,836 ordinary shares will be issued to the current Macau Resources shareholders, or approximately 94% of the issued and outstanding ordinary shares of the Company, giving them ability to substantially control operations. For example, such a block of securities effectively insures that the current Macau Resources shareholders have the ability to elect all directors.

The financial information of Macau Resources and Macau Resources’ VIP gaming promoter included in this information statement/prospectus is not necessarily indicative of future performance.

The financial information of Macau Resources and Macau Resources’ VIP gaming promoter included in this information statement/prospectus is not indicative of future financial results. The results of future periods are likely to be materially different as a result of:

•	the additional costs associated with being a public company; and
•	the pace of growth of Macau Resources and Macau Resources’ VIP gaming promoter’s business in the future, which is likely to differ from the historical growth reflected in their financial information.

Macau Resources may be classified as a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors who hold and/or dispose of Macau Resources stock.

Macau Resources does not believes it was a PFIC for its most recent fiscal year ended on or prior to the date of the merger, will not be a PFIC for its current fiscal year and will not be a PFIC for its taxable year that includes the day after the merger. However, there can be no assurances that unanticipated events will not cause Macau Resources shares to be or fail to be a PFIC or that any determination concerning Macau Resources’ current or expected PFIC status will not be challenged by the IRS. In general, Macau Resources will be treated as a PFIC for any taxable year in which either (1) at least 75% of its gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of its assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If Macau Resources is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section below captioned “Certain Material US Federal Income Tax Consequences”) of its shares, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. IGPAC shareholders who become U.S. Holders of Macau Resources shares are urged to consult their own tax advisors regarding the possible application of the PFIC rules.

The Macau government may decide that the practice of our promoter to issue credits to gaming patrons is in violation of the Gaming Credit Law.

Macau Law No. 5/2004, enacted on June 14, 2004 (the “Gaming Credit Law”) governs the granting of gaming credits in the MSAR, and forbids the assignment or transfer in any form of the power to grant gaming credits. For the past 20 years, it has been customary practice in Macau that casinos issue credits to VIP gaming promoters in the form of nonnegotiable chips that can only be used by patrons in that gaming promoter’s VIP gaming room. The chips may not be redeemed for cash or exchanged for negotiable chips or other goods or services. The VIP gaming promoters then issue such credits, or their own credits, to gaming patrons either directly or through junket agents and collaborators who in turn extend the credits to patrons.

The junket agents and collaborators act as a customer representative between the VIP gaming promoters and the patrons, and are representatives of the patrons. Therefore, the credits extended by VIP gaming promoters to junket agents and collaborators are actually credits issued to gaming patrons under the Gaming Credit Laws. However, if the Macau government in the future imposes a law governing agents in extending credits to gaming patrons, then we will be required to change our operations to comply with such law, which may result in a decrease in revenue.

Macau Resources’ business activities may require additional financing that might not be obtainable on acceptable terms, if at all, which could have a material adverse effect on its financial condition, liquidity and its ability to operate going forward.

Although there can be no assurance, Macau Resources’ management believes that based on Macau Resources’ current operating plans, it will have sufficient capital resources to finance its operational requirements through the next 12 months. If unforeseen events occur that would require additional funding, Macau Resources may need to raise additional capital or incur debt to fund its operations. Macau Resources would expect to seek such capital through sales of additional equity or debt securities and/or loans from financial institutions, but there can be no assurance that funds will be available to Macau Resources on acceptable terms, if at all, and any sales of additional securities will be dilutive to investors.

Failure to obtain financing or obtaining financing on unfavorable terms could result in a decrease in Macau Resources stock price and could have a material adverse effect on future operating prospects, or require Macau Resources to significantly reduce operations.

If the merger’s benefits do not meet the expectations of financial or industry analysts, the market price for Macau Resource’ securities may decline.

The market price of Macau Resources’ securities may decline as a result of the transactions if:

•	Macau Resources does not achieve the perceived benefits of the merger as rapidly as, or to the extent anticipated by, financial or industry analysts; or
•	The effect of the transactions on Macau Resources’ financial results is not consistent with the expectations of financial or industry analysts.

Failure to complete the merger could negatively impact the market price of IGPAC securities.

If the merger is not completed for any reason, IGPAC and its stockholders may be subject to a number of material risks, including:

•	The market price of IGPAC common stock may decline to the extent that the current market price of its common stock reflects a market assumption that the merger will be consummated;
•	IGPAC’s outstanding warrants may decline in value or become worthless; and
•	Costs related to the transactions, such as legal and accounting fees, must be paid even if the transactions are not completed.

Risks Relating to Macau Resources Securities

Macau Resources has not had operations, and Macau Resources has not operated as a public company. Fulfilling the obligations incident to being a public company after completing the transactions will be expensive and time consuming.

Long Jin Chung, the promoter, has not possessed until recently, internal finance and accounting support and Macau Resources is recently formed with no operations until the merger. There is no internal audit group. Although Macau Resources (through IGPAC) has maintained disclosure controls and procedures and internal control over financial reporting as required under the federal securities laws with respect to its very limited activities, Macau Resources has not been required to maintain and establish such disclosure controls and procedures and internal control as will be required with respect to business. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, Macau Resources will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require significant management time, place significant additional demands on Macau Resources’ finance and accounting staff and on Macau Resources’ financial, accounting and information systems, and increase its insurance, legal and financial compliance costs. Macau Resources may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Section 404 of the Sarbanes-Oxley Act of 2002 will require Macau Resources to document and test its internal controls over financial reporting for fiscal 2012 and beyond. Any delays or difficulty in satisfying these requirements could adversely affect its future results of operations and its stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 will require Macau Resources to document and test the effectiveness of its internal controls over financial reporting in accordance with an established internal control framework and to report on its conclusion as to the effectiveness of its internal controls. It may cost Macau Resources more than it expects to comply with these control- and procedure-related requirements.

Macau Resources may discover in the future areas of its internal controls that need improvement, particularly with respect to Macau Resources or other businesses that it may acquire in the future. Macau Resources cannot be certain that any remedial measures it takes will ensure that it implements and maintains adequate internal controls over its financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm Macau Resources operating results or cause it to fail to meet its reporting obligations. If Macau Resources is unable to conclude that it has effective internal controls over financial reporting, or if its independent auditors are unable to provide it with an unqualified report regarding the effectiveness of its internal controls (if required) over financial reporting as required by Section 404, investors could lose confidence in the reliability of its financial statements, which could result in a decrease in the value of Macau Resources common stock. Failure to comply with Section 404 could potentially subject Macau Resources to sanctions or investigations by the SEC or other regulatory authorities.

The market price for Macau Resources ordinary shares may be highly volatile as a result of, among other things, factors affecting the industry.

The market price of Macau Resources’ ordinary shares may be highly volatile. Factors such as Macau Resources’ operating results, announcements by it or its competitors and various factors affecting the Macau gaming industry may have a significant impact on the market price of its ordinary shares.

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

This information statement/prospectus contain forward-looking statements within the meaning of Section 21E of the Exchange Act. In addition, the information statement contained in this document contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Macau Resources, as well as other statements identified by the use of forward-looking terminology, including “anticipate”, “believe”, “plan”, “estimate”, “expect”, “goal” and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the best judgment of the management of Macau Resources. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this information statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	the ability of Macau Resources to complete the merger;
•	the success of the business of Macau Resources after the completion of the merger;
•	the anticipated benefits of merger with Macau Resources;
•	the ability of Macau Resources to implement its business strategies;
•	the ability to obtain additional financing in the future and react to competitive changes;
•	Macau Resources will be subject to intense competition;
•	currency movements and other risks of conducting business internationally; and
•	interest rate risks.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this information statement/prospectus or the date of any document incorporated by reference. Neither IGPAC or Macau Resources undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this information statement/prospectus or any document incorporated by reference might not occur.

THE PARTIES TO THE TRANSACTIONS

Israel Growth Partners Acquisition Corp.

4808 Moorland Lane
Suite 109
Bethesda, MD 20814
Telephone: (301) 502-8602

IGPAC was formed on August 1, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a then-unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which IGPAC’s management believes would benefit from establishing operations or facilities in Israel. On July 18, 2006, IGPAC completed its initial public offering of 500,000 Series A Units and 4,600,000 Series B Units. IGPAC has neither engaged in any operations, nor generated any revenues, nor incurred any debt or expenses other than in connection with its initial public offering and, thereafter, expenses related to identifying and pursuing acquisitions of targets and expenses related to liquidating its trust fund for the benefit of its Class B common stockholders and reconstituting the Company as an ongoing business corporation.

Macau Resources Group Limited

Galaxy Resort Hotel
Galaxy Macau
COTAI, Macau
Telephone: (+853) 28828668

Macau Resources is a British Virgin Islands company incorporated as a business company with limited liability on October 2011 to receive the promoter’s share of the profits which are derived from the operation of the Hung Lei VIP room in the Galaxy Resort Hotel in Macau.

THE MERGER

General

The discussion in this information statement/prospectus of the merger is subject to and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this information statement/prospectus and is incorporated into this information statement/prospectus by reference. In addition, for more information regarding the terms of the merger agreement and the other agreements to take effect at the completion of the merger, see “The Merger Agreement,” beginning on page 35 of this information statement/prospectus.

Description of the transactions

Under the terms of the merger agreement, IGPAC will merge with and into Macau Resources. In the merger, IGPAC stockholders will receive, for each share of IGPAC common stock that they hold, one-twentieth of a Macau Resources ordinary share. We expect that the Macau Resources ordinary shares will be quoted on the Over-the-Counter bulletin board following the consummation of the merger, and Macau Resources will remain subject to U.S. Securities and Exchange Commission reporting requirements. However, there is no guarantee that Macau Resources’ ordinary shares will be eligible for quotation on the Over-the-Counter bulletin board following the consummation of the merger. In addition, Macau Resources is a foreign private issuer. As such, we will be subject to reduced reporting obligations following the consummation of the merger.

Under the merger agreement, subject to the satisfaction or waiver of certain conditions, the current shareholders of Macau Resources will hold a total of 14,295,836 ordinary shares of Macau Resources, representing approximately 94% of the total number of issued and outstanding shares of Macau Resources. Current stockholders of IGPAC will own approximately 6% of the total number of issued and outstanding shares of Macau Resources upon the closing of the merger. After the closing of the merger, the securities of Macau Resources are expected to be eligible for quotation on the Over-the-Counter bulletin board.

Background of the Merger

The terms of the merger agreement are the result of arm’s-length negotiations between representatives of IGPAC and Macau Resources. The following is a brief discussion of the background of these negotiations, the transactions and related transactions.

IGPAC was formed on August 1, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which our management believes would benefit from establishing operations or facilities in Israel. On July 18, 2006, IGPAC completed its initial public offering of 500,000 Series A Units and 4,600,000 Series B Units. It has neither engaged in any operations, nor generated any revenues, nor incurred any debt or expenses other than in connection with its initial public offering and, thereafter, expenses related to identifying and pursuing acquisitions of targets and expenses related to liquidating the trust fund for the benefit of its Class B common stockholders and reconstituting the Company as an ongoing business corporation.

At a special meeting of IGPAC’s stockholders held on February 16, 2009, its stockholders approved a proposal to distribute our trust fund for the benefit of the Class B common stockholders, without the requirement that IGPAC dissolve and liquidate. As a result of the stockholder vote, IGPAC filed an amendment to its certificate of incorporation that resulted in the cancellation of all shares of its Class B common stock and the conversion of those shares into the right to receive a pro rata share of the trust fund distribution. Thereafter, its Class B common stock and Series B Units ceased to be quoted on the Over-The-Counter bulletin board and ceased to traded or be tradable, and the trust fund was distributed to the holders of Class B common stock.

At a continuation of the special stockholder meeting held on February 17, 2009, IGPAC’s stockholders (then consisting only of holders of common stock) approved proposals to amend and restate IGPAC’s certificate of incorporation to (i) remove certain blank check company-related restrictions, including provisions which required it to dissolve following the distribution of the trust fund and provisions authorizing the Class B common stock, and (ii) increase the authorized shares of common stock from 40,000,000 shares to

80,000,000 shares. As a result of this stockholder vote, IGPAC filed an amended and restated certificate of incorporation, which allowed it to continue our corporate existence following the distribution of the trust fund.

Following the special stockholders meeting, Moorland Partners acquired the stock then held by the largest stockholder in IGPAC. The objective of Moorland Partners was to identify an operating company that desired to merge with IGPAC as a means of becoming a public company, thereby enabling all the stockholders of IGPAC to potentially achieve some value for their shares. Moorland Partners made it known in various circles of its objective hopefully to have opportunities presented to it.

In April 2011, James Preissler, a financial advisor, met with Cheok Va Lam, who is associated with the Hung Lei VIP room and its promoter. Mr. Lam had indicated that he and his associates were interested in taking their business operation public and having the business’ shares traded in the United States. One possibility they mentioned was identifying a shell corporation to achieve the objective.

Two months later, Mr. Lam met again with Mr. Preissler to continue their discussions. Around the same time, Mr. Preissler, who knew the principals of Moorland Partners, became aware they were looking for an operating company with which to combine IGPAC. Mr. Preissler presented the Hung Lei VIP room opportunity to the principals and they indicated their willingness to proceed. Thereafter, the capitalization and financial statements were provided to Mr. Lam who indicated his desire to proceed with discussions.

Mr. Preissler then proposed a post transaction capitalization in which IGPAC stockholders would retain approximately six percent of the outstanding shares. This capitalization was accepted in principle and the parties agreed to proceed with the transaction.

Our Reasons for the Merger

Our sole director has concluded that the merger with Macau Resources is in the best interests of IGPAC’s stockholders. Our sole director considered a wide variety of factors in connection with its evaluation of Macau Resources. In light of the complexity of those factors, our sole director did not consider it practicable to, nor did he attempt to, quantify or otherwise assign relative weights to the specific factors he considered in reaching his decision. In its analysis of Macau Resources, our sole director gave considerable weight to the following factors:

•	The gaming market in Macau was experiencing growth and there appeared opportunities for the expansion of the business, not only for other VIP rooms but in other respects.
•	The Hung Lei VIP room had recently opened and had no liabilities, complexities or restrictions that would impair the ability of its promoter and his associates to expand the business.
•	Mr. Preissler, who is respected by the sole director, has a deep understanding of the Macau gaming market, in part from prior transactions, and his recommendation to IGPAC to undertake the merger carried some weight, especially since Mr. Preissler was going to obtain an equity stake and continue in an advisory role.
•	The sole director was assured of the credibility of the Hung Lei VIP room principals (which was later confirmed through personal meetings).
•	The sole director was advised that the financial statements of Hung Lei would be audited by a credible U.S. accounting firm that was knowledgeable in the operations of VIP rooms.
•	The sole director found the proposed equity split fair and reasonable.

Our sole director was also influenced by the fact that no financial advisory or other intermediary fees would be incurred at the expense of any of the non-affiliated IGPAC stockholders. IGPAC’s principal stockholder, Moorland Partners, in which the sole director is a 50% member, has agreed to sell to Mr. Preissler 286,415 IGPAC shares (14,328 Macau Resources shares post merger) at a price of $.001 for his efforts in connection with facilitating the merger.

Recommendation of our Sole Director

Based on its consideration of the foregoing factors, our sole director has determined that the merger agreement and are fair to and in the best interests of the IGPAC stockholders and has approved, adopted and declared advisable the merger.

Accounting Treatment

The merger will be accounted for as a reverse acquisition, equivalent to a recapitalization, through the issuance of stock by Macau Resources for the net monetary assets of IGPAC. The net monetary assets of IGPAC will be recorded as of the merger date at their respective historical costs, which is considered to be the equivalent of fair value. No goodwill or intangible assets will be recorded as a result of the merger.

Regulatory Matters

The business combination is not subject to the Hart-Scott-Rodino Act or any federal or state regulatory requirement or approval, except for filings necessary to effectuate the merger in the state of Delaware and in the British Virgin Islands.

Certain Material US Federal Income Tax Consequences

The following discussion is a summary of the anticipated material U.S. federal income tax consequences generally applicable to U.S. Holders (as defined below) arising from and relating to (a) the merger of IGPAC with and into Macau Resources, and the resulting exchange of IGPAC shares for Macau Resources shares pursuant to the merger, and (b) the consequent ownership and disposition of Macau Resources shares received pursuant to the merger.

This summary is based on certain assumptions and is subject to the limitations and qualifications set forth in this summary. These statements contained herein are made as of the date of this information statement/prospectus. The assumptions on which the summary is based include that there are no changes in existing facts and law, that the merger is completed in accordance with the terms and conditions of the Merger Agreement and in the manner described in this information statement/prospectus. If any of these assumptions are not correct, the summary cannot be relied upon and the U.S. federal income tax consequences to U.S. Holders of the merger and the disposition of Macau Resources shares received pursuant to the merger could differ significantly and adversely from those described in this summary. Moreover, this summary of U.S. tax counsel is not binding on the IRS or the U.S. courts, and no assurance can be provided that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged. Neither IGPAC nor Macau Resources has requested or will seek a ruling from the IRS or an opinion of U.S. legal counsel regarding any of the U.S. federal income tax consequences of the merger or the ownership and disposition of Macau Resources shares received pursuant to the merger.

This summary is limited to IGPAC shareholders who are U.S. Holders. For purposes of this summary, a “U.S. Holder” is a beneficial owner of IGPAC shares (or, following the completion of the merger, a beneficial owner of Macau Resources shares) who holds such shares as capital assets, and that, for U.S. federal income tax purposes, is a “United States person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this summary, a “United States person” is: (i) a citizen or individual resident of the United States, (ii) a corporation or other entity taxable as a corporation that is created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) any trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of the U.S. Holder’s particular circumstances, or to U.S. brokers and dealers or traders in securities or currencies, insurance companies, persons holding stock as part of a straddle, hedge, conversion transaction or other integrated investment, or U.S. Holders that may be subject to special treatment under the Code (including, without limitation, certain financial institutions, real estate investment trusts, tax-exempt organizations, qualified retirement plans, individual retirement accounts, regulated investment companies, insurance companies, persons whose functional currency is not the United States dollar, persons who may have acquired their IGPAC shares (or who will acquire Macau Resources shares) through the exercise of employee stock options or otherwise as compensation and U.S. expatriates). This summary also does not address the U.S. federal income tax treatment of U.S. Holders that hold their IGPAC shares (or will hold Macau Resources shares) through a partnership or other pass-through entity, persons subject to the alternative minimum tax, and persons who own their IGPAC shares (or will own Macau Resources shares) other than as a capital asset as defined in the Code. This summary does not address U.S. Holders that (following the merger) will own, directly or by attribution, 5% or more, by voting power or value, of the outstanding equity interests of Macau Resources. This summary does not address aspects of U.S. taxation other than U.S. federal income taxation, nor does it address any aspects of state, local or foreign tax law.

This summary does not address the U.S. federal income tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger).

This discussion is based on the Code, existing, temporary and currently proposed regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Neither IGPAC nor Macau Resources has requested any ruling from the IRS with respect to the statements made and the conclusions reached in this summary. No assurance can be given that the IRS will agree with such statements and conclusions, or will not take, or a court will not adopt, a position contrary to any position taken herein.

EACH U.S. HOLDER IS URGED TO CONSULT WITH ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE MERGER, AND THE CONSEQUENT OWNERSHIP AND DISPOSITION OF MACAU RESOURCES SHARES INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS UNDER TREASURY CIRCULAR 230, WE INFORM YOU THAT (1) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES CONTAINED IN THIS INFORMATION CIRCULAR (INCLUDING ANY ATTACHMENTS), WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE, (2) SUCH DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE MERGER OR MATTERS ADDRESSED BY THIS INFORMATION STATEMENT AND (3) EACH U.S. HOLDER SHOULD SEEK ADVICE BASED UPON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Merger

The merger is comprised of an exchange of IGPAC shares for Macau Resources shares pursuant to the merger of IGPAC with and into Macau Resources. This summary assumes that the merger will be treated for U.S. federal income tax purposes as if the assets and liabilities of IGPAC were transferred to Macau Resources as a matter of law, Macau Resources is considered the corporation that survives the merger and that IGPAC ceased its separate legal existence. Although the matter is not free from doubt, based on currently available information, and assuming that the merger is consummated in the manner described in the Merger Agreement, IGPAC believes that the merger should qualify as a reorganization under Section 368(a)(1) of the Code.

The determination of whether the merger will qualify as a reorganization depends on the resolution of complex issues and facts, some of which will not be known until the closing of the transaction. In addition, since the merger will be effected pursuant to applicable provisions of the non-U.S. law that are not identical to analogous provisions of the U.S. corporate law, there can be no assurance that the IRS or a U.S. court would not take a contrary view of the merger. No opinion of legal counsel and no ruling from the IRS concerning the U.S. federal income tax consequences of the merger has been obtained and none will be requested.

Tax Consequences to U.S. Holders if Merger Qualifies as a Reorganization

If the merger qualifies as a reorganization, then, subject to the assumptions, limitations and qualifications referred to herein, the merger should result in the following U.S. federal income tax consequences to U.S. Holders of IGPAC Shares:

•	a U.S. Holder of IGPAC shares who exchanges IGPAC shares for Macau Resources shares will not recognize gain or loss on the exchange of its IGPAC shares for Macau Resources shares;
•	the aggregate tax basis of Macau Resources shares received by a U.S. Holder in the merger will be equal to the aggregate tax basis of IGPAC shares surrendered in exchange therefor; and
•	the holding period of Macau Resources shares received by a U.S. Holder will include the holding period of the IGPAC shares surrendered in exchange therefor.

Assuming the merger qualifies as a reorganization, the merger (and U.S. Holders) is nonetheless subject to the requirements of Section 367 of the Code. Pursuant to Section 367 of the Code and the Treasury Regulations thereunder, a U.S. Holder of IGPAC shares who owns, immediately after the merger, Macau Resources shares representing five percent (5%) or more of the total voting power or total value of all of the outstanding stock of Macau Resources would be required to enter into a gain recognition agreement in order to preserve reorganization treatment.

Information Reporting

If the merger qualifies as a reorganization, U.S. Holders that exchange IGPAC shares for Macau Resources shares pursuant to the merger and that are “significant holders” within the meaning of U.S. Treasury Regulation Section 1.368-3(c) are required to report certain information to the IRS on their U.S. federal income tax returns for the taxable year in which the merger occurs and all such U.S. Holders must retain certain records related to the merger. Each U.S. Holder should consult its own tax advisor regarding its information reporting and record retention responsibilities in connection with the merger.

Consequences of Failure of the Merger to Qualify as a Reorganization

If the merger fails to qualify as a reorganization, the merger would constitute a taxable disposition of IGPAC shares by U.S. Holders and would result in the following U.S. federal income tax consequences:

•	a U.S. Holder of IGPAC shares would recognize gain or loss equal to the difference between (i) the sum of fair market value of Macau Resources shares at the time of receipt by such U.S. Holder and (ii) the U.S. Holder’s adjusted tax basis in the IGPAC shares surrendered in the merger;
•	the aggregate tax basis of Macau Resources shares received by a U.S. Holder of IGPAC shares in the merger would be equal to the aggregate fair market value of Macau Resources shares at the time of receipt; and
•	the holding period of Macau Resources shares received by a U.S. Holder in the merger would begin on the day after receipt.

Any gain or loss recognized by a U.S. Holder generally will be capital gain or loss if the IGPAC shares were held as capital assets at the time of the merger and will be long-term capital gain or loss if the U.S. Holder’s holding period for the IGPAC shares is more than one year at the time of the merger. Preferential tax rates for long-term capital gains are applicable to a U.S. Holder that is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains for a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations.

Taxation of Corporate Distributions

For U.S. federal income tax purposes, the gross amount of any future dividends paid with respect to Macau Resources shares out of current or accumulated earnings and profit (“E&P”) to a U.S. Holder generally will be treated as foreign source ordinary income to such holder. U.S. corporations that hold Macau Resources shares will not be entitled to the dividends received deduction available for dividends received from U.S. corporations. Individuals that hold Macau Resources shares will not be entitled to the reduced 15% rate of federal income tax generally applicable to dividends, as the British Virgin Islands and the United States have not entered into a double tax treaty. To the extent a distribution exceeds E&P, it will be treated first as a return of capital to the extent of the basis of the U.S. Holder, and then as gain from the sale of a capital asset.

Taxation on the Disposition of Macau Resources Shares

Upon a sale or other taxable disposition of Macau Resources shares, and subject to the PFIC rules discussed below, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the shares.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2013 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the shares exceeds one year. The deductibility of capital losses is subject to various limitations.

PFIC Rules

Definition of a PFIC

Section 1297 of the Code generally defines a PFIC as a corporation that is not formed in the U.S. and, for any taxable year, either (i) 75% or more of its gross income is “passive income” or (ii) the average percentage, by fair market value (or, if the corporation is not publicly traded and either is a controlled foreign corporation (“CFC”) or makes an election, by adjusted tax basis), of its assets that produce or are held for the production of “passive income” is 50% or more. For this purpose, the term “passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. However, gains resulting from commodities transactions are generally excluded from the definition of passive income if (i) the gains arise from the sale of the commodity in the active conduct of a commodities business by a non-U.S. corporation and (ii) substantially all of the non-U.S. corporation's commodities are comprised of stock in trade and inventory, real and depreciable property used in its trade or business, and supplies of a type normally consumed in the course of its business.

For purposes of the PFIC income test and assets test, if a foreign corporation owns (directly or indirectly) at least 25% by value of the stock of another corporation, such foreign corporation shall be treated as if it (i) held a proportionate share of the assets of such other corporation, and (ii) received directly its proportionate share of the income of such other corporation. Also, for purposes of such PFIC tests, passive income does not include any interest, dividends, rents or royalties that are received or accrued from a “related” person to the extent such amount is properly allocable to the income of such related person which is not passive income. For these purposes, a person is related with respect to a foreign corporation if such person “controls” the foreign corporation or is controlled by the foreign corporation or by the same persons that control the foreign corporation. For these purposes, “control” means ownership, directly or indirectly, of stock possessing more than 50% of the total voting power of all classes of stock entitled to vote or of the total value of stock of a corporation.

PFIC Status of Macau Resources

Macau Resources does not believes it was a PFIC for its most recent fiscal year ended on or prior to the date of the merger, will not be a PFIC for its current fiscal year and will not be a PFIC for its taxable year that includes the day after the merger. However, there can be no assurances that unanticipated events will not cause Macau Resources shares to be or fail to be a PFIC or that any determination concerning Macau Resources’ current or expected PFIC status will not be challenged by the IRS. See discussion under “Impact of PFIC Rules on Certain U.S. Holders” below.

Impact of PFIC Rules on Certain U.S. Holders

If a foreign corporation is a PFIC at any time during a U.S. Holder’s holding period (and was not a qualified electing fund, as discussed herein), the U.S. Holder will generally continue to be subject to the rules regarding excess distributions and dispositions of PFIC stock discussed below (see discussion under “Treatment of Non-Electing Shareholders”), even if the foreign corporation ceases to be a PFIC, unless certain gain recognition elections are made to “purge” the PFIC taint.

Generally, a U.S. person that holds shares of a PFIC is taxed at ordinary income tax rates on any gain realized on the sale or exchange of the shares and on any “excess distributions” received. Excess distributions are amounts received by a U.S. person with respect to its shares in any taxable year that exceed 125% of the average distributions received by the U.S. person in the shorter of either the three previous years or the U.S.

person's holding period for the shares before the current taxable year. Gain and excess distributions are allocated ratably to each day that the U.S. person held shares. Amounts allocated to the current taxable year and to years before the non-U.S. corporation became a PFIC are treated as ordinary income. In addition, amounts allocated to each taxable year beginning with the year the non-U.S. corporation first became a PFIC are taxed at the highest rate in effect for that year on ordinary income and the tax is subject to an interest charge at the rate applicable to underpayments of income tax.

The impact of the PFIC rules on a U.S. Holder depends on whether the U.S. Holder has made a timely and effective election to treat the PFIC as a “qualified electing fund” (“QEF”) under Section 1295 of the Code for the tax year that is the first year in the U.S. Holder’s holding period of the PFIC shares (a “QEF Election”). A U.S. Holder’s ability to make a QEF Election with respect to a PFIC is contingent upon, among other things, the provision by the PFIC of a “PFIC Annual Information Statement” to such U.S. Holder. The impact of the PFIC rules on a U.S. Holder may also depend on whether the U.S. Holder has made a mark to market election under Section 1296 of the Code. A U.S. Holder of a PFIC who made a timely and effective QEF Election or a mark-to-market election may hereinafter be referred to as an “Electing Shareholder” and a U.S. Holder of a PFIC who did not make a QEF Election or a mark-to-market election may hereinafter be referred to as a “Non-Electing Shareholder.”

If a U.S. Holder has not made a timely and effective QEF Election with respect to the first year in the U.S. Holder’s holding period in which the foreign corporation is a PFIC, such U.S. Holder generally may qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF Election and a “deemed sale election” to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its stock for fair market value on the “qualification date.” The qualification date is the first day of a PFIC’s tax year in which the corporation was a QEF with respect to such U.S. Holder. The deemed sale election can only be made if such U.S. Holder held the PFIC shares on the qualification date. By timely making such QEF and deemed sale elections, the U.S. Holder will be deemed to have made a timely QEF Election.

PFIC Information Reporting

Proposed Treasury Regulations provide that U.S. Holders must report certain information about PFIC stock holdings to the IRS on Form 8621 with their U.S. federal income tax return. U.S. Holders are urged to consult with their own tax advisors concerning such reporting requirements.

Information Reporting Requirements and Backup Withholding Tax

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, recently enacted legislation generally imposes new U.S. return disclosure obligations (and related penalties) on U.S. Holders that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their Macau Resources shares are held in an account at a domestic financial institution. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns.

Unless a U.S. Holder is a corporation or other exempt recipient, payments to certain U.S. Holders of dividends made on Macau Resources shares, or the proceeds of the future sale or other disposition of the Macau Resources shares that are made within the United States or through certain United States related financial intermediaries, may be subject to information reporting and U.S. federal backup withholding tax at the rate of twenty-eight percent (28%) (subject to periodic adjustment) if the U.S. Holder fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against the U.S. Holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY SHAREHOLDER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

Macau Resources Memorandum and Articles of Association

IGPAC stockholders who receive Macau Resources ordinary shares in the merger will become Macau Resources shareholders and their rights as shareholders will be governed by the memorandum and articles of association of Macau Resources (as set forth in Annex C to this information statement/prospectus, respectively) and the laws of the British Virgin Islands. For a description of the securities of Macau Resources and information on certain differences between the memorandum and articles of association of Macau Resources and the certificate of incorporation and bylaws of IGPAC, see “Comparison of Rights of IGPAC Stockholders and Macau Resources Shareholders” beginning on page 38 of this information statement/prospectus.

Appraisal Rights

If the merger is completed, the IGPAC stockholders (other than the principal stockholder) have the right to demand in cash the fair value of their IGPAC shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of taking the surviving corporation’s ordinary shares. Holders of options or warrants to purchase IGPAC common stock do not have any appraisal rights.

IGPAC common stock will not be converted into surviving corporation ordinary shares if the holder of the shares validly exercises and perfects statutory appraisal rights with respect to the shares. When and if the holder of those shares withdraws the demand for appraisal or otherwise becomes ineligible to exercise appraisal rights, the shares will automatically convert into shares of the surviving corporation’s ordinary shares on the same basis as the other shares that convert in the merger.

To perfect the appraisal right, stockholders mail or deliver a written demand for appraisal within 20 days following the mailing date of this information statement/prospectus. The written demand should be delivered by mail or fax to:

Israel Growth Partners Acquisition Corp.
4808 Moorland Lane
Suite 109
Bethesda, MD 20814
Attn: Craig Samuels, Chief Executive Officer and President
Telephone: (301) 502-8602

A written demand for appraisal of the IGPAC shares is only effective if it reasonably informs IGPAC of the identity of the stockholder and that the stockholder demands appraisal of his, her or its shares. Accordingly, the written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of IGPAC stock owned and that the stockholder is thereby demanding appraisal.

A dissenting stockholder who is the record owner, such as a broker, of IGPAC stock as a nominee for others, may exercise a right of appraisal with respect to the common stock held for one or more beneficial owners, while not exercising such right for other beneficial owners. In that case, the record stockholder should specify in the written demand the number of shares as to which the stockholder wishes to demand appraisal. If the written demand does not expressly specify the number of shares, IGPAC will assume that the written demand covers all the shares of IGPAC common stock that are in the nominee's name.

It is important that IGPAC receive all written demands promptly as provided above. Failure to comply with any of these conditions will result in the stockholder only being entitled to receiving the shares of Macau Resources in the merger.

Dissenters must continuously hold their shares of IGPAC common stock from the date they make the demand for appraisal through the closing of the merger. Record holders of IGPAC common stock who make the appraisal demand, but subsequently sell their shares of common stock prior to the merger will lose any right to appraisal in respect of the sold shares.

Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding that the Chancery Court determine the fair value of the shares of stock held by all the stockholders who are entitled to appraisal rights. Neither IGPAC nor the surviving corporation has any intention at this time of filing this petition. Because the surviving corporation has no obligation to file this petition, if no dissenting stockholder files this petition within 120 days after the closing, the dissenting stockholder may lose its rights of appraisal.

A dissenting stockholder who no longer wishes to exercise appraisal rights must withdraw the holder's demand for appraisal rights within 60 days after the effective date of the merger. A stockholder also may withdraw a demand for appraisal after 60 days after the effective date of the merger, but only with the written consent of the surviving corporation. If a stockholder effectively withdraws a demand for appraisal rights, the stockholder will receive the merger consideration provided in the merger.

If the stockholder is in compliance with the demand requirements, its is entitled to receive from the surviving corporation a statement setting for the aggregate number of shares for which appraisal has been demanded and the aggregate number of stockholders making the demand. To obtain this statement, the stockholder must make a written demand to the surviving corporation within 120 days after the effective date of the merger. The surviving corporation must make the statement before the later of (i) the 10th day after receiving such request or (ii) the 10th day after the period win which demand for appraisal rights must be made has expired.

If a Chancery Court proceeding is commenced by a dissenting stockholder, the surviving corporation has 20 days to provide the court with the names of dissenting stockholders with which it has not settled a claim for appraisal. The court may then send notice of a hearing to all the stockholders demanding appraisal rights, and then conduct a hearing to determine whether the stockholders have fully complied with Section 262 and their entitlement to the appraisal rights under that section. The court may require deposit of the stock certificates of dissenting stockholders with the court. A dissenting stockholder who does not follow this requirement may be dismissed from the proceeding.

The Chancery Court will determine the value of the shares. To determine the fair value, the court will consider all relevant factors, and will exclude any appreciation or depreciation due to the anticipation or accomplishment of the merger. Basically the value for appraisal will be the value of IGPAC on the date immediately prior to signing of the stock merger agreement. Whether or not an investment banking firm has determined that the merger is fair is not an opinion that the merger consideration is fair value under Section 262. Upon determination of the value, the surviving corporation will be ordered to pay that value, together with simple or compound interest as the court directs. IGPAC believes that after the merger, there will be sufficient funds to pay appraisal rights because Macau Resources has operating cash flow. To receive payment, the dissenting stockholders must surrender their stock certificates to the surviving corporation.

The costs of the appraisal proceeding may be assessed against the surviving corporation and the stockholders as the court determines.

Listing of Macau Resources Securities

The securities of Macau Resources are not currently traded or quoted on a stock exchange or quotation system. After the closing of the transactions, we expect that the securities of Macau Resources will be quoted on the Over-the-Counter Bulletin Board and remain subject to U.S. Securities and Exchange Commission reporting requirements, but as a foreign private issuer.

Delisting and Deregistration of IGPAC Securities

Following the merger, IGPAC securities will be delisted from the Over-the-Counter bulletin board.

THE MERGER AGREEMENT

The following is a description of the material terms of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this information statement/prospectus. You should read the full text of the merger agreement in order to fully understand its terms and conditions.

The merger agreement has been included as an annex to this proxy statement to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Macau Resources, IGPAC or their respective affiliates. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. IGPAC stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Macau Resources or IGPAC or any of their respective affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Macau Resources and IGPAC.

Closing and Effective Time of the Acquisition

The closing of the acquisition will take place promptly following the satisfaction of the conditions described below under the subsection entitled “Conditions to Closing of the Acquisition,” unless IGPAC and Macau Resources agree in writing to another time.

Representations and Warranties

The merger agreement contains representations and warranties of each of Macau Resources and its members, on the one hand, and IGPAC, on the other hand, relating to, among other things, (a) proper organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the merger agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of other properties, including intellectual property, (h) contracts, (i) title to, and condition of, properties and environmental and other conditions thereof, (j) absence of certain changes, (k) employee matters, (l) compliance with laws, (m) litigation and (n) regulatory matters.

Covenants

The parties have each agreed to take such actions as are necessary, proper or advisable to consummate the transaction. Each of Macau Resources and IGPAC has also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and, unless otherwise required or permitted under the merger agreement, not to take the following actions, among others, without the prior written consent of the other party:

•	purchase, redeem or otherwise acquire, directly or indirectly, any shares of its own share capital or other equity securities or ownership interests;
•	issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any of its share capital or other equity securities or ownership interests or any securities convertible into or exchangeable for its share capital or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any share capital or other equity securities or ownership interests or any securities convertible into or exchangeable for share capital or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;
•	amend its charter or constitutional documents; or

•	acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services.

The merger agreement also contains additional covenants of the parties, including covenants providing for:

•	the parties to use commercially reasonable efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the merger agreement;
•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information; and
•	IGPAC to prepare and mail this information statement/prospectus to its stockholders.

Conditions to Closing

General Conditions

The consummation of the transactions contemplated by the merger agreement is conditioned upon, among other things:

(i)	no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions;
(ii)	the execution by and delivery to each party of each of the various transaction documents;
(iii)	the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the merger agreement have been materially complied with by each party;
(iv)	the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings in compliance with the rules and regulations of each jurisdiction having jurisdiction over the subject matters; and
(v)	the registration statement of which this information statement/prospectus forms a part having been declared effective by the SEC.

Termination

The merger agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of Macau Resources and IGPAC;
•	by either Macau Resources or IGPAC if the merger is not consummated on or before December 31, 2012, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of such consummation to occur on or before such date and such action or failure to act is a breach of the merger agreement;
•	by either Macau Resources or IGPAC if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transaction, which order, decree, judgment, ruling or other action is final and nonappealable; and
•	by either Macau Resources or IGPAC if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach.

Post-Transaction Board of Directors of Macau Resources

After the merger, assuming election of such persons at the extraordinary general meeting of shareholders in accordance with the director election proposal, the directors of the surviving company will be Long Jin Chung (Chairman), Cheok Va Lam, Chen-Hai Hsu, Qinliang Shu and Bo Wang. The executive officers of the surviving company will be Cheok Va Lam (Chief Executive Officer), Chen-Hai Hsu (Chief Operating Officer) and Sing Ing Chung (Chief Financial Officer).

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the acquisition is consummated.

Confidentiality; Access to Information

Macau Resources or IGPAC will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the acquisition reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, as each party may reasonably request. Macau Resources or IGPAC will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the merger agreement, subject to customary exceptions.

Amendments

The merger agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. IGPAC would file a Current Report on Form 8-K to disclose any amendment to the merger agreement entered into by the parties.

Extension; Waiver

At any time prior to the closing, any party to the merger agreement may, in writing, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the agreement;
•	waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement; and
•	waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement.

COMPARISON OF RIGHTS OF IGPAC STOCKHOLDERS AND
MACAU RESOURCES STOCKHOLDERS

The rights of IGPAC’s stockholders are currently governed by the Delaware General Corporation Law and IGPAC’s restated certificate of incorporation and bylaws. Under the merger agreement, at the closing of the merger, the stockholders of IGPAC will be entitled to receive ordinary shares of Macau Resources. Accordingly, after the merger, the rights of the former stockholder of IGPAC will be governed by British Virgin Islands’ law and Macau Resources memorandum and articles of association.

The following discussion identifies material differences between current rights of IGPAC stockholders and those of Macau Resources shareholders following the transactions. The following discussions are summaries only. They do not give you a complete description of the differences that may affect you. You should also refer to the Delaware General Corporation Law, the British Virgin Islands Companies Law, as well as IGPAC’s restated certificate of incorporation and bylaws and Macau Resources memorandum and articles of association. Macau Resources memorandum and articles of association are attached as Annex C to this information statement/prospectus. IGPAC’s restated certificate of incorporation and bylaws have been filed as exhibits to IGPAC’s Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on February 22, 2006. See “Where You Can Find More Information.”

Provision	IGPAC	Macau Resources
Authorized Capital	80 million shares of common stock, $.0001 par value per share, and 5,000 shares of preferred stock, $.0001 par value per share.	An unlimited number of ordinary shares and 5 million preferred shares, no par value per share.
Par Value	Stated in United States dollars. Par value of $.0001 per share. Changes in capital generally require stockholder approval	Stated in United States dollars. No par value. Changes in the authorized number of shares may be made upon resolution of members or directors.
Preferred (Preference) Shares	Preferred stock is currently authorized. Directors may fix the designations, powers, preferences, rights, qualifications, limitations and restrictions by resolution.	Directors may create out of authorized shares one or more classes of preferred shares with preferences and other designations as they determine, in accordance with the BCA and Memorandum. This action requires an amendment to the memorandum and articles of association.
Purpose of Corporation	To engage in any lawful act not prohibited by law.	Same as IGPAC.
Amendment of Certificate of Incorporation	Requires stockholder vote and, except in limited circumstances, by the board of directors.	Requires vote of the shareholders or by the board of directors as permitted by the BCA and articles.*1
Registered Office	2711 Centerville Road, Suite 400 Wilmington, DE 19808	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Transfer Agent	American Stock Transfer & Trust Company.	Same as IGPAC.

Provision	IGPAC	Macau Resources
Voting Rights	Common stock: one share, one vote on all matters before the holders of the common stock.
Other classes of equity may have voting rights as assigned to them by the board of directors or as approved by stockholders.
	Directors elected by plurality, all other matters either by majority of issued and outstanding or majority of those present and entitled to vote as specified by law.	Each ordinary share has one vote for each share. Directors elected by plurality as provided in memorandum and articles; all other matters by a majority of those shares present and entitled to vote.
Redemption of Equity	Shares may be repurchased or otherwise acquired, provided the capital of the company will not be impaired by the acquisition. The company may hold or sell treasury shares.	Shares may be repurchased as determined by the board subject to shareholder consent. There are no capital limitations in the BCA. The company may hold or sell treasury shares.
Stockholder/Member written consent	Permitted as required for a vote at a meeting.	Written consent permitted.
Notice Requirements for Stockholder/Member Nominations and Other Proposals	In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 60 days and not more than 90 days prior to public disclosure of the date of annual meeting. In the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholder, to be timely, the notice must be received by the company no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs.	To bring a matter before a meeting or to nominate a candidate for director, a 10 days’ notice must be given by the company to to shareholders.
Meetings of Stockholders/Members — Presence	In person or by proxy or other appropriate electronic means.	In person or by proxy or by any teleconference means where persons can hear one another.
Meeting of Stockholder/Member — Notice	Not less than 10 days or more than 60 days.	Not less than ten days; no maximum limit.

Provision	IGPAC	Macau Resources
Meeting of Stockholders/Members — Call of Meeting	Regular and annual meetings shall be called by the directors. Special meetings may be called only by majority of board of directors, chief executive officer or by a majority of the issued and outstanding capital stock entitled to vote.	Meetings may be called by the directors and shall be called by the directors upon requisition by members holding 30 percent of the voting rights in respect of the matter for which the meeting is requested. The articles require an annual meeting of the members for the election of directors to be called by the directors. Meetings on short notice may be called upon waiver or presence of the members holding a majority of the shares entitled to vote agree to short notice.
Meeting of Stockholders/Members — Place	Within or without Delaware.	Within or outside the BVI as the directors consider necessary or desirable.
Meeting of Stockholders/Members — Quorum	Majority of the capital stock issued and outstanding and entitled to vote at meeting. Meeting may be adjourned for up to 30 days without additional notice to stockholders.	One-half of the voting rights of the shares entitled to vote. Adjournment for such time as directors determine.
Meeting of Stockholders/Members — Record Date	As fixed by the directors. If not fixed, the day before notice of meeting is given.	As fixed by the directors.
Directors — Election	By the stockholders as entitled by their terms, including the holders of common stock.	By the members as entitled by their terms, including the holders of ordinary shares.
Directors — Term	Staggered board of three classes; for terms of three years.	Annual term.
Directors — Removal	By the stockholders for cause.	By resolution of the members or a resolution of directors.
Directors — Vacancy	May be filled by majority of remaining directors (unless they are the result of the action of stockholders) and newly created vacancies may be filled by majority of remaining directors	May be filled by members or a majority of the directors.
Directors — Number	Unless established by certificate of incorporation, as determined by board of directors, but not less than one.	Not less than two or more than fifteen.
Directors — Quorum and Vote Requirements	A majority of the entire board. The affirmative vote of a majority of directors present at a meeting at which there is a quorum constitutes action by the board of directors.	One-third of the total number of directors, present in person with a minimum of two, except if there is only one director then a quorum will be one.

Provision	IGPAC	Macau Resources
Directors — Managing Director	Not applicable	Provision for the board to select one or more officers to be managing director.
Directors — Powers	All powers to govern the corporation not reserved to the stockholders.	Same as IGPAC.
Directors — Committees	Directors may establish one or more committees with the authority that the board determines.	Same as IGPAC.
Directors — Consent Action	Directors may take action by written consent of all directors, in addition to action by meeting.	Same as IGPAC.
Director — Alternates	Not permitted	Not permitted under memorandum and articles.
Directors — Appoint Officers	Directors appoint the officers of the corporation, subject to the by-laws, with such powers as they determine.	Same as IGPAC, subject to the memorandum and articles.
Director — Limitation of Liability	Directors liability is limited, except for (i) breach of loyalty,
(ii) act not in good faith or which involves international misconduct or a knowing violation of law,
	(iii) willful violation of law in respect of payment of dividend or redeeming shares, or (iv) actions in which director receives improper benefit.	Duty to act honestly and in good faith with a view to the best interests of the company and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. No provisions in the memorandum and articles or agreement may relieve a director, officer, or agent from the duty to act in accordance with the memorandum or articles or from personal liability arising from the management of the business or affairs of the company.
Director — Indemnification Insurance	Company may purchase insurance in relation to any person who is or was a director or officer of the company.	Same as IGPAC, extends to a liquidator of the company.
Amendments to Organizational Documents (i.e., Articles of Incorporation, By-laws, Memorandum and Articles of Association)	Amendments must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series. By-laws may be amended by the stockholders entitled to vote at any meeting or, if so provided by the certificate of incorporation, by the board of directors.	Amendments to the memorandum and articles may be made by resolution of the members or by the directors.

Provision	IGPAC	Macau Resources
Sale of Assets	The sale of all or substantially all the assets of the company requires approval by stockholders holding a majority of the outstanding shares.	The sale of more than 50% of the assets of the company not otherwise in the ordinary course of business requires approval by a majority of the ordinary shares at a meeting at which a quorum is present (a quorum being 50% of the votes of the outstanding voting shares).
Dissenters Rights	Provision is made under Delaware corporate law to dissent and obtain fair value of shares in connection with certain corporate actions that require stockholder approval or consent.	Provision is made under the BCA to dissent and obtain fair value of shares in connection with certain corporate actions that require member approval or consent. If the member and company cannot agree on the fair value, the BCA requires each of the member and company to select an appraiser and those two appraisers shall select a third appraiser. The three appraisers will fix the value of the shares which by the BCA is binding on the company and member for all purposes.

(1)	The memorandum and articles of association and the BCA permit the board of directors to amend the memorandum and articles of association, except that the BCA prohibits the board of directors from restricting the rights or powers of the shareholders to amend the memorandum or articles, or changing the percentage of members required to pass a resolution to amend the memorandum or articles. This power, unlike Delaware law, gives the board a wide discretion in changing many provisions of the memorandum and articles of association without shareholder approval.

Indemnification of Officers And Directors

As indicated in the comparison of charter provisions, a director, officer or agent of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. The Memorandum and Articles of Association of Macau Resources do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, pursuant to Section 132 of the BCA of the British Virgin Islands, Macau Resources may indemnify directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment, and these amounts may be advanced upon an undertaking to repay them if it is ultimately determined that the director was not entitled to the indemnification. The securities merger agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. Macau Resources is permitted to and intends to obtain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Macau Resources and IGPAC have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Defenses Against Hostile Takeovers

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of Macau Resources Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the full texts of Macau Resources Memorandum and Articles of Association.

In general, the anti-takeover provisions of Macau Resources Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by Macau Resources board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of Macau Resources or a tender offer for all of Macau Resources issued shares. The provisions are designed to discourage any tender offer or other attempt to gain control of Macau Resources in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of Macau Resources in a short time and then impose its will on the remaining shareholders. However, to the extent there provisions successfully discourage the acquisition of control of Macau Resources or tender offers for all or part of Macau Resources issued shares without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by shareholders to be in their best interests.

Tender offers or other non-open market acquisitions of stock will generally be made at prices above the prevailing market price of Macau Resources stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of Macau Resources shares, and may thereby deprive shareholders of an opportunity to sell their shares at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interest.

Shareholder Meetings.  British Virgin Island law provides that stockholder meetings shall be convened by the board of directors upon the written request of shareholders holding more than 30% of the votes of the outstanding voting shares of the company. Macau Resources Articles of Association provide that annual shareholder meetings for the election of directors may be called only by the directors.

Number of Directors and Filling Vacancies on the Board of Directors.  British Virgin Island law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's Articles of Association or by action of the directors. Macau Resources Articles of Association provide that the number of directors shall be not less than two or more than fifteen, subject to any subsequent amendment to change the number of directors taken by the directors. The power to determine the number of directors is vested in the board of directors. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the board of directors. Directors may be removed by a resolution of directors of a resolution of the members.

Election of Directors.  Under British Virgin Island law, there is no cumulative voting by shareholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a shareholders meeting may, if they so choose, elect all directors of Macau Resources, thus precluding a small group of shareholders from controlling the election of one or more representatives to the board of directors.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Shareholders; Action by Written Consent.  The Macau Resources Articles of Association will provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of Macau Resources at its principal executive offices not fewer than 60 days nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year. Special meetings may be called by the board of directors of Macau Resources or by shareholders comprising 30% of the combined voting power of the holders of the then outstanding shares entitled to vote. These provisions make it more procedurally difficult for a shareholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or seek a shareholder vote with respect to other matters that are not supported by management.

Rights of Minority Shareholders

The BCA has introduced a series of remedies available to members. Where a company incorporated under the BCA conducts some activity which breaches the BCA or the memorandum and articles of association, the court can issue a restraining or compliance order. Members can now also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members' remedies have also been incorporated into the BCA — where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may now apply to the court for an order on such conduct.

Any member of a company may apply to court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BCA provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company's memorandum and articles of association.

Reporting by Foreign Private Issuers

Macau Resources is a foreign private issuer. Being a foreign private issuer exempts the company from certain Securities and Exchange Commission requirements that provide shareholders the protection of information that must be made available to shareholders of United States public companies; including

•	The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K;
•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
•	The sections of the Exchange Act requiring insiders to file public reports of their ordinary share ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

In respect of financial reporting, we will be required to file an annual report within four months after the end of our fiscal year, rather than three months or less which is the requirement for public companies organized in the United States. Additionally, we will not be required to provide interim financial information on a quarterly basis, but only when it is required in our home country or we otherwise make it available. Therefore, the access to financial information about us may be less quick and regular then for a public company organized in the United States which is required to provide quarterly interim reports. A foreign private issuer is not required to provide current reports on Form 8-K, however it is required to update disclosure on Form 6-K which rules are not as detailed as to timing and scope as those under Form 8-K.

As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, but rather we will be permitted to prepare and deliver proxy solicitation materials to our shareholder in accordance with: (i) British Virgin Islands law, which contains no specific proxy laws, ruled or regulations, and (ii) the relevant provisions of our memorandum and articles of association, and, as required, file such materials with the SEC after mailing. Although the company anticipates that any proxy materials will contain many of the same disclosures as proxy materials prepared in conformance with the U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under U.S. proxy rules.

The short-swing profit sections of the Exchange Act that require insider transactions to be reported within several days of a transaction and be liable for short-swing profits do not apply to covered persons of a foreign private issuer. Therefore, shareholders may not have the protection or the knowledge generated about such transactions in a similar way as afforded to shareholders of a public company organized in the United States. Notwithstanding the inapplicability of the short-swing profit rules, persons owning greater than 5% of the outstanding shares, which may include insiders, will still have to report their holdings and changes in their holding under Schedule 13(d) of the Exchange Act.

Listing of Macau Resources Securities

The securities of Macau Resources are not currently traded or quoted on a stock exchange or quotation system. After the closing of the transactions, the securities of Macau Resources are expected to be eligible for quotation on the Over-the-Counter bulletin board.

Transfer Agent and Warrant Agent

The transfer agent for Macau Resources securities and warrant agent for Macau Resources warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

INFORMATION ABOUT MACAU RESOURCES

History and Development of the Company

Macau Resources Limited is a British Virgin Islands company formed in October 2011 to acquire 100% of the profits interest derived from the promoter of the Hung Lei VIP room located in the Galaxy Resort Hotel in Macau, China. There are no other promoters for the Hung Lei VIP room.

The Macau Gaming Industry

Macau is a part of the territory of the People’s Republic of China, located on China’s southeast coast to the west of the Pearl River delta. The Macau Special Administrative Region (the “MSAR”) was established on December 20, 1999, after Macau was administered by Portugal for more than 400 years. Macau consists of the Macau peninsula and the islands of Taipa and Coloane. Three bridges link the peninsula to Taipa while the two islands are connected by the land reclamation area known as Cotai.

Macau has been one of the most rapidly growing economies in Asia since the liberalization of the gaming industry in 2002 and it is also the only territory within China where casino operations have been legalized. Macau is one of the most popular destinations for gaming in Asia and has more casinos than any other region in Asia. In 2011, total revenues generated by casinos in Macau were approximately $33.5 billion, more than five times the revenues generated by casinos in Las Vegas during the same period (source: DICJ).

The gaming industry and tourism comprise the largest components, and are the major growth drivers, of Macau’s economy. The gaming industry is the most important contributor to the economy, with almost 70.0% of Macau’s gross domestic product in 2009, 86.0% of Macau’s public revenues in 2010 and 83.5% % of public revenues in 2011 being derived from gaming and gaming-related industries. The sector contributed $33.48 billion in direct tax to the MSAR in 2011, up 42% when compared to the same period in 2010.

Although Macau was affected by the 1997 Asian financial crisis, the global financial downturn in 2001 and the impact of SARS in 2003, the economy rebounded and the Gross Domestic Product (“GDP”) grew at an annual growth rate of 27.3% in 2004, 6.9% in 2005, 16.5% in 2006, 26.0% in 2007 and 12.9% in 2008. For 2009, Macau’s GDP recorded negative growth for the first two quarters but returned to positive growth in the third quarter and ended up 1.3% year-on-year. Macau Resources and Macau Resources VIP gaming promoter believe that this growth was largely driven by the liberalization of Macau’s gaming industry, the significant investments associated with the expansion and development of the gaming industry, a rapid rise in the number of visitors from mainland China and an increase in Macau’s spending on public infrastructure projects. GDP was $27.2 billion and $36.5 billion for 2010 and 2011, respectively, and the GDP real growth rate was 26.2% for 2010 and 20.7% for 2011.

Due in part to the global financial downturn, gaming revenues in Macau decreased from $7.29 billion in the first half of 2008 to $6.22 billion in the second half of that year. Macau gaming revenues increased to $6.43 billion in the first half of 2009 and then increased to $8.5 billion in the second half of 2009, resulting in a total of $14.93 billion for the year, a 10.5% year-on-year increase over 2008. Gaming revenues totaled $23.5 billion in 2010, a 57.4% increase over 2009 and $33.5 billion in 2011, a 42.6% increase over 2010.

In 2007, Macau’s gaming revenue increased more than 45% compared to 2006, surpassing the Las Vegas Strip as the world’s biggest casino market, followed by Atlantic City. The following table shows the gaming revenue of Macau compared to that of the Las Vegas Strip and Atlantic City between 2006 and 2011 (sources: DICJ, Las Vegas Review Journal and UNLV Center for Gaming Research).

Gaming Revenue (Selected Locations)

	2006	2007	2008	2009	2010	2011
	(U.S.$ Billions)
Macau	7.06	10.34	13.51	14.93	23.50	33.50
Las Vegas	6.69	6.83	6.12	5.55	5.77	6.09
Atlantic City	5.22	4.92	4.54	3.94	3.57	3.32

Macau VIP Gaming Market

VIP gaming rooms are well appointed suites generally located within a large casino that provide luxury accommodations and privacy exclusively for gambling by high-tier gaming patrons. VIP gaming has historically been the major component of Macau’s gaming industry. VIP gaming patrons are typically high-stakes gaming patrons who play VIP baccarat almost exclusively in dedicated VIP gaming rooms or designated casino areas. VIP gaming operations are generally less subject to seasonal variations than, and face limited competition from, mass market gaming operations and non-casino gaming activities.

VIP gaming patrons are usually brought to VIP gaming rooms by VIP gaming promoters. Marketing and promotion of VIP gaming rooms through this business model is implemented between concessionaires that are granted licenses to operate casinos and casino games in Macau (or sub-concessionaires that operate casinos and casino games under an administrative contract with a concessionaire) and their gaming promoters. Gaming promoters, particularly VIP gaming promoters, are incentivized to bring VIP gaming patrons to designated VIP gaming rooms by compensation systems based on the net-win of the VIP gaming rooms and/or the amount of non-redeemable chips sold in the VIP gaming rooms pursuant to contracts with a concessionaire or sub-concessionaire.

Macau Mass Gaming Market

Since the granting of new concessions in 2002 and the Chinese government’s implementation of the Facilitated Individual Travel Scheme (“FITS”) by the Macau government, Macau’s gaming industry has witnessed significant growth in mass market casino gaming operations. However, most mass market gaming patrons are not high-stakes gaming patrons. Mass market gaming patrons’ desire to visit casinos may be influenced by a number of factors, such as the variety and quality of services and amenities offered, the ambience, promotions and diversity of games in the casinos, the location of and ease of transportation to the casinos, and the presence of other attractions and gaming-related facilities. Visits to casinos by mass market gaming patrons may also be negatively affected by a worsening economic environment while those by high-tier gaming patrons historically have been much less affected.

Revenue generated by table games in Macau has historically exceeded revenue generated by slot machines by a wide margin. Baccarat has been the most popular table game in Macau since the 1970s, followed by various other traditional western and Asian casino games, such as blackjack and fish-prawn-crab. According to the DICJ, in 2011 approximately 73.2% of gross revenue from casino games was derived from VIP baccarat and approximately 18.2% of gross revenue from casino games was derived from baccarat played in the mass market sections in casinos.

The following table shows a breakdown of the gross revenue from different casino games in Macau for the years 2006 to 2011 (source: Macau Statistics and Census Bureau (“DSEC”)):

	2006	2007	2008	2009	2010	2011
VIP baccarat	4.58	6.94	9.19	9.98	16.94	24.42
% change (year-on-year)	28%	52%	32%	8.6%	70%	44%
Mass market baccarat and mini-baccarat	1.49	2.05	2.65	3.19	4.39	6.06
% change (year-on-year)	15%	38%	29%	20%	38%	38%
Other mass market table games	0.73	0.90	1.10	0.95	1.09	1.45
% change (year-on-year)	6%	23%	22%	(14)%	15%	33%
Slot machines	0.26	0.45	0.57	0.81	1.08	1.42
% change (year-on-year)	67%	73%	27%	42%	33%	31%
Total	7.06	10.34	13.51	14.93	23.50	33.35

Demand for Gaming and Gaming-Related Services

According to the DSEC, approximately 27.9 million visitors arrived in Macau in 2011, up by 11.6% over 2010, of which approximately 16.1 million, or 57.7%, were from mainland China, as compared to 53.0% in 2010. Gaming patrons can reach Macau in a relatively short period of time using various means of transportation, including by car or bus from Guangdong province, by high-speed ferry or helicopter from Hong Kong and Shenzhen and by air from elsewhere in China and other Asian countries.

Macau Resources believes that the increase in the number of gaming and gaming-related facilities is likely to continue Macau’s transformation into a premier integrated gaming and tourism centre. The completion of new world-class gaming and gaming-related facilities in Macau could attract a greater number of gaming patrons and potentially result in an increase in total gaming revenue in Macau.

The following public policies implemented by the Chinese government are expected to continue to have a positive influence on the development of the gaming industry of Macau:

FITS.  Since July 2003, residents of selected areas of mainland China have been allowed to visit Macau and Hong Kong under FITS, whereby approval requirements are significantly reduced and the application process is expedited. Since the introduction of FITS, visitors to Macau from mainland China have outnumbered visitors from Hong Kong. FITS has been extended to additional areas of mainland China and, at December 31, 2011, encompassed more than 49 municipalities, including Beijing, Chongqing, Guangzhou, Shanghai and Tianjin.

Chinese Government Policy With Respect to Gaming.  Macau is the only region in China offering legal casino gaming and the Chinese government has strictly enforced its regulations prohibiting domestic gaming operations and discouraging unlicensed gaming operations along China’s borders.

Chinese Government’s Relaxation of Foreign Exchange Controls.  The Chinese government has recently undertaken a number of measures to relax its controls on the national currency, renminbi. Currently, each PRC resident is allowed to carry a maximum $5,000 in a single trip abroad, but mainland China visitors to Macau may now charge spending on their credit cards or bank charge cards.

The growth of Macau’s gaming industry has correlated positively with the continued economic growth and development of mainland China. Macau Resources believes that the emergence of the middle class in China represents a significant long-term growth opportunity for Macau’s gaming industry. However, there is no guarantee that the economic growth in China will continue at its historic pace.

Macau also draws a significant number of visitors from Hong Kong. The principal means of transportation to Macau from Hong Kong is the one hour high-speed ferry service.

In addition to visitors from mainland China and Hong Kong, a substantial number of visitors to Macau are from nearby countries and territories in Southeast Asia, including Taiwan. The following table illustrates the number of visitors by region with respect to the periods indicated (source: DSEC):

	2007		2008		2009		2010		2011
	No. of Visitors	%	No. of Visitors	%	No. of Visitors	%	No. of Visitors	%	No. of Visitors	%
Mainland China	14,886.4	55.1	11,613.1	50.6	10,989.5	50.5	13,229.1	53.0	16,162.7	57.7
Hong Kong	8,174.1	30.3	7,016.4	30.6	6,727.8	30.9	7,466.1	29.9	7,582.9	27.0
Taiwan	1,444.1	5.3	1,315.8	5.7	1,292.5	5.9	1,292.7	5.2	1,215.2	4.3
Others	2,508.4	9.3	2,987.8	13.1	2,743.3	12.7	2,977.5	11.9	3,041.5	11.0
Total	27,013.0	100.0	22,933.1	100.0	21,753.1	100.0	24,965.4	100.0	28,002.3	100.0

Both VIP and mass-market gaming have benefited from the increasing number of visitors to Macau. We expect the strong growth rate will continue because of the following factors:

Opening of New Casinos and Resorts.  The opening of new mixed-use developments, together with the entertainment business, sports events, conventions, exhibitions and trade shows that they will bring to Macau, will attract more regional visitors and visitors from outside the Asia-Pacific region.

UNESCO World Heritage List.  The MSAR government has devoted substantial resources to marketing campaigns that promote Macau’s history, cultural heritage and hotel and convention facilities, aiming to turn Macau into a premier integrated gaming and tourism centre. On July 15, 2005, the United Nations Educational, Scientific and Cultural Organization (UNESCO) identified and inscribed the “Historic Centre of Macau,” comprising eight squares and twenty-two monuments, on its prestigious World Heritage List, pursuant to the terms of the Convention Concerning the Protection of the World Culture and Natural Heritage.

In addition, we believe that improved transportation to and within Macau will also contribute to continued growth in visitation. A number of infrastructure projects to facilitate travel have been recently completed or are in various stages of planning and development:

Hong Kong-Zhuhai-Macau Bridge.  The project linking the three areas would include a bridge with a total length of around 30 km, boundary crossing facilities, access roads and associated works. In January 2007, the three local governments established the HZMB Task Force to implement the project, which is expected to open around 2015.

Inner Harbour Ferry Terminal.  In February 2008, the Macau Maritime Administration opened the new Inner Harbour Ferry Terminal, providing increased berths and customs counters for transfer to and from neighboring mainland China cities and Hong Kong.

Lotus Flower Bridge and Boundary Crossing.  Renovations have been completed for the bridge linking Cotai and Hengqin Island in mainland China, and the associated boundary crossing, which reopened to traffic in May 2007.

Macau International Airport Expansion.  The Macau International Airport has begun an expansion project to double its capacity from the current six million passengers. This additional capacity is expected to increase the number of routes flown to and from the Macau international Airport, increasing the number of persons who could potentially easily reach this market.

Macau Light Railway System.  The MSAR government has conducted public consultations concerning the proposed elevated light rail system and reviewed proposals for consultancy. It was announced in October 2006 that the railway could be in operation four years after acceptance of tender. The first phase would extend approximately twenty kilometers, with twenty-three stations starting at the border gate and serving the Macau peninsula including the Macau Maritime Terminal, as well as Cotai, Macau International Airport and the new ferry terminal at Pac On. The Macau Light Railway System is currently under construction and is due to be in operation in early 2015, according to an announcement from the Bureau for Transport Infrastructure (GIT) published in the local press.

Pac on Ferry Terminal.  A temporary ferry terminal on Taipa near Macau International Airport opened in October 2007. It aims to handle increasing visitor traffic between Hong Kong and Macau and facilitate sea linkage service for air transfer.

Guangzhou-Zhuhai Intercity Mass Rapid Transit (“MRT”).  The first stage of the MRT opened on January 7, 2011, between Guangzhou South Station and Zhuhai North. Travel time between Guangzhou and Macau is expected to be between 40 and 50 minutes.

Travel Restrictions on Chinese Citizens

A significant number of gaming customers at Macau gaming venues come from mainland China. Any economic disruption or contraction in China could disrupt the number of patrons visiting Macau casinos or the amount they may be willing to spend. In addition, any travel restrictions imposed by China on its citizens could disrupt the number of visitors from mainland China to Macau casinos. It is not known when, or if, policies similar to those implemented in 2009 restricting visitation by mainland Chinese citizens to Macau and Hong Kong, will be put in place and travel policies may be adjusted, without notice, in the future.

Concessionaires and Sub-Concessionaires

Six entities are currently authorized to operate casinos in Macau as either concessionaires or sub-concessionaires:

Concessionaires:

•	Sociedade de Jogos de Macau, S.A. (“SJM”);
•	Galaxy Casino, S.A. (“Galaxy”); and
•	Wynn Resorts (Macau), S.A. (“Wynn Macau”).

Sub-Concessionaires:

•	Venetian Macau, S.A. (“Venetian Macau”);

•	Melco PBL Gaming (Macau) Limited (“Melco PBL”); and
•	MGM Grand Paradise Limited (“MGM Grand Paradise”).

These concessionaires and sub-concessionaires have committed to invest in Macau pursuant to their respective concession and sub- concession contracts in order to develop projects such as casinos, hotels, convention facilities and facilities for retailing, dining, entertainment and recreation. Macau Resources believes that the substantial financial commitment by the concessionaires and sub-concessionaires will stimulate further revenue growth in Macau’s gaming and tourism industries.

As at June 30, 2012, SJM operated 20 of the 35 casinos in Macau, Galaxy operated six casinos, Venetian Macau operated four casinos, Melco PBL operated three casinos and Wynn Macau and MGM Grand Paradise each operated one casino (Source: DICJ).

Galaxy was awarded a gaming concession in 2002 and opened six casinos between 2004 and 2011. Galaxy entered into a sub-concession with Venetian Macau in December 2002. Venetian Macau currently operates four casinos in Macau, which opened in 2004, 2007, 2008 and 2012. Sands Cotai Central, operated by Venetian Macau, opened in April 2012.

Wynn Macau was also awarded a concession in 2002 and opened its casino in September 2006. Wynn Macau entered into a sub-concession with Melco PBL in 2006. Melco PBL operates three casinos, of which its latest, the $2.1 billion City of Dreams project located on the Cotai Strip, opened on June 1, 2009, and the others opened in 2007 and 2008.

SJM was awarded its concession in March 2002 and currently operates 20 casinos. SJM entered into a sub-concession with MGM Grand Paradise on April 19, 2005. MGM Grand Paradise opened its first casino in December 2007.

With the recovery of Macau’s gaming market, some of the concessionaires and sub-concessionaires have increased their investments in gaming and gaming-related facilities. For example, the Galaxy mega resort on the Cotai Strip opened in the second quarter of 2011, and Sands China on the Cotai Strip opened in April 2012.

VIP Gaming Promoters

The gaming promoter system began in Las Vegas in the mid-1950s. In Las Vegas, gaming promoters are also known as casino junkets. In those days, casino operators would hire representatives to fill a plane with qualified patrons. Typically, the patrons might receive free airfare, free hotel accommodations, free meals and free shows in exchange for their commitment to gamble a specific number of hours per day at an explicit average bet size. The casinos believed that the patrons would lose more than their out of pocket expenses for bringing, housing and feeding them. Today, junkets function in a very similar way in Las Vegas, with the number of free items a patron receives based on the number of chips that patron turns over.

VIP Gaming Promotion in Macau

Unlike in Las Vegas, the gaming promoter system in Macau developed to promote VIP gaming operations. A VIP gaming room is an individual room within a casino specifically designed and designated for VIP room gaming patrons’ usage only. A VIP gaming room has its own cage, which functions as a financial vehicle between the casino and the VIP gaming promoter. All properties of the VIP gaming room belong to the casino, the dealers and the gaming managers are employees of the casino, and the gaming operations of a VIP gaming room are run by the casino. In effect, only the marketing efforts have been contracted out to the VIP gaming promoters, which efforts include the making of loans to agents and collaborators. Unlike in Las Vegas, in Macau, it is this VIP room gaming segment, not the mass market, that is driving the growth of its gaming industry. For 2011, VIP gaming operations in Macau amounted to $24.4 billion, or 73.2% of the gross revenue from casino games.

Initially, U.S. companies operating in Macau did not emphasize the importance of VIP gaming rooms. However, these U.S. companies quickly realized the importance of VIP gaming rooms, as demonstrated by disclosures contained in the prospectuses of a number of companies operating casinos in Macau, including Melco Crown Entertainment Limited, SJM Holdings Limited, Wynn Macau, Limited, and Sands China Ltd.

Such disclosures indicate that the various casino operators rely on VIP gaming promoters to generate revenue. Because VIP gaming promoters play such an important role in the Macau gaming industry, they are heavily regulated by the government.

The gaming promoter system in Macau was developed to promote VIP gaming operations. A VIP gaming promoter enters into a gaming promoter agreement (sometimes referred to as junket representative agreements) with the concessionaire or sub-concessionaire pursuant to which the VIP gaming promoter agrees to provide promotional services to the concessionaire or sub-concessionaire in consideration for a commission or other forms of remuneration, including, for example, a share of net-win from the VIP gaming room, fees and allowances. The VIP gaming promoters then enter into arrangements with the junket agents (also known as collaborators) who have the direct relationship with the gaming patrons and are relied upon by the VIP gaming promoters to direct gaming patrons to their VIP gaming rooms. It should be noted that a concessionaire or sub-concessionaire may enter into gaming promoter agreements with multiple VIP gaming promoters for operating at a single casino, all in competition with each other.

Under the gaming promoter agreements, VIP gaming promoters are required to purchase non-negotiable chips from the concessionaires/sub-concessionaires and provide them to VIP gaming patrons either directly or indirectly through their junket agents. The gaming promoter agreement may be terminated by (i) mutual agreement, or (ii) if any party to the agreement cannot carry out its obligations under the agreement and this results in a material breach of the terms of the agreement. In addition, the agreement is voidable upon the death or deregistration of the VIP gaming promoter or the bankruptcy of any party to the agreement. Unless an agreement is terminated or notice is served by a party thirty days prior to the date on which the agreement expires, the agreement will be automatically renewed for a period of one to five years until the end of the term of the concessionaires or sub-concessionaires’ concessions.

Rolling Chip Turnover

Rolling chip turnover is used by casinos to measure the volume of VIP gaming room business transacted and represents the aggregate amount of bets gaming patrons make. Bets are wagered with “non-negotiable chips” and winning bets are paid out by casinos in so-called “cash” chips. “Non-negotiable chips” are specifically designed for VIP gaming patrons to allow casinos to calculate the commission payable to VIP gaming promoters. Commissions are paid based on the total amount of “non-negotiable chips” purchased by each gaming patron. VIP gaming promoters therefore require the gaming patrons to “roll,” from time to time, their “cash chips” into “non-negotiable” chips for further betting so that they may receive their commissions (hence the term “rolling chip turnover”). Through the VIP gaming promoters “non-negotiable chips” can be converted back into cash at any time. Betting using rolling chips, as opposed to using cash chips, is also used by the DICJ to distinguish between VIP table revenue and mass market table revenue.

Compensation Methods

•	Commissions paid to VIP gaming promoters are calculated on a monthly basis. Generally, the different compensation methods provide VIP gaming promoters with the ability to diversify their commission base to balance short-term volatility. The Macau Resources’ VIP gaming promoter receives his commissions mainly based on a percentage of gaming wins before expenses. In this arrangement, the casino and the VIP gaming promoter share the risk of losses from gaming operations under the terms of the gaming promoter agreement.

Gaming wins are generally expressed in terms of “net-win,” which is the difference between wins and losses from gaming to the casino operator. Win rates for VIP gaming promoters are generally expressed as the net-win as a percentage of rolling chip turnover and depend upon a number of factors, some beyond their control. In addition to the element of chance inherent in gaming, win rates are also affected by factors such as the skill, experience and financial resources of the gaming patrons, the mix of games played and the amount of time spent at the gaming tables and the volume of bets placed by the gaming patrons. Win rates may differ greatly over short time periods, such as from quarter to quarter, resulting in volatility in periodic results of VIP game promoters.

Credit Arrangements

The parties involved in VIP gaming frequently enter into various credit arrangements, the ultimate goal of which is to provide credit to the gaming patrons for their gaming activities. Thus, casino concessionaires and sub-concessionaires may grant credit to VIP gaming promoters who, in turn, may extend credit to the agents or collaborators who have the direct relationships with the gaming patrons. The agents then may extend credit to the gaming patrons. Such credit facilities may or may not be secured, depending upon the creditworthiness of the borrowers and the relationship between the lender and borrower. In relatively rare circumstances, the VIP gaming promoters may extend credit directly to the gaming patrons.

Macau Resources Gaming Operations

Macau Resources’ sole source of revenue is profits earned by its VIP gaming promoter who has assigned 100% of his profits from his gaming-related business to Macau Resources. There are no other promoters for the Hung Lei VIP room.

The profits interest arises under an agreement between the Galaxy Casino located in the Galaxy Hotel complex in the Cotai section of Macau SAR. Cotai is accessible to the Macau peninsula by bridges. It is in Cotai where hotel and casinos have recently been and are now being developed such as the new Wynn, MGM and Studio City.

The Hung Lei VIP room is located on the second floor of the Galaxy Casino complex and encompasses approximately 20,000 square feet. The room is one of several VIP rooms within the Galaxy. The room houses 16 gaming tables, four separate private betting parlors, a large sitting area and a bar. The business office of the promoter is located adjacent to the cashier’s office or cage.

Like other VIP rooms, the Hung Lei VIP room gains its right to operate under the concession license granted to the Galaxy Casino. The Hung Lei VIP room operates under the authority which the DICS affords the room’s promoter to operate the room. The room must be operated in accordance with Macau Gaming Laws. The promoter’s contract with the Galaxy Casino is based upon sharing the net-wins/losses that are generated in the Hung Lei VIP room.

To carry out his promotional activities, Macau Resources’ VIP gaming promoter has a team of over 500 gaming collaborators and junket agents who have direct relationships with VIP gaming patrons, a significant percentage of whom are mainland Chinese nationals. Junket agents compete among themselves for VIP gaming patrons primarily through personal service. The VIP gaming promoter pays commissions to its collaborators and junket agents based on the rolling chip turnover of each individual collaborator or junket agent.

Assignment of Profit Interests

Current Macau laws do not allow non-Macau companies such as Macau Resources to directly operate a gaming promotion business in Macau. Consequently, Macau Resources gaming promotion business is operated through a contractual arrangement that enables Macau Resources to receive substantially all of the economic benefits of Macau Resources’ VIP gaming promoter and exercise effective control over the VIP gaming promoter. We believe that an assignment of a gaming promoter’s profits interest is permitted by Macau laws.

Pursuant to this arrangement, the VIP gaming promoter has entered into an agreement with the Galaxy Resort Hotel, as a casino operator to operate a VIP gaming room in the Galaxy casino. This agreement provides that the VIP gaming promoter receive a commission of the type described above. The VIP gaming promoter has agreed to assign to Macau Resources 100% of the profits derived by the VIP gaming promoter from its operation of the VIP gaming room.

In addition, the VIP gaming promoter has agreed that he will not terminate his underlying agreement with the casino without Macau Resources consent and that he will at all times maintain all licenses, agreements and other permissions it requires to perform its obligations pursuant to such agreement.

Competition

There is a large number of VIP gaming promoters in Macau and competition among them is intense. They first compete at the level of obtaining gaming promoter agreements with concessionaires and sub-concessionaires. Then, because concessionaires and sub-concessionaires frequently enter into gaming promoter agreements with a number of VIP gaming promoters to operate VIP gaming rooms in the same hotel, they compete against each other in efforts to attract gaming patrons to their own VIP gaming rooms through their arrangements with junket agents and collaborators. Finally, they compete with VIP gaming promoters who operate in other hotels in which they do not have a presence.

One of the most critical factors in competing successfully in this environment is the experience of management. In this regard, Macau Resources believes that its VIP gaming promoter is favorably positioned as an owner and manager of VIP room and game promoter having developed an agent network for its VIP room. Another critical factor is the level of services that are provided to the agents and collaborators and their gaming patrons. Macau Resources believes that the level of such services that it provides through its VIP gaming promoter is very high and quite competitive. A third competitive factor is the relationships that exist between the VIP gaming promoter and the agents and collaborators, on the one hand, and between the agents and collaborators and their VIP gaming patrons, on the other hand. Macau Resources’ VIP gaming promoter makes great efforts to select agents and collaborators that have excellent patron relationships and to maintain strong personal relationships with them once they are selected.

Because VIP gaming promoters are almost all privately held companies, no public financial information is available as to their operations other than Asia Entertainment Resources Limited.

Business Strategy

Macau Resources plans to expand its operations in Macau.

Macau Resources believes that gaming revenue growth and visitation to Macau have been, and will continue to be, driven by a combination of factors, including: (i) Macau’s proximity to major Asian population centers; (ii) the liberalization of currency restrictions to permit Chinese travelers to take larger sums of currency out of mainland China; (iii) the increase in regional wealth, leading to a large and growing middle- and upper middle-class in China with more disposable income; (iv) infrastructure improvements that are expected to facilitate more convenient travel to and within Macau; and (v) an increasing supply of casino, hotel and entertainment offerings in Macau, including large mixed-use developments. Macau Resources believes that its management’s knowledge of the Macau gaming industry and expertise in VIP gaming provide it with a platform to capitalize on the opportunities in the overall growth of the Macau gaming industry.

In view of the increasing number of casinos in Macau, Macau Resources is applying a number of strategies, including:

•	Seeking to grow Macau Resources’ VIP gaming promotion business through expanding the number of its promoters.
•	Increasing the number of collaborators and junket agents to promote its VIP gaming room.
•	Marketing the Galaxy Casino as a 5-star hotel with comprehensive attractions and facilities for top tier gaming patrons to collaborators and promoters.
•	Providing an even more comfortable and relaxing atmosphere in the VIP gaming room.

Marketing

Macau Resources marketing channels will consist of Macau Resources collaborator and junket agent network. Collaborators and junket agent cultivate relationships with high-tier gaming patrons, who they bring to the VIP gaming room. The collaborators and junket agents typically maintain these relationships by arranging the patrons’ transport, accommodations, eating, and entertainment. Gaming credits may also be issued to the patrons to promote turnover in the VIP gaming rooms. For additional details regarding such gaming credits, please refer to “— Governmental Regulation — Macau–Law No. 5/2004, Enacted on June 14, 2004.

Governmental Regulation — Macau

Gaming is a highly regulated industry in Macau. Macau Resources’ VIP gaming promoter’s operations are contingent upon maintaining all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations pursuant to Macau law. While Macau Resources’ VIP gaming promoter believes that its operations are in full compliance with all applicable gaming laws, it cannot assure you that its casino operator and the promoter will be able to obtain all necessary approvals and licenses, and the their failure to do so may materially affect business and operations.

The operation of casino games or other games authorized by the Macau government is subject to general administrative, civil and criminal laws and to the specific gaming laws. Law No. 16/2001 (the “Macau Gaming Law”) introduced and established the legal framework and the principal rules for the operation of casino games and sets out the governing framework for regulation of casinos in Macau.

The concession regime restricts the operation of casino games to private companies incorporated in Macau that have concessions granted by the MSAR pursuant to the concession contracts and applicable gaming laws and regulations. Pursuant to the Macau Gaming Law, the MSAR granted concessions to SJM, Wynn Macau and Galaxy under an international public tender. The Macau government also authorized three sub-concessions, one by Galaxy to Venetian Macau, one by SJM to MGM Grand Paradise and one by Wynn Macau to Melco PBL. It is provided under SJM’s concession, as well as in Galaxy’s and Wynn Macau’s concession contracts, that the concessionaires cannot enter into sub- concessions without the authorization of the Macau government. The Macau government has stated in public announcements that only three sub- concessions will be permitted.

The DICJ’s Role and Authority

The DICJ is the primary regulator and supervisory institution of the MSAR’s gaming industry. The DICJ plays an active role in fulfilling the objectives set forth in the Macau Gaming Law. The main objectives of the Macau Gaming Law are (i) that concessionaires and sub-concessionaires carry on adequate operation of casino games or other forms of gaming, (ii) that parties involved in the operation, management and supervision of casino games or other forms of gaming are eligible to perform their functions and undertake respective responsibilities, (iii) that operation of casino games or other forms of gaming is performed in a just, honest manner and free from criminal influences and (iv) that MSAR’s public interests relating to special gaming tax and other contributions are well protected by maintaining effective controls and procedures.

Among other requirements, concessionaires and sub-concessionaires are required to submit to the DICJ for record or inspection all significant documentation and periodic reports regarding their business and operation, as well as to submit to the DICJ all matters requiring the Macau government’s approval or authorization as required by laws, the concession or sub-concession contracts, as applicable (such as changes in shareholding structure, changes in control, directorship and key employees, gaming equipment and other matters related to operation of casino games).

In addition, the DICJ is responsible for assessing the taxes and other amounts payable by concessionaires and sub-concessionaires to the MSAR. The DICJ continuously monitors concessionaires’ and sub- concessionaires’ daily operations and tabulation of net-win generated from casino games including casino table games and slot machines through various control procedures conducted in the casinos.

Gaming Commission

The Macau Gaming Commission was created by the MSAR Chief Executive’s Dispatch No. 120/2000, of July 4, 2000, further amended by Dispatch No. 194/2003. The Gaming Commission is a specialized commission directly reporting to and presided over by the MSAR Chief Executive, with the responsibility to formulate policies and facilitate the development of Macau’s gaming operations and relevant regulatory framework.

Regulations Relating to Macau’s Gaming Industry

The following are the pertinent laws and regulations relating to us and the gaming industry in Macau:

The Macau Gaming Law.  The Macau Gaming Law established the legal framework and the principal rules for the operation of casino games or other forms of gaming in the MSAR. It sets forth the objectives of the legal system governing the operation of casino games and it defines the permitted types of casino games, places, locations and periods for operation. It further sets forth principal rules for the concession regime and provides for obligations of the concessionaires including submitting their accounts and records to the Macau government, and special gaming tax to the MSAR.

Administrative Regulation No. 26/2001 (“Gaming Tender Regulation”).  The Gaming Tender Regulation, as amended, sets forth the terms of the public tender procedures for the granting of concessions for the operation of casino games and the eligibility and financial capacity requirements of bidders (also applicable to the sub-concessions) for those commissions based upon rolling chip turnover.

The Rules of Casino Games.  The Macau government has promulgated additional rules to supplement the rules of casino games set forth in Section 55 of the Macau Gaming Law. These supplemental rules were approved by the External Dispatches of the Secretary for Economy and Finance, which set out or renewed the detailed procedures and rules of certain casino games, namely football poker, wheel of fortune, baccarat, soccer poker, black jack, fish-prawn-crab, roulette, Q poker, fan-tan and stud poker.

Law No. 5/2004, Enacted on June 14, 2004 (“Gaming Credit Law ”).  The Gaming Credit Law governs the granting of gaming credit in the MSAR and authorizes the (i) concessionaires, (ii) sub-concessionaires and (iii) VIP gaming promoters who enter into a contract with a concessionaire or sub-concessionaire to grant gaming credits. Pursuant to the Gaming Credit Law, the granting of gaming credit is limited to the following three circumstances: (i) a concessionaire or a sub-concessionaire as a creditor may grant gaming credits to a gaming patron as a borrower; (ii) an authorized gaming promoter as a creditor may grant gaming credits to a gaming patron as a borrower; or (iii) a concessionaire or a sub-concessionaire as a creditor may grant gaming credits to an authorized gaming promoter as a borrower. It also forbids the assignment or transfer in any form of the power to grant gaming credits. However, for the past 20 years, it has been customary practice in Macau that casinos issue credits to VIP gaming promoters in the form of nonnegotiable chips that can only be used by patrons in that gaming promoter’s VIP gaming room. The chips may not be redeemed for cash or exchanged for negotiable chips or other goods or services. The VIP gaming promoters then issue such credits, or their own credits, to gaming patrons either directly or through junket agents and collaborators who in turn extend the credits to patrons. The junket agents and collaborators act as a customer representative between the VIP gaming promoters and the patrons, and are representatives of the patrons. Therefore, the credits extended by VIP gaming promoters to junket agents and collaborators are actually credits issued to gaming patrons under the Gaming Credit Laws. The Gaming Credit Law provides for the obligations of the credit grantors towards the DICJ and scope of the DICJ’s supervision. Specifically, the granting of gaming credits is enforceable as a civil debt pursuant to Article 4 of the Gaming Credit Law.

Law No. 8/96/M, Enacted on July 22, 2002 (“Law on Illicit Gaming”).  The Law on Illicit Gaming prohibits all forms of operation, promotion or assistance to gaming outside the authorized areas, as well as any fraudulent gaming in authorized areas, or any unlicensed granting of loans or gaming credits to gaming patrons.

Administrative Regulation No. 2 7/2009, Enacted on August 10, 2009.  As a result of the amendments made to Administrative Regulation No. 6/2002 by the recently enacted Administrative Regulation 27/2009 dated August 10, 2009, the Secretary of Economy and Finance of the Macau government now has the authority to issue a dispatch implementing the 1.25% Gaming Promoter commission cap, as agreed between all concessionaires and sub-concessionaires.

The commission cap became effective on December 1, 2009. The amendment sets forth standards for what constitutes a commission to VIP gaming promoters, including all types of payments, either monetary or otherwise, that are made to Gaming VIP gaming promoters such as food and beverage, hotel and other services and allowances. The amendment also imposes obligations on VIP gaming promoters, concessionaires and sub-concessionaires to report regularly to the DICJ and imposes fines or other sanctions for non-compliance with the commission cap or the monthly obligations to report and detail the amount of commissions paid to VIP gaming promoters.

Compulsory Licensing and Registration Requirements for VIP Gaming Promoters.  The DICJ initiated the first licensing process in Macau for gaming promoters, under the transition arrangements introduced by the Gaming Promoters Regulation. Gaming promoters must also be registered with one or more than one concessionaire or sub-concessionaire, unless otherwise restricted by contract. The gaming promoters must also execute a contract with the concessionaire or sub-concessionaire after obtaining gaming promoter licenses.

The Gaming Promoters Regulation restricts the operation of gaming promotion to licensed corporate entities, commercial partnerships or individuals that are registered as entrepreneurs with the MSAR Finance Department and meet the relevant requirements promulgated by the DICJ. In order to obtain a license for gaming promotion, the applicant must submit its application for suitability assessment by the DICJ, which includes assessment of the suitability of the gaming promoters’ key employees. When the gaming promoter is a commercial partnership or a company, the suitability of the gaming promoter’s directors and shareholders holding 5% or more of the share capital is also assessed. A gaming promoter license is valid until December 31st in the year it is granted and can be renewed each year upon submission of an application to the DICJ. The renewal application must include a signed declaration by the legal representative of the relevant concessionaire that it is the intention of the concessionaire to operate with such gaming promoter in the following year. Gaming promoters that are sole proprietors are subject to compulsory assessment of their suitability every three years, and gaming promoters that are commercial partnerships or companies are subject to compulsory assessment every six years. Extraordinary suitability assessment may be conducted also by the DICJ.

Concessionaires and sub-concessionaires are jointly liable to the Macau government for the activities conducted by the gaming promoters, gaming promoters’ employees, collaborators and junket agents within their respective casino premises. Gaming promoters are jointly liable for the activities of their employees and collaborators within the casino premises of concessionaires and sub-concessionaires and for their compliance with applicable laws and regulations. Failure by the gaming promoters or the concessionaires or sub-concessionaires to fulfill their major obligations under the Gaming Promoters Regulation may result in the following consequences:

•	the issue of a non-suitability report;
•	refusal to grant a new gaming promotion license or to renew an existing license;
•	upon notice by the concessionaire or sub-concessionaire to the DICJ, suspension of the gaming promotion activities of gaming promoters; and
•	administrative liability arising out of violation of the Gaming Promoters Regulation without prejudice of contractual liability of the gaming promoter towards the concessionaire.

Major Obligations Imposed Upon Gaming Promoters.  VIP gaming promoters in Macau are required to comply with the following obligations:

•	to register with concessionaires or sub-concessionaires and operate under the terms agreed in a written contract submitted to the DICJ (including, in particular, the amount and payment method of commissions or other agreed remunerations, the nature of their activities in the casinos, including the designation of any gaming rooms or other premises within the casinos, the amounts and forms of required securities and guarantees and the waiver indicating that concessionaires or sub-concessionaires and gaming promoters agree to submit to the exclusive jurisdiction of the MSAR courts and defer to Macau Laws);
•	to execute written contracts with their collaborators and submit copies of such contracts to the DICJ;
•	to submit annually, through concessionaires or sub-concessionaires, a list containing the identification of their chosen collaborators for the following year, and copies of their identification documents and no criminal record certificates or equivalent documents to the DICJ for approval;
•	to comply with laws and regulations relating to gaming promoters and gaming promoter related announcements and instructions issued by the DICJ;
•	to accept auditing carried out by the DICJ and the MSAR Finance Department;
•	to make all books and records available for the inspection and review by the DICJ and the MSAR Finance Department and provide any additional information and materials upon their request;
•	to perform all contractual obligations, especially obligations to gaming patrons;

•	to comply with the reasonable instructions issued by the concessionaires or sub-concessionaires to the extent that such instructions do not interfere with the gaming promoters’ autonomy;
•	to perform all contractual obligations stipulated in the written contracts with concessionaires or sub-concessionaires; and
•	to comply with all legal and regulatory requirements required by the laws and regulations of the MSAR.

Major Obligations Imposed Upon Concessionaires and Sub-Concessionaires.  Concessionaires and sub-concessionaires in Macau are required to comply with the following obligations with respect to their gaming promoters:

•	to submit to the DICJ annually a list of gaming promoters with whom they intend to operate in the following year (the Macau government, through the DICJ, determines annually the maximum number of gaming promoters and issues licenses to the gaming promoters identified in lists provided to it by the concessionaires and sub-concessionaires);
•	to submit to the DICJ, prior to the 10th of each month, a detailed list of the amounts of commissions or other remunerations paid to each gaming promoter in the previous month, as well as the amounts of taxes withheld;
•	to prepare and maintain an updated list of the names of registered gaming promoters, their directors, key employees and collaborators for submission to the DICJ quarterly;
•	to inform the DICJ or proper authorities of any fact that may affect the solvency of their gaming promoters;
•	to maintain and update the book records with their gaming promoters;
•	to supervise the activities of their gaming promoters, in particular their compliance with legal and contractual obligations;
•	to inform the authorities of any potential criminal activity by their gaming promoters, in particular potential money laundering activities;
•	to promote a healthy relationship with registered gaming promoters;
•	to settle commissions or other remunerations agreed upon with their gaming promoters in a timely manner; and
•	to pay withholding taxes for their gaming promoters in a timely manner.

Anti-Money Laundering Regulations

The MSAR has been a member of the Asia/Pacific Group on Money Laundering (“APG”) since 2000. As a member of APG, the MSAR undertook, between 1990 and 2004, to implement the 40 recommendations and nine special recommendations of the Financial Action Task Force on Money Laundering (“FATF”), an inter-governmental body created in 1989 to develop and promote policies to combat money laundering and terrorist financing. As at July 24, 2007, the APG and Offshore Group of Banking Supervisors (“OGBS”), in their “Mutual Evaluation Report on Macau, China Against the FATF 40 Recommendations (2003) and 9 Special Recommendations,” determined that, despite non-compliance with Special Recommendation 9 relating to cross-border declaration and disclosure, Macau had demonstrated a strong commitment towards implementing laws and institutional bodies to enhance its compliance with international anti-money laundering standards. The MSAR Legislative Assembly approved a new anti-money laundering law on March 23, 2006 to combat money laundering by further strengthening the record-keeping and reporting requirements relating to suspicious activities.

The following are the pertinent laws and regulations relating to the anti-money laundering regulations in Macau that have recently been enacted:

Law No. 2/2006, Published in Macau Official Gazette No. 14 of 3 April 2006.  This law requires casino operators, concessionaires, sub-concessionaires, gaming promoters, and other entities such as financial institutions, insurance companies, exchange houses, money remittance companies and professionals to assist the Macau government in its efforts to combat money laundering activities. Corporate entities and associations are responsible and liable for money laundering when the crime is committed in their name and corporate interest be either (i) their corporate bodies or representatives, or (ii) a person under their authority, when the crime became possible by virtue of an unlawful breach of the vigilance or control duties pending on such entity.

Section 34 of the Gaming Law.  This section imposes a duty on the external auditors of the concessionaires, sub-concessionaires and managing companies of gaming operations to inform the DICJ and the Finance Department about any facts that may give rise to a suspicion of that entity, the members of that relevant corporate bodies or their employees of being involved in money laundering.

Section 30 of the Gaming Promoters Regulation.  This section provides that the concessionaires and sub-concessionaires must inform the relevant authorities about any fact indicating gaming promoters and their collaborators involved in acts of money laundering.

Legislative Developments

In order to better address the needs of the existing concession regime and to facilitate the modernization of the gaming industry in the MSAR, the Macau government and its Legislative Assembly have been revising the existing gaming regulations and are expected to enact new legislation or amend existing legislation to strengthen the legal framework on gaming activities. The MSAR Legislative Assembly enacted legislation in 2004 allowing concessionaires or sub-concessionaires to extend gaming credits to gaming patrons and to enforce gaming debts. Future legislation may cover operation of gaming areas, gaming chips and tokens, slot machines and offenses related to gaming and may change or update existing legislation.

Environmental Regulations

All organizations in Macau have to comply with the environmental principles of the environmental protection policy according to the Macau Ordinance, namely in respect of noise, pollution and construction nuisance. Macau Resources does not believe that it is in violation of any environmental laws.

Labor and Safety Regulations

Pursuant to Macau laws and regulations, Macau employers must register their employees under the mandatory Social Security Fund, make social security contributions for each of its employees and contract insurance to protect the rights and interests of their employees in the event of working accident and/or professional disease. Macau Resources believes that it is in compliance with all such regulations.

Seasonality

Typically, holiday periods in China, such as the New Year, the National Day, the Labor Day and the Mid-Autumn Festival, when many people in China take vacations, show peaks in gambling activity. Because Macau Resources’ VIP gaming promoter has operated for only a short period of time and has experienced large growth from its inception, its results to date do not reflect any such peaks. However, as its business matures, it expects that it will experience peaks of activity at the times of holidays.

Legal Proceedings

Neither Macau Resources nor its VIP gaming promter is involved in any legal proceedings that are anticipated to have a material effect on its business, financial position, results of operations or liquidity, nor is Macau Resources aware of any proceedings that are pending or threatened that may have a material effect on its business, financial position, results of operations or liquidity. From time to time Macau Resources is subject to legal proceedings and claims in the ordinary course of business, certain of which would be covered by insurance. Such claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.

Property, plant and equipment

Macau Resources currently operates from an office located within the Hung Lei VIP room. As operations expand, it intends to lease office space.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
MACAU RESOURCES

The following discussion and analysis should be read in conjunction with Macau Resources and Hung Lei VIP Room’s audited and unaudited financial statements and accompanying notes appearing elsewhere in this information statement/prospectus.

Overview

Hung Lei VIP Room’s business consists of the operation of the Hung Lei VIP gaming room located in, and operated under the gambling concession granted to, the Galaxy Resort Hotel in Macau, China. This business is based upon a promoters agreement between Long Jin Chung and the Galaxy Resort Hotel. Mr. Chung has assigned 100% of the profit derived under the agreement with the Galaxy Resort Hotel to Macau Resources upon the merger between Macau Resources and IGPAC. The promoters agreement between Mr. Chung and the Galaxy Resort Hotel will remain in effect to comply with applicable Macau gaming regulations. There are no other promoters for the Hung Lei VIP room.

The revenue obtained under the agreement with the Galaxy Resort Hotel is primarily derived from sharing with the Galaxy Resort Hotel the net winnings that the VIP room generates. The net winnings results from two key metrics — the win rate associated with the performance of the room and rolling chip turnover. The win rate is derived by determining the ratio of the gross gaming revenue, i.e., how much is lost by the patron, by the rolling chip turnover, i.e., how many cash winning chips are tendered in exchange for non-negotiable betting chips. A higher room win rate results in greater profits and, therefore, more revenue. A higher win rate may also mean a lower rolling chip turnover since the gambling patrons have less winnings to redeem for more non-negotiable chips. The lower the rolling chips turnover, the lower the commissions paid to agents who are compensated on a rolling chip turnover basis which further reduces costs and increases profits. The corollary is also the case. As the room’s win rate decreases, the rolling chip turnover increases thereby not only decreasing the room’s overall gross profits, but increasing expenses to agents. Win rates are solely a function of the probabilities associated with gambling and outside the control of the room. Fluctuations in win rates in any period versus an earlier corresponding period will impact the period to period performance.

The principal expense that is incurred for the promoter to operate the room is the commissions that are paid to the agents who secure gambling patrons for the VIP room. These commissions are based upon the rolling chip turnover attributed to the agents’ patrons. The rolling chip turnover is equivalent to the non-negotiable betting chips that a patron obtains to place wagers based upon purchases of such chips as well as redeeming cash chips derived from winnings for more betting chips to continue to place wagers. This means as the wagering level of a patron increases, either from purchasing more betting chips or exchanging cash chips from winnings for non-negotiable wagering chips, the greater the level of commissions. The promoter, from his share of the VIP room net winnings, is responsible for the selling and administrative expenses of conducting the operation of the VIP room. The Galaxy Resort Hotel pays all the direct expenses of the room, including absorbing the expenses associated with the premises used for the VIP game room and all direct labor.

Modest other sources of revenue are obtained under the promoter agreement. The promoter receives an expense allowance from the Galaxy Resort Hotel which is based upon the rolling chip turnover. The promoter also resells to agents lodging, travel and related benefits for patrons which it purchases which the agents make available to their gambling patrons.

The operation of the VIP room is substantially based upon extensions of credit to the agents. Approximately 48% of gambling activity in the Hung Lei VIP room is derived from credit. Agents provide markers to represent their obligations. The agents, in turn, extend credit to their patrons. Agents are often required to make deposits with the VIP room to secure their indebtedness under their markers. The VIP room maintains a right of offset against commissions payable to agents to protect against any losses. Mr. Chung has guaranteed the credit extended to agents to help insulate the business from credit losses associated with the non-payment of agents’ markers beyond their deposits if the markers are outstanding for more than 90 days.

The promoter and investors the promoter secures are responsible for funding the working capital required to operate the VIP room. These investors are unaffiliated third parties who extend credit in exchange for earning a return on their funds. The Galaxy Resort Hotel assists in this regard by extending a line of credit, as well. Working capital is required to fund the purchase of non-negotiable betting chips from the hotel, provide capital to redeem chips, underwrite any financial exposure from losses on markers extended to agents who, in turn, extend markers to their patrons and cover the selling and administrative expenses which are incurred to operate the room. As the business of the room increases, so will the need for additional capital. Historically, distributions were made to the promoter and investors when the cash position of the VIP room allowed for such distributions. In order to promote the financial stability of the room, the promoter and those investors who are to receive stock in Macau Resources have agreed, subsequent to the merger, to make loans to the room and will only be repaid to the extent the repayment will not cause the room’s obligation to decline below HK $80,000,000.

Because the economic performance of the VIP room is tied to the profits of the room and is subject to the uncertainties of gaming, there is generally no relevance to gauging period to period performance. The key economic metric to measure is rolling chip turnover since that quantifies the level of gambling activity in the room. Over time, it is expected that the net winning share of the room will equal the statistical norm of profits that a gaming room is expected to achieve. Therefore, as the level of gambling activity in the room increases so should revenue and profits.

Critical Accounting Policies and Estimates

Revenue Recognition

Revenue from Hung Lei operations is recorded monthly based upon Hung Lei’s share of the net gaming wins or as a percentage of non-negotiable chips wagered in Hung Lei. The amounts due Hung Lei are calculated and reported by Galaxy Casino on a monthly basis, usually within ten days of the month end.

In accordance with long standing industry practice in Macau, Hung Lei’s operations in Galaxy Casino have revenue and loss sharing arrangements. Under these arrangements, Hung Lei shared in Hung Lei’s VIP gaming room wins or losses from the gaming patrons who were recruited by Hung Lei and its agents. Typically, wins and losses are allocated as 40.25% to 45% of net gaming wins on a pre-gaming tax basis. Hung Lei or Galaxy Casino may adjust these arrangements with adequate notice and agreement by both parties to the arrangement.

Additionally, Hung Lei earns revenues based upon percentages of non-negotiable chips wagered in the VIP gaming rooms (typically 0.045%), which is available to offset costs incurred for accommodations, food and beverage and other services furnished to VIP gaming room patrons without charge and is included in gross revenues and then deducted as promotional allowances as incurred. These revenues are recorded as part of revenue from VIP gaming operations in the statements of operations.

In July 2009, all concessionaires and sub-concessionaires entered into an agreement to cap gaming promoter commissions. Under this agreement, commission payments to gaming promoters cannot exceed 1.25% of rolling chip volumes regardless of the commission structure adopted. As a result of the amendments made to Administrative Regulation No. 6/2002 by Administrative Regulation 27/2009 dated August 10, 2009, the Secretary of Economy and Finance of the Macau SAR now has the authority to issue a dispatch implementing the 1.25% gaming promoter commission cap, as agreed between all concessionaires and sub-concessionaires. The amendment sets forth standards for what constitutes a commission to gaming promoters, including all types of payments, either monetary or in specie, that are made to gaming promoters such as food and beverage, hotel and other services and allowances. The amendment also imposes obligations on gaming promoters and Casino Operators to report regularly to the Gaming Inspection and Coordination Bureau of the Macau SAR and imposes fines or other sanctions for noncompliance with the commission cap or the monthly obligations to report and detail the amount of commissions paid to gaming promoters. Currently, Hung Lei only operates under the revenue and loss sharing arrangements. The fixed commission of 1.25% will only be applicable if Hung Lei and Galaxy agree to change the remuneration arrangement.

Total rolling chip turnover in the VIP gaming room was approximately $1,716,184,971 and $1,229,137,998 for the period from May 20, 2011 (date of inception) through December 31, 2011 and the six months ended June 30, 2012, respectively.

VIP Room Cage and Marker Accounting

In the VIP gaming rooms, junket agents primarily purchase non-negotiable chips from the cage either with cash, cash chips, cashier’s order, or markers (short term, non-interest bearing loans). Non-negotiable chips can only be used to make wagers. Winning wagers are paid in cash chips. If the patrons continue to play, they must exchange the cash chips for non-negotiable chips, which is the basis for commissions. The wager of the non-negotiable chips by the gaming patrons in the VIP gaming room is recorded as rolling chip turnover and provides a basis for measuring VIP gaming room win percentage. It is customary in Macau to measure VIP gaming room play using this rolling chip method.

The law in Macau permits VIP gaming promoters to extend credit to junket agents, who act as patron representatives. In addition to enforceability issues, the collectability of markers from foreign junket agents is affected by a number of factors including changes in economic conditions in the agents’ home countries.

The Company may not be able to collect all of their markers receivable from the junket agents. Management expects that the Company will be able to enforce these obligations only in a limited number of jurisdictions, including Macau. To the extent that junket agents of the Company are from other jurisdictions, the Company may not have access to a forum in which they will be able to collect all of their markers receivable because, among other reasons, courts of many jurisdictions do not enforce gaming debts and the Company may encounter forums that will refuse to enforce such debts. The Company’s inability to collect gaming debts could have a significant negative impact on their operating results.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash, cash chips, non negotiable chips and short-term investments with original maturities of less than 90 days. Such investments are carried at cost, which approximates their fair value. Cash equivalents are placed with high credit quality financial institutions.

Accounts Receivable

Accounts receivable are principally comprised of net gaming revenues, fees and incentives revenues receivable, which do not bear interest and are recorded at amounts due from the casino operator. When deemed necessary, the Company records an allowance for doubtful accounts which represents management’s best estimate of the amount of probable credit losses. Management believes that all outstanding balances are collectible and therefore an allowance has not been established. Although management believes that no allowance is currently necessary, it is possible that the estimated amount of cash collections with respect to accounts receivable could change.

Markers Receivable

The Company regularly evaluates the allowance for doubtful accounts based on a specific review of junket agent accounts as well as management’s prior experience with collection trends in the casino industry and current economic and business conditions. Effective December 31, 2011, Mr. Chung has agreed to guarantee loans to agents that remain outstanding greater than 90 days. At December 31, 2011 and March 31, 2012 (unaudited), management does not believe that an allowance for doubtful accounts is deemed necessary.

Concentrations and Risks

Cash includes cash on hand and demand deposits in accounts maintained in Hong Kong. Balances at financial institutions within Hong Kong are insured to $65,000 per account. The Company has not experienced any losses in such accounts.

The Company’s current operations are conducted in Macau. Accordingly, the Company’s financial condition and results of operations may be influenced by the political, economic and legal environment in the People’s Republic of China (“PRC”) and by the general state of the PRC economy. The Company’s operations in Macau are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange.

Foreign Currency Translations and Comprehensive Income

The reporting currency of the Company is the United States dollar. The Company uses the Hong Kong Dollar (“HK$”) as its functional currency. Assets and liabilities are translated using the exchange rates prevailing at the balance sheet dates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of owner’s equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Asset and liability amounts at December 31, 2011 and June 30, 2012 (unaudited) were translated at HK$7.768 to $1.00, and HK$7.757 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to statement of operations accounts for the period from May 20, 2011 (date of inception) through December 31, 2011 and the six months ended June 30, 2012 (unaudited) were HK$7.785 to $1.00 and HK$7.761 to $1.00, respectively. Cash flows are also translated at average translation rates for the period. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

	December 31, 2011	June 30, 2012
Period end HK$:US$ exchange rate	$7.768	$7.757
Average annual HK$:US$ exchange rate	$7.785	$7.761

Results of Operations of Hung Lei VIP Room

Date of Inception (May 20, 2011) through December 31, 2011

For the period of May 20, 2011, the date of inception of the Hung Lei VIP Room, through December 31, 2011, the revenue generated by Hung Lei as the promoter was $22,553,148. This revenue represents the share of winnings payable under the promoter agreement plus the expense allowance earned based upon the rolling chip turnover. In the same period, the business incurred commissions to agents of $15,597,278, or 69.1% of revenue, and selling, general and administrative expenses of $1,069,726, or 4.7% of revenue. The tax imposed on the rolling chip turnover for the period was $171,619. Net income for the period, before any currency adjustment, was $5,714,525, or 25% of revenue.

Six Months Ended June 30, 2012

For the six month period ended June 30, 2012, the revenue generated by the Hung Lei VIP Room as the promoter was $18,035,599. This revenue represents the share of winnings payable under the promoter agreement plus the expense allowance based upon the rolling chip turnover. For the six month period, the business incurred commissions to agents of $14,999,687, or 83.2% of revenue, and selling, general and administrative expenses of $1,148,303, or 6.3% of revenue. The tax imposed on the rolling chip turnover for the period was $122,914. Net income for the period, before any currency adjustment was $1,764,614, or 9% of revenue. The win rate for the period was less than the statistical probability asociated with the room which reduced the net income below statistical rooms.

Liquidity and Capital Resources

In order to fund the working capital requirements of the business, which primarily consists of the funds required to extend credit to agents and to acquire non-negotiable wagering chips from the Galaxy Casino, Hung Lei room has relied upon non-interest bearing credit advances from the promoter and others and a line of credit from the Galaxy Casino, through which non-negotiable waging chips are provided for use in the Hung Lei VIP room. The promoter of Hung Lei has extended a HK$ 80,000,000 credit facility that can be accessed for working capital as needed. It is not anticipated that the Hung Lei VIP room will have any material cash requirements over the next 12 months. There are no capital expenditures of a material nature that are ever the responsibility of the Hung Lei VIP room promoter. Any potential need for capital is primarily related to having funds available for extending credit beyond the net profits of the room and the currently available funds. If additional funds are sought beyond the current resources, such funds will need to be acquired from additional investment or through an increase in credit facilities. It is not anticipated that any such additional investment will be required.

Contractual Obligations

There are no contractual obligations associated with the Hung Lei VIP room that create any material financial exposure to the operations of the room. Effective as of the Merger, employment agreements will take effect obligating Macau Resources to compensate its three executive officers at the rate of HK$ 150,000 per month for five years. There are no other obligations currently in effect or that will take effect at the closing of the Merger.

INFORMATION ABOUT IGPAC

On August 28, 2012, we entered into the merger agreement in order to effect a business combination. We are not presently engaged in, and we will not engage in, any substantive commercial business until we consummate a business combination. Rather, we are devoting our time, attention and resources to completing the business combination with Macau Resources.

Overview

We were formed on August 1, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which our management believes would benefit from establishing operations or facilities in Israel. On July 18, 2006, we completed our initial public offering of 500,000 Series A Units and 4,600,000 Series B Units. We have neither engaged in any operations, nor generated any revenues, nor incurred any debt or expenses other than in connection with our initial public offering and, thereafter, expenses related to identifying and pursuing acquisitions of targets and expenses related to liquidating our trust fund for the benefit of our Class B common stockholders and reconstituting the Company as an ongoing business corporation. We have incurred expenses only in connection with (i) the preparation and filing of our quarterly reports on Form 10-Q, annual reports on Form 10-K and proxy statements in connection with the February 16, 2009 Stockholders’ Meeting and (ii) travel expenses related to finding and developing acquisition candidates. Our travel expense policies are consistent with good business practice, and we try to minimize such costs to the extent possible.

At a special meeting of our stockholders held on February 16, 2009, our stockholders approved a proposal to distribute our trust fund for the benefit of our Class B common stockholders, without the requirement that we dissolve and liquidate. As a result of the stockholder vote, we filed an amendment to our certificate of incorporation that resulted in the cancellation of all shares of our Class B common stock and the conversion of those shares into the right to receive a pro rata share of the trust fund distribution. Thereafter, our Class B common stock and Series B Units ceased to be quoted on the Over-The-Counter bulletin board and ceased to traded or be tradable, and the trust fund was distributed to the holders of Class B common stock.

At a continuation of the special stockholder meeting held on February 17, 2009, our stockholders (then consisting only of holders of common stock) approved proposals to amend and restate our certificate of incorporation to (i) remove certain blank check company-related restrictions, including provisions which required us to dissolve following the distribution of the trust fund and provisions authorizing the Class B common stock, and (ii) increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares. As a result of this stockholder vote, we filed an amended and restated certificate of incorporation, which allowed us to continue our corporate existence following the distribution of the trust fund.

We are a “blank check” company. The Securities Act of 1933 defines such companies as “any development stage company that is issuing a penny stock (within the meaning of section 3 (a)(51) of the Securities Exchange Act of 1934) and that (A) has no specific business plan or purpose; or (B) has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Securities Exchange Act of 1934 (the Exchange Act), we also qualify as a “shell company,” because we have no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Facilities

Our sole office is located at 4808 Moorland Lane, Suite 109, Bethesda, Maryland 20814, and is presently provided free of charge by Moorland Lane Partners, LLC, one of our shareholders. We consider our current office space adequate for our current operations.

Employees

We do not have any employees. Our sole director currently serves in an executive capacity in order for the board of directors to be able to discharge its responsibilities until such time as we acquire an operating business. This individual has other business interests and is not obligated to contribute any specific number of hours to our matters and intend to devote only as much time as they deems necessary to our affairs. The amount of time he will devote in any time period will vary based on whether a target business has been selected for a business combination and the stage of our business combination process. When a target business is believed to be worthy of further examination as a potential merger, he will spend more time investigating that target business and negotiating a potential business combination (and consequently more time on our affairs) than he will when no specific target business has been identified. We do not intend to have any full-time employees prior to the consummation of a business combination.

Available Information

We file or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. While we do not have a website with available filings, we will provide at no additional charge, copies of these reports, proxy and information statements and other information upon request to our address at 4808 Moorland Lane, Suite 109, Bethesda, Maryland 20814. You may also inspect and copy these reports, proxy and information statements and other information, and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports, proxy, information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.org.

Legal Proceedings

We are not currently a party to any pending legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF IGPAC

The following discussion and analysis should be read in conjunction with our financial statements and accompanying notes appearing elsewhere in this information statement/prospectus.

General

We were formed on August 1, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which our management believes would benefit from establishing operations or facilities in Israel. On July 18, 2006, we completed our initial public offering of 500,000 Series A Units and 4,600,000 Series B Units. We have neither engaged in any operations, nor generated any revenues, nor incurred any debt or expenses other than in connection with our initial public offering and thereafter, expenses related to identifying and pursuing acquisitions of targets and expenses related to liquidating our trust fund for the benefit of our Class B common stockholders and reconstituting the Company as an ongoing business corporation. We have incurred expenses only in connection with (i) the preparation and filing of our quarterly reports on Form 10-Q, annual reports on Form 10-K and proxy statements in connection with the February 16, 2009 Stockholders’ Meeting and (ii) travel expenses related to finding and developing acquisition candidates. Our travel expense policies are consistent with good business practice, and we try to minimize such costs to the extent possible.

At a special meeting of our stockholders held on February 16, 2009, our stockholders approved a proposal to distribute our trust fund for the benefit of our Class B common stockholders, without the requirement that we dissolve and liquidate. As a result of the stockholder vote, we filed an amendment to our certificate of incorporation which resulted in the cancellation of all shares of our Class B common stock, and the conversion of those shares into the right to receive a pro rata share of the trust fund distribution. Thereafter, our Class B common stock and Series B Units ceased to be quoted on the Over-The-Counter bulletin board and ceased to trade or be tradable, and the trust fund was distributed to the holders of Class B common stock.

At a continuation of the special stockholder meeting held on February 17, 2009, our stockholders (then consisting only of holders of common stock) approved proposals to amend and restate our certificate of incorporation to (i) remove certain blank check company-related restrictions, including provisions which required us to dissolve following the distribution of the trust fund and provisions authorizing the Class B common stock, and (ii) increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares. As a result of this stockholder vote, we filed an amended and restated certificate of incorporation, which allowed us to continue our corporate existence following the distribution of the trust fund.

Our current plan is to acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our current business consists solely of identifying, researching and negotiating the purchase of a business management deems to be in the best interest of our shareholders. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. We cannot assure you that we will be able to locate an appropriate target business or that we will be able to engage in a business combination with a target business on favorable terms.

Results of Operations

Net loss for the year ended July 31, 2012 increased to $58,358 compared to a net loss for the same prior-year of $39,274. Net loss for the year ended July 31, 2012 consisted of professional fees of $31,061, Delaware franchise taxes of $1,136 and other general and administrative expenses of $26,161. Net loss for the year ended July 31, 2011 consisted of professional fees of $38,686, Delaware franchise taxes of $325 and other general and administrative operating expenses of $14,837. The net loss for the year ended July 31, 2011 included other income of $14,574 which was a refund from State of Delaware for over payment of excise taxes for a prior year.

Net income for the period from inception (August 1, 2005) to July 31, 2012 of $1,987,423, consisted of interest income of $3,715,745, offset by professional fees of $919,505, Delaware franchise taxes of $237,137 and other operating expenses of $585,254, which includes a monthly administrative services agreement with an affiliate, and insurance and travel expenses.

Liquidity and Capital Resources

We consummated our initial public offering of 500,000 Series A units and 4,600,000 Series B units on July 18, 2006. On July 26, 2006, we consummated the closing of an additional 32,500 Series A Units and 518,000 Series B Units that were subject to the over-allotment option. Proceeds from our initial public offering were approximately $52.9 million, net of underwriting and other expenses of approximately $3.3 million, of which $51,691,800 was deposited into the trust fund with American Stock Transfer & Trust Company as trustee, and the remaining $1.2 million was held outside of the trust fund. The proceeds held outside the trust are available to be used by us, and are being used by us, to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The proceeds held in the trust fund were distributed to our Class B stockholders beginning on February 18, 2009 (see Note 3 to our audited financial statements included elsewhere in this report).

As indicated in the accompanying financial statements, at July 31, 2012, we had $7,219 in cash and cash equivalents, current liabilities of $143,666 and a working capital deficit of $136,447. Further, we have incurred and expect to continue to incur costs in pursuit of acquisition plans. We believe that we will need to raise capital to fund ongoing operations, and we may be unable to continue operations unless further financings are consummated. Costs for ongoing operations are anticipated to include the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. There is no assurance that our plans to raise capital or to consummate a transaction will be successful.

We do not currently have any specific capital-raising plans. We may seek to issue equity securities, including preferred securities for which we may determine the rights and designations, common stock, warrants, equity rights, convertibles notes and any combination of the foregoing. Any such offering may take the form of a private placement, public offering, rights offering, other offering or any combination of the foregoing at fixed or variable market prices or discounts to prevailing market prices. We cannot assure you that we will be able to raise sufficient capital on favorable, or any, terms. As a “blank check company”, regulatory restrictions that are more restrictive than those generally applicable to public companies may apply to any future public offerings by us and may further limit our ability to raise funds for our operations.

Critical Accounting Policies

Our significant accounting policies are described in Note 3 to our audited financial statements included elsewhere in this report. We believe the following critical accounting polices involved the most significant judgments and estimates used in the preparation of our financial statements.

UNAUDITED CONSOLIDATING PRO FORMA FINANCIAL INFORMATION

We are providing the following unaudited consolidating pro forma financial information to aid you in your analysis of the financial aspects of the acquisition.

At the dates of the financial information provided in this section, IGPAC was a non-operating public shell corporation, having nominal assets. Hung Lei VIP Room was a private operating company. Macau Resources was formed to accept assignment of the profits from the Hung Lei VIP Room upon consummation of the merger, but prior to the merger had nominal assets. Upon consummation of the merger, the stockholders of Macau Resources will have voting and management control of the combined company. In accordance with the guidance in the SEC’s Corporation Finance Financial Reporting Manual section 12100.1, the acquisition of a private operating company by a non-operating public shell company is considered to be a reverse recapitalization, equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation accompanied by a recapitalization. Accordingly, the assets and liabilities and historical operations that are reflected in the consolidated financial statements are those of Macau Resources and are recorded at the historical cost basis of Macau Resources. The assets, liabilities and results of operations of IGPAC will be consolidated with the assets, liabilities, and results of operations of Hung Lei and Macau Resources upon consummation of the merger.

The unaudited combined pro forma statements of operations for the periods ended December 31, 2011 and June 30, 2012 give pro forma effect to the acquisition as if it had occurred on May 20, 2011 and January 1, 2012, respectively. The unaudited combined pro forma balance sheet as of June 30, 2012 gives pro forma effect to the acquisition as if it had occurred on such date. The unaudited combined pro forma statement of operations and balance sheet are based on the historical financial statements of IGPAC, Hung Lei and Macau Resources for the period ended December 31, 2011 and for the six month period ended June 30, 2012.

This information should be read together with the financial statements of Macau Resources and the notes thereto, the financial statements of Hung Lei and the notes thereto, IGPAC’s financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this information statement/prospectus.

The unaudited combined pro forma financial information is presented for informational purposes only and is subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

Israel Growth Partners Acquisition Corp.,
Hung Lei VIP Room
and Macau Resources Group Limited
Pro forma Combined Balance Sheet
As of June 30, 2012
(unaudited)

	Israel Growth Partners Acquisition Corp(1) As of June 30, 2012	Hung Lei VIP Room(2) As of June 30, 2012	Macau Resources Group Limited(3) As of June 30, 2012	Pro forma Adjustments			Pro forma Combined
	(historical)	(historical)	(historical)
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$10,219	$3,126,726	$—	$			$3,136,945
Accounts receivable	—	6,590	—		—		6,590
Markers receivable	—	14,969,083	—		—		14,969,083
Due from related party	—	18,060	—		—		18,060
Other assets	—	63,450	—		—		63,450
TOTAL CURRENT ASSETS	10,219	18,183,909	—		—		18,194,128
Property and equipment, net	—	145,269	—		—		145,269
TOTAL ASSETS	$10,219	$18,329,178	$—		$—		$18,339,397
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Commission payable	$—	$1,452,643	$—		$—		$1,452,643
Accrued expenses	31,048	205,015	—		—		236,063
Line of credit	—	6,445,957	—		—		6,445,957
Loans payable	110,500	1,203,905	—		—		1,314,405
Due to related party	—	—	7,281		—		7,281
TOTAL CURRENT LIABILITIES	141,548	9,307,520	7,281		—		9,456,349
Related party loans payable – long term	—	9,021,658	—		—		9,021,658
TOTAL LIABILITIES	141,548	18,329,178	7,281		—		18,478,007
SHAREHOLDERS' DEFICIT							—
Common Stock	1,825	—	100		1,521	(a)	1,521
					(1,825	)(b)
					(100	)(c)
							—
Additional paid in capital	1,498,214	—	—		(1,521	)(a)	(132,750)
					1,825	(b)
					100	(c)
					(1,631,368	)(d)
Subscription receivable			(100)				(100)
Accumulated other comprehensive loss	—	—	(5)				(5)
Deficit accumulated during development stage	(1,631,368)	—	(7,276)		1,631,368	(d)	(7,276)

Israel Growth Partners Acquisition Corp.,
Hung Lei VIP Room
and Macau Resources Group Limited
Pro forma Combined Balance Sheet – (continued)
As of June 30, 2012
(unaudited)

	Israel Growth Partners Acquisition Corp(1) As of June 30, 2012	Hung Lei VIP Room(2) As of June 30, 2012	Macau Resources Group Limited(3) As of June 30, 2012	Pro forma Adjustments	Pro forma Combined
	(historical)	(historical)	(historical)
TOTAL SHAREHOLDERS' DEFICIT	(131,329)	—	(7,281)	—	(138,610)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$10,219	$18,329,178	$—	$—	$18,339,397

(1)	Source: unaudited financial statements of IGPAC as of June 30, 2012 obtained from IGPAC.
(2)	Source: unaudited financial statements of Hung Lei VIP Room as of March June 30, 2012 included elsewhere in this From F-4.
(3)	Source: unaudited financial statements of Macau Resources Group Limited as of June 30, 2012 included elsewhere in this Form F-4.

The following adjustments would be required if the merger ocurred as indicated above:

a.	To record the total outstanding shares that will exist after the merger.
b.	To eliminate IGPAC's common stock value.
c.	To eliminate Macau Resources's common stock value.
d.	To eliminate pre-acquisition accumulated deficit of IGPAC.

Israel Growth Partners Acquisition Corp.,
Hung Lei VIP Room
and Macau Resources Group Limited
Pro forma Combined Statement of Operations
For the Year Ended December 31, 2011
(unaudited)

	Israel Growth Partners Acquisition Corp(1) For the Year Ended December 31, 2011	Hung Lei VIP Room(2) For the Period From May 20, 2011 (Date of Inception) To December 31, 2011	Macau Resources Group Limited(3) For the Period From October 28, 2011 (Date of Inception) To December 31, 2011	Pro forma Adjustments	Pro forma Combined
	(historical)	(historical)	(historical)
Net Revenue	$—	$22,553,148	$—	$—	$22,553,148
Expenses
Commission to agents	—	15,597,278	—	—	15,597,278
Selling, general and administrative expenses	40,805	1,069,726	1,156	—	1,111,687
Special rolling tax	—	171,619	—	—	171,619
Total Expenses	40,805	16,838,623	1,156	—	16,880,584
Net Income (loss)	$(40,805)	$5,714,525	$(1,156)	$—	$5,672,564
Earnings (loss) per common share	$(0.00)				$0.37
Weighted average share outstanding	18,250,003				15,208,336

(1)	Source: unaudited financial statements of IGPAC for the year ended December 31, 2011 obtained from IGPAC.
(2)	Source: audited financial statements of Hung Lei VIP Room included elsewhere in this From F-4 for the period from May 20, 2011 (Date of Inception) to December 31, 2011.
(3)	Source: audited financial statements of Macau Resources Group Limited included elsewhere in this Form F-4 for the period from October 28, 2011 (date of inception) to December 31, 2011.

Israel Growth Partners Acquisition Corp.,
Hung Lei VIP Room
and Macau Resources Group Limited
Pro Forma Combined Statement of Operations
For the Six Months Ended June 30, 2012
(unaudited)

	Israel Growth Partners Acquisition Corp(1) Six Months Ended June 30, 2012	Hung Lei VIP Room(2) Six Months Ended June 30, 2012	Macau Resources Group Limited(3) Six Months Ended June 30, 2012	Pro forma Adjustments	Pro forma Combined
	(historical)	(historical)	(historical)
Net revenue	$—	$18,035,599	$—	$—	$18,035,599
Expenses:	—
Commission to agents		14,999,768	—	—	14,999,768
Selling, general and administrative expenses	27,810	1,148,303	6,120	—	1,182,233
Special rolling tax	—	122,914	—	—	122,914
Total expenses	27,810	16,270,985	6,120	—	16,304,915
Net income (loss)	$(27,810)	$1,764,614	$(6,120)	$—	$1,730,684
Earnings (loss) per common share	$(0.00)				$0.11
Weighted average shares outstanding	18,250,003				15,208,336

(1)	Source: unaudited financial statements of IGPAC for the six months ended June 30, 2012 obtained from IGPAC.
(2)	Source: audited financial statements of Hung Lei VIP Room included elsewhere in this From F-4 for the six months ended June 30, 2012.
(3)	Source: audited financial statements of Macau Resources Group Limited included elsewhere in this Form F-4 for the six months ended June 30, 2012

MACAU RESOURCES DIRECTORS AND MANAGEMENT
FOLLOWING THE TRANSACTIONS

Following the closing of the transactions, the board of directors and executive officers of Macau Resources will be as follows:

Name	Age	Position
Long Jin Chung	55	Chairman of the Board
Cheok Va Lam	54	Chief Executive Officer, Director
Chen-Hai Hsu	40	Chief Operating Officer, Director
Sing Ing Chung	52	Chief Financial Officer
Qinliang Shu	45	Director
Bo Wang	50	Director

Long Jin Chung is the chairman and sole proprietor of Hung Lei VIP Club. Previously, Mr. Chung had joined the Macau police force since graduation from school to 1991. Mr. Chung then worked with a number of junkets at Macau’s Lisboa Casino before starting his career as manager of VIP operations in the New Century Casino in 1997 and later the Greek Mythology Casino in 2005. Mr. Chung had gained extensive gaming management experience and built a large network of VIP agents and customers during this period.

Cheok Va Lam is the CEO and executive director of Hung Lei VIP Club. Mr. Lam is member of the standing committee of Yunnan Province of the Chinese People Political Consultative Conference. He is also an advisor for Asia Entertainment & Resources Ltd. (NASDAQ: AERL) and the chairman of Publi Enterprise Limited. Mr. Lam is also Director of China Federation of Overseas Chinese Entrepreneurs, Director of Macau Chamber of Commerce, President of Macau Yunnan Chamber of Commerce, Secretary General of Macau Gaming Professionals Association, Director of Charity Funds from the Readers of Macau Daily Journal and Member of Basic Law Promotion Association. Previously, Mr. Lam was Vice President and Commissioner of the Youth Affairs of the Macau Scout Association, Zone X Chairman of International Lions Club District 303, Charter President of Lions Club of Macau Peninsula, Chairman of Compliance Committee of Saipan Garment Manufacturers Association and Director of Saipan Chinese Association. Mr. Lam has more than 30 years of business experience and has been actively involved in the gaming and hotel business for the recent 20 years. He was the executive manager of New Century Hotel from 2000 to 2004 and the vice president of Greek Mythology Casino from 2004 to 2009. He was also the executive director of Amax Holdings (HKSE: 959), a gaming and entertainment related business, from 2005 to 2009.

Chen-Hai Hsu is the COO and executive director of Hung Lei VIP Club. Mr. Hsu has many years of operations experience in various industries. He served as a financial consultant for SinoPac Securities Corporation (Taiwan) in 2011 and as an executive director at Smart Global Investment Holding Co. Ltd. (Taiwan) in 2004. He was a sales representative and shareholder of a Hong Kong listed company, Tiger Tech Holdings Ltd. (HKSE: 8046) in 2003. In 2001, he served as general manager of Tung Lung Development Co. Ltd. and Taiwan Tea Co. Ltd. Mr. Hsu served as director at Hong Kong Yakult Holding Company in 2000 and at Min Kun Trade Co. Ltd. in Taiwan in 1997.

Qinliang Shu has extensive experience in the gaming industry’s VIP customer service when he founded a commodity adjustment company and an investment and guarantee company in 2004. Previously, he worked as a civil servant with the Jiaxing City Sales Collectivization of Agriculture in his hometown, Jiaxing City, Zhejiang Province, after graduation from school. Mr. Shu joined the business sector in 1993 when he started his own business in the garment trading sector. Since 1993 he was also involved in various business fields and built a valuable database of customers for his new venture into the gaming industry in 2004.

Bo Wang is an active business man with good relations in both China and Macau. Mr. Wang started as an assistant to the Chairman of the Dandong Silk Products Company in Liaoning, China from 1981 to 1986. From 1987 to 1990, he was involved in real estate investments as the manager of Rong Bai Shi Real Estate Company, Dalian City, Liaoning, China. Mr. Wang joined the import and export business at Ji Tong Enterprise in Zhuhai, Guangdong, China in 1991 and he is currently the General Manager. Mr. Wang has also started property investment in Macau and established Ji Yu Jia Investment Group Limited in 2003.

Sing Ing Chung is the CFO of Hung Lei VIP Club. Previously, Mr. Chung had joined the Macau police force since graduation from school to 1991. Mr. Chung then went to Bangkok with his family and started a construction business from 1991 to 1996. Mr. Chung returned to Macau and worked at the New Century Casino as assistant manager in 1997 and later at the Greek Mythology Casino in 2005 as assistant manager of VIP operations. Mr. Chung has built a wide connection of VIP agents and customers and gained extensive experience in cage operations during this period.

Employment Agreements

Macau Resources has entered into employment agreements with each of Cheok Va Lam, Chen-Hai Hsu and Sing Ing Chung, each of which will become effective upon the closing of the merger and will remain in effect for a period of five years thereafter. Pursuant to the employment agreements, each such officer is entitled to a monthly salary of HK$150,000, reasonable use of company automobiles, and reimbursement of expenses. The agreements contain customary covenants regarding confidentiality of company information, and non-competition covenants that apply during the term of employment and for eight years thereafter. Each executive also agrees not to sell, during any calendar year during the employment term, more than 20% of the ordinary shares he receives in connection with the merger transaction. In addition, if any executive’s employment is terminated for any reason prior to the end of the employment term, or if the executive breaches his confidentiality or non-competition covenants, he is required to return all such shares then held by him to Macau Resources for cancellation.

Executive Compensation

IGPAC

No IGPAC executive officer has received any cash compensation for services rendered to it. From August 1, 2005 through October 12, 2008, we paid Danash Investment and Management Ltd., an entity owned solely by Dror Gad, our former Chief Financial Officer and a former member of our board of directors, a fee of $7,500 per month for office space and certain office and administrative services. From August 1, 2005 through October 12, 2008, a total of approximately $203,831 has been paid by us to Danash under this agreement. We believe, based on rents and fees for similar services in the Tel-Aviv, Israel metropolitan area, that the fee charged by Danash was at least as favorable as we could have obtained from an unaffiliated person. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, persons who were stockholders prior to our IPO, including our former officers and directors, have received reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Since IGPAC’s formation, we have not granted any stock options or stock appreciation rights or any awards under long-term incentive plans.

Macau Resources

Prior to the merger, none of Macau Resources officers has received any compensation.

Promoter

Long Jin Chung, our Chairman of the Board and the chairman and sole proprietor of Hung Lei VIP Club, is our sole “promoter,” as that term is defined by the regulations promulgated by the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the transactions described under the heading “The Merger and the business combination,” and “Directors and Management following the Merger and the business combination-Executive Compensation” the transactions described below, since August 1, 2008 there have not been, and there is not currently proposed, any transaction or series of similar transactions to which (a) IGPAC is or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, or (b) Macau Resources was or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any executive officer, holder of 5% or more of its membership interests or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On December 16, 2009 and June 29, 2010 an officer and shareholder of the company advanced the company $10,000 and $15,392, respectively, in order to continue to fund its operations. The advance is non-interest bearing.

On June 30, 2010 the company issued and sold 1,400,000 shares of common stock (par value of $.0001) at a price of $.01 per share (total proceeds of $14,000) to Moorland Lane Partners, LLC (57% of the common shares issued and outstanding after the transaction). Upon purchase of these shares the current sole director of the company (Richard J. Roth) resigned and was replaced with a designee director of Moorland Lane Partners, LLC.

None of IGPAC’s officers and directors is required to or does commit his full time to our affairs, and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of IGPAC’s common stock or as of September 10, 2012, and assuming that the transactions are consummated, the beneficial ownership of Macau Resources common shares after the closing of the transactions:

•	each person known by us to be or is expected to be the beneficial owner of more than 5% of IGPAC’s outstanding shares of common stock or Macau Resources ordinary shares;
•	each director of IGPAC and director-nominee of Macau Resources;
•	each named executive officer of IGPAC and Macau Resources; and
•	the directors and executive officers of IGPAC and Macau Resources as a group.

The numbers and percentages of shares are based on 18,250,003 shares of IGPAC common stock outstanding, and 15,209,836 Macau Resources ordinary shares expected to be outstanding upon consummation of the transactions. Currently, Macau Resources has no shareholders of record in the United States. The table assumes that none of the shares of common stock issuable upon exercise of our warrants are issued.

	Beneficial Ownership of IGPAC Common Stock prior to the Transactions		Beneficial Ownership of Macau Resources Ordinary Shares after the Consummation of the Transactions
Name:	Common Stock		Ordinary Shares
	Number	Percent	Number	Percent
Director and Executive Officers of IGPAC:
Craig Samuels(1)	17,184,903	94.2%	859,245	5.6%
Mitchell Metzman(1)	17,184,903	94.2%	859,245	5.6%
All executive officers and directors as a group (two persons)(1)	17,184,903	94.2%	859,245	5.6%
Directors and Officers of Macau Resources:
Long Jin Chung	—	—	10,550,327	69.4%
Cheok Va Lam	—	—	643,313	4.2%
Chen-Hai Hsu	—	—	643,313	4.2%
Sing Ing Chung	—	—
Qinliang Shu	—	—	1,029,300	6.8%
Bo Wang	—	—

(1)	Based on information contained in a Schedule 13D filed by Moorland Lane Partners, LLC (“Moorland”) on July 9, 2010 and a Schedule 13D filing by Moorland on March 10, 2011. Includes 17,184,903 shares of common stock owned by Moorland. Each of Messrs Samuels and Metzman is a manager and member of Moorland. Accordingly, each of Messrs Samuels and Metzman may be deemed to beneficially own 17,184,903 shares of common stock and disclaims beneficial ownership of all such shares, except to the extent of their respective pecuniary interest therein.

SHARES ELIGIBLE FOR FUTURE SALE

After the transactions, there will be 15,208,326 ordinary shares outstanding, of which 912,500 will be registered and freely tradable without securities law restriction. In addition, there will be outstanding warrants to purchase 390,000 Macau Resources ordinary shares, each to purchase one ordinary share, all of which will be freely tradable. The ordinary shares issuable upon exercise of the warrants will also be freely tradable, provided that there is a registration statement in effect at the time of their exercise. The ordinary shares and the ordinary shares issuable upon the exercise of the warrants have registration rights and may be sold pursuant to Rule 144. Therefore, there are an aggregate of up to 390,000 ordinary shares that may be issued in the future upon exercise of outstanding warrants and options.

In general, under Rule 144, a person who has owned restricted shares beneficially for at least six months is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then-average preceding four weeks’ average weekly trading volume or one percent of the total number of shares outstanding. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company. A person who has not been an affiliate of the company for at least the three months immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell the shares under Rule 144 without regard to the limitations described above.

No prediction can be made about the effect that market sales of shares of Macau Resources ordinary shares or the availability for sale of shares of Macau Resources ordinary shares will have on its market price. Sales of substantial amounts of ordinary stock in the public market could adversely affect the market price for Macau Resources securities and could impair Macau Resources future ability to raise capital through the sale of ordinary shares or securities linked to such shares.

LEGAL MATTERS

The validity of the Macau Resources ordinary shares to be offered by this information statement/prospectus has been passed upon for Macau Resources by Forbes Hare, BVI legal counsel.

EXPERTS

The financial statements of IGPAC as of July 31, 2012 and 2011, and the related statements of operations, stockholders’ equity and cash flows for the years ended July 31, 2012, appearing in this information statement/prospectus have been audited by Gruber & Company, LLC, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Macau Resources and Hung Lei VIP Room at December 31, 2011, appearing in this information statement/prospectus have been audited by AJ Robbins, PC, an independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Macau Resources filed a registration statement on Form F-4 to register with the SEC Macau Resources ordinary shares that Macau Resources will issue to IGPAC stockholders in the merger. This information statement/prospectus is part of that registration statement and constitutes a prospectus of Macau Resources in addition to being a information statement for IGPAC common stockholders. As allowed by SEC rules, this information statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should refer to the registration statement, including it exhibits and schedule, for further information about Macau Resources and the securities being offered hereby.

IGPAC files annual, quarterly and current reports, information statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information IGPAC files at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public at the web site maintained by the SEC at http://www.sec.gov.

IGPAC has not authorized anyone to provide you with information that is different from what is contained in this information statement/prospectus. This information statement/prospectus is dated [•], 2012. You should not assume that the information contained in this information statement/prospectus is accurate as of any date other than such date, and neither the mailing of this information statement/prospectus to IGPAC stockholders nor the issuance of Macau Resources ordinary shares in the transactions shall create any implication to the contrary.

IGPAC provided all of the information contained in this information statement/prospectus with respect to IGPAC and Macau Resources provided all of the information contained in this information statement/prospectus with respect to Macau Resources and Hung Lei VIP Room.

ANNEX A

MERGER AGREEMENT

Among

ISRAEL GROWTH PARTNERS ACQUISITION CORP.,

MACAU RESOURCES GROUP LIMITED

and

THE MEMBERS OF MACAU RESOURCES GROUP

August 28, 2012

A-1

i

ii

MERGER AGREEMENT

This MERGER AGREEMENT (“Agreement”) is entered into as of August 28, 2012, among Israel Growth Partners Acquisition Corp., a Delaware corporation (“IGPAC”), Macau Resources Group Limited (formerly known as “Speedy Cosmo Limited”), a British Virgin Islands corporation (the “Company”), and the members of the Company (each, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in Article IX hereof.

RECITALS:

A.  The respective boards of directors of IGPAC and the Company have each approved and adopted this Agreement and the transactions contemplated by this Agreement, in each case after making a determination that this Agreement and such transactions are advisable and fair to, and in the best interests of, such corporation and its stockholders or members, as applicable;

B.  Pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, IGPAC, in accordance with the Delaware General Corporation Law (the “DGCL”) and the BVI Business Companies Act, 2004 (as amended) (the “BVI BCA”), will merge with and into the Company, with the Company as the surviving corporation (the “Merger”);

C.  Holders of a majority of all of the outstanding shares of common stock of IGPAC have adopted and approved this Agreement and the Merger based on the recommendation of the board of directors of IGPAC that this Agreement and the Merger are advisable and in the best interests of its shareholders; and

D.  The Shareholders, holders of all the outstanding capital stock of the Company, have adopted and approved this Agreement and the Merger based on the recommendation of the board of directors of the Company that this Agreement and the Merger are desirable and in the best interests of its members.

IT IS AGREED:

ARTICLE I

MERGER

1.1 The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 252 of the DGCL and the applicable provisions of the BVI BCA, IGPAC shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of IGPAC shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”). The effects and consequences of the Merger shall be as set forth in this Agreement, the DGCL and the BVI BCA.

1.2 Effective Time.  Subject to the provisions of this Agreement, on the Closing Date, the parties hereto shall duly prepare, execute and file with respect to the Merger (a) a certificate of merger (the “Certificate of Merger”) complying with Section 252(c) of the DGCL with the Secretary of State of the State of Delaware and (b) articles of merger (“Articles of Merger”) complying with the applicable provisions of the BVI BCA with the Registrar of Corporate Affairs in the British Virgin Islands, in accordance with the applicable provisions of the DGCL and the BVI BCA. The Merger shall become effective upon the filing of the Certificate of Merger and the Articles of Merger, or such later time as specified in the Certificate of Merger and the Articles of Merger (as applicable, the “Effective Time”).

1.3 Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, the Articles of Merger and the applicable provisions of the DGCL and the BVI BCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of IGPAC and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of IGPAC and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

1

1.4 Memorandum and Articles of Association.  At the Effective Time, the Certificate of Incorporation and Bylaws of IGPAC, as in effect immediately prior to the Effective Time, shall cease and the Memorandum and Articles of Association (the “MOA”) of the Company, as in effect immediately prior to the Effective Time, shall be the MOA of the Surviving Corporation.

1.5 Directors and Officers.  The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.6 Effect on Capital Stock and Stock Rights.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the outstanding capital of IGPAC or the Company:

(a)	Each share of common stock of IGPAC, par value $0.0001 per share (“IGPAC Common Stock”), issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, shall be converted into the right to receive 0.05 validly issued, fully paid and non-assessable ordinary shares (“Surviving Corporation Ordinary Shares”) of the Surviving Corporation (the “Conversion Ratio”), subject to any adjustments made pursuant to Section 1.7.
(b)	Each share of IGPAC Common Stock that is owned by the Company or IGPAC (as treasury stock or otherwise) will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.
(c)	Each share of capital stock of the Company issued and outstanding immediately prior to the Effective Time shall remain outstanding following the consummation of the Merger.
(d)	Each right to purchase IGPAC Common Stock (the “IGPAC Stock Rights”), including outstanding warrants, shall be converted into one substantially equivalent warrant or other right to purchase Surviving Corporation Ordinary Shares (“Surviving Corporation Stock Rights”). The IGPAC Stock Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the rights to purchase IGPAC Common Stock shall have, and be subject to, the same terms and conditions set forth in the applicable agreements governing the rights to purchase IGPAC Stock Rights which are outstanding immediately prior to the Effective Time, except that (i) each of the Surviving Corporation Stock Rights will be exercisable for that number of whole shares of Surviving Corporation Ordinary Shares equal to the product of the number of shares of IGPAC Common Stock that were issuable upon exercise of such warrant or other right immediately prior to the Effective Time multiplied by the Conversion Ratio then in effect and rounded down to the nearest whole number of shares of Surviving Corporation Ordinary Shares, and (ii) the per share exercise price for the shares of Surviving Corporation Ordinary Shares issuable upon exercise of such IGPAC Stock Rights will be equal to the quotient determined by dividing the exercise price per share of IGPAC Common Stock at which each such warrant or other right was exercisable immediately prior to the Effective Time by the Conversion Ratio then in effect, rounded down to the nearest whole cent. At or prior to the Effective Time, the Surviving Corporation shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Surviving Corporation Stock Rights remain outstanding, a sufficient number of shares of Surviving Corporation Ordinary Shares for delivery upon the exercise of such Surviving Corporation Stock Rights.

1.7 Adjustments to Conversion Ratio.  Other than in connection with increasing by stock split or stock dividend the 100 outstanding ordinary shares of the Company to 14,295,836 outstanding shares, the Conversion Ratio shall be adjusted to reflect fully the effect of any share sub-division or combination, stock dividend (including any dividend or distribution of securities convertible into Surviving Corporation Ordinary Shares or IGPAC Common Stock), reorganization, recapitalization or other like change with respect to Surviving Corporation Ordinary Shares or IGPAC Common Stock occurring after the date hereof and prior to

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the Effective Time, so as to provide holders of IGPAC Common Stock and Surviving Corporation Ordinary Shares the same economic effect as contemplated by this Agreement prior to such share sub-division or combination, stock dividend, reorganization, recapitalization or like change.

1.8 Exchange Procedures.

(a)	At or prior to the Effective Time, the Company shall deposit with an exchange agent reasonably satisfactory to the Company and IGPAC (the “Exchange Agent”), in trust for the benefit of holders of shares of IGPAC Common Stock, for exchange in accordance with Section 1.6(a), certificates representing the number of Surviving Corporation Ordinary Shares sufficient to deliver, and the Company shall instruct the Exchange Agent to timely deliver, the aggregate number of Surviving Corporation Ordinary Shares issuable in the Merger to holders of shares of IGPAC Common Stock (the “Exchange Fund”).
(b)	As promptly as practicable after the Effective Time, the Exchange Agent will send to each record holder of IGPAC Common Stock, other than any Dissenter, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the IGPAC Common Stock shall pass, only upon delivery of the certificate(s) representing shares of IGPAC Common Stock to the Exchange Agent and shall be in a form and have such other provisions as are reasonably satisfactory to the Company and IGPAC) and (ii) instructions for use in effecting the surrender of shares of IGPAC Common Stock in exchange for Surviving Corporation Ordinary Shares. As soon as reasonably practicable after the Effective Time, each holder of IGPAC Common Stock, upon surrender thereof to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the full number of Surviving Corporation Ordinary Shares into which the aggregate number of such shares of IGPAC Common Stock shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such shares of IGPAC Common Stock upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. In the event of a transfer of ownership of IGPAC Common Stock which is not registered in the transfer records of IGPAC, Surviving Corporation Ordinary Shares may be issued with respect to such IGPAC Common Stock to such a transferee only if the certificate(s) representing such shares of IGPAC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.
(c)	All Surviving Corporation Ordinary Shares issued upon conversion of shares of IGPAC Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of IGPAC Common Stock.
(d)	No certificates or scrip representing less than one Surviving Corporation Ordinary Share shall be issued upon the surrender for exchange of shares of IGPAC Common Stock pursuant hereto. Any fractional shares that would otherwise be issuable pursuant hereto shall be rounded up to the nearest whole number.
(e)	Any portion of the Exchange Fund which remains undistributed to the holders of shares of IGPAC Common Stock for six (6) months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of shares of IGPAC Common Stock who have not theretofore complied with this Section 1.8 shall thereafter look only to the Surviving Corporation for the Surviving Corporation Ordinary Shares with respect to the shares of IGPAC Common Stock formerly represented thereby to which such holders are entitled pursuant hereto.
(f)	None of IGPAC, the Company, the Surviving Company or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

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(g)	If any certificate representing shares of IGPAC Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the applicable Surviving Corporation Ordinary Shares with respect to the shares of IGPAC Common Stock formerly represented thereby pursuant to this Agreement.

1.9 Stock Transfer Books.  At the close of business, New York time, on the Closing Date, the stock transfer books of IGPAC shall be closed and there shall be no further registration of transfers of shares of IGPAC Common Stock or Stock Rights thereafter on the records of IGPAC. From and after the Effective Time, the holders of certificates representing IGPAC Common Stock shall cease to have any rights with respect to such shares of IGPAC Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any such certificates presented to the Exchange Agent or the Surviving Corporation for any reason shall be converted into the Surviving Corporation Ordinary Shares with respect to the shares of IGPAC Common Stock formerly represented thereby.

1.10 Dissenting Shares.  Notwithstanding any provision of this Agreement to the contrary, shares of IGPAC Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares of Company Common Stock in accordance with Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Shares” and any such holder being referred to as a “Dissenter” until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive Surviving Corporation Ordinary shares, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder's right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive Surviving Corporation Ordinary Shares in accordance with Section 1.6(a), without interest thereon, upon surrender of the certificate(s) formerly representing such shares pursuant to Section 1.8.

1.11 The Closing.  Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at 10:00 a.m., local time, on the third Business Day after the date on which the last of the conditions to Closing set forth in Article VI is fulfilled, at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing takes place is referred to herein as the “Closing Date.”

1.12 Further Assurances; Post-Closing Cooperation.  Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement and the other documents relating to the transactions contemplated by this Agreement to which it is a party.

1.13 Section 368 Reorganization.  For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The parties to this Agreement (a) hereby adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations, and (c) shall file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the

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qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own taxes, including any adverse tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

1.14 Shareholder Representative.

(a)	The Shareholders hereby designate Chung Long Jin as the sole and exclusive representative of the Shareholders (the “Shareholder Representative”) from and after the date hereof with respect to all matters arising under this Agreement with full powers of substitution to act in the name, place and stead of the Shareholders with respect to the performance on behalf of the Shareholders under the terms and provisions of this Agreement, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Shareholder Representative shall deem necessary or appropriate in connection with any of the transactions contemplated by this Agreement.
(b)	The appointment of the Shareholder Representative shall be deemed coupled with an interest and shall be irrevocable, and any other Person (including IGPAC) may conclusively and absolutely rely, without inquiry, upon any actions of the Shareholder Representative as the acts of the Shareholders in all matters referred to in this Agreement. The Shareholders, by execution of this Agreement, hereby ratify and confirm all that the Shareholder Representative shall do or cause to be done by virtue of the Shareholder Representative’s appointment as attorney-in-fact and agent of the Shareholders and, as such, shall have full power and authority, among other things, to enter into any amendment of this Agreement (or waive any rights or obligations hereunder) in the name and on behalf of Shareholders as the Shareholder Representative. The Shareholder Representative shall act for the Shareholders on all of the matters set forth in this Agreement in such manner as the Shareholder Representative believes to be in the best interest of the Shareholders as a whole, but the Shareholder Representative shall not be responsible to any Shareholder for any loss or damage any Shareholder may suffer by reason of the performance by the Shareholder Representative of such Shareholder Representative’s duties under this Agreement, other than loss or damage arising from fraud, willful misconduct or bad faith in the performance of such Shareholder Representative’s duties under this Agreement.
(c)	The Shareholder Representative is authorized to act on behalf of the Shareholders notwithstanding any dispute or disagreement among the Shareholders, and any Person shall be entitled to rely on any and all action taken by the Shareholder Representative under this Agreement without liability to, or obligation to inquire of, the Shareholders. If Chung Long Jin ceases to function in such capacity for any reason whatsoever, or is unable, due to incapacity or otherwise, to serve as the Shareholder Representative, then the Shareholders shall select a successor Shareholder Representative reasonably satisfactory to IGPAC; provided, however, that IGPAC shall be provided at least ten days’ prior written notice of the selection of a successor; provided further however, that if for any reason no successor has been appointed within ten days, then any of the Shareholders shall have the right to petition a court of competent jurisdiction for appointment of a successor Shareholder Representative. Each successor Shareholder Representative, if required to serve, shall sign an acknowledgment in writing agreeing to perform and be bound by all of the provisions of this Agreement applicable to the Shareholder Representative. Each successor Shareholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Shareholder Representative and the term “Shareholder Representative” as used herein shall be deemed to include any successor Shareholder Representative.

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1.15 Sale Restriction.

(a)	During the one-year period beginning on the Closing Date, no Shareholder shall sell, assign or otherwise transfer any shares of the Surviving Corporation’s Stock.
(b)	Certificates representing the Surviving Corporation’s Stock held by the Shareholders shall bear a prominent legend to the effect of the provisions of this Section 1.15.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANY

Subject to the exceptions set forth in the disclosure schedule of the Company attached hereto (the “Company Schedule”), the Shareholders and the Company, jointly and severally, hereby represent and warrant to IGPAC as follows:

2.1 Organization and Qualification.

(a)	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the memorandum of association and articles of association (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company, as amended and currently in effect, have been heretofore delivered to IGPAC. The Company is not in violation of any of the provisions of its Charter Documents.
(b)	The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which the Company is so qualified or licensed is listed in Section 2.1 of the Company Schedule.
(c)	The minute books of the Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and member (“Corporate Records”)since the date of the Company’s inception. Copies of such Corporate Records of the Company have been heretofore delivered to IGPAC.
(d)	The stock transfer, warrant and option transfer and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock and other securities of the Company since the time of the Company’s organization. Copies of such records of the Company have been heretofore delivered to IGPAC.

2.2 Subsidiaries and Gaming Promoter.  The Company has no direct or indirect subsidiaries or participations in joint ventures. Except in reference to the Hung Lei VIP Room as referenced below, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and has no agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. On February 1, 2012, the Company entered into an agreement to acquire the right to 100% of the profit derived

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by the Hung Lei VIP Room from the promotion of the Hung Lei VIP Room at the Galaxy Casino in Macau. Current Macau laws do not allow non-Macau companies, such as the Company, to directly operate a gaming promotion business in Macau. The profit interest agreement allows for the Company to exercise effective control and receive substantially all of the economic benefits from the operation of the Hung Lei VIP Room. The major Shareholder of the Company, Chung Long Jin (“Mr. Chung”), has a valid, enforceable agreement pursuant to which Mr. Chung receives revenues from operating the Hung Lei VIP Room” at the Galaxy Casino, (Mr. Chung, in such capacity, the “Gaming Promoter,”). Mr. Chung has irrevocably assigned to the Company all of his right, title and interest in and to 100% of the profits earned by Mr. Chung as a Gaming Promoter. The Gaming Promoter has all necessary Approvals to operate its business, none of which Approvals will expire prior to December 31, 2012.

2.3 Capitalization.

(a)	The authorized capital stock of the Company consists of an unlimited number of ordinary shares, no par value per share, and 1,000,000 shares each of Class A preferred shares, Class B preferred shares, Class C preferred shares, Class D preferred shares and Class E preferred shares, each no par value per share (collectively, the “Company Stock”), of which, after providing for the division of the 100 ordinary shares initially issued into 14,295,836 shares which will occur immediately prior to the Effective Time, such latter number of shares will be issued and outstanding, all of which will be validly issued, fully paid and nonassessable.
(b)	No shares of Company Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Stock granted to employees of the Company or other parties, and no shares of Company Stock are reserved for issuance upon the exercise of outstanding warrants or other rights to purchase Company Stock. All outstanding shares of Company Stock have been issued and granted in compliance with all applicable securities laws and other applicable laws and regulations.
(c)	There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.
(d)	There are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound with respect to any equity security of any class of the Company.
(e)	No outstanding shares of Company Stock are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement with the Company or any Shareholder.

2.4 Authority Relative to this Agreement.  Each of the Company and each Shareholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company and the Shareholders of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and the Shareholders (including the approval by the Company’s board of directors and shareholders), and no other proceedings on the part of the Company or any Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to any applicable laws. This Agreement has been duly and validly executed and delivered by the Company and each Shareholder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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2.5 No Conflict; Required Filings and Consents.

(a)	The execution and delivery of this Agreement by the Company and the Shareholders do not, and the performance of this Agreement by the Company and the Shareholders shall not (i) conflict with or violate the Charter Documents or any Legal Requirements, (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts, or (iii) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any “change in control” or similar provision of any Company Contract.
(b)	The execution and delivery of this Agreement by the Company and the Shareholders does not, and the performance of their obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors, except for applicable requirements, if any, of IGPAC under the Exchange Act and the rules and regulations thereunder.

2.6 Compliance.  The Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. No written notice of non-compliance with any Legal Requirements has been received by the Company (and neither the Company nor any Shareholder has any knowledge of any such notice delivered to any other Person). The Company is not in violation of any term of any Company Contract.

2.7 Financial Statements.

(a)	The Gaming Promoter and the Company, respectively, have delivered to IGPAC (i) in reference to the Hung Lei VIP Room, (A) its audited balance sheet as of December 31, 2011 and the related statements of income, equity and cash flows for the fiscal year then ended (the “Annual Financial Statements”), and (B) its unaudited balance sheet as of March 31, 2012 (the “Current Balance Sheet”), and the related statements of income, equity and cash flow for the three-month period then ended (collectively, the “Current Financial Statements”) and (ii) in reference to the Company, (A) its audited balance sheet as of December 31, 2011, and the related statements of income, equity and cash flows for the fiscal period then ended then ended (“Company Statements”) The Annual Financial Statements and the Current Financial Statements (collectively, the “Financial Statements”) along with the Company Statements have been prepared in accordance with GAAP applied consistently with past practices, except that the Current Financial Statements exclude all footnotes and are subject to normal year-end adjustments (which, individually and in the aggregate, shall not be material in amount).
(b)	The Financial Statements and Company Statements have been prepared in accordance with the rules and regulations of any applicable Governmental Entity and with generally accepted accounting principals (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial position of the Company and the Hung Lei VIP Room, at the respective dates thereof and the results of the Hung Lei VIP Room’s operations and cash flows for the periods indicated.
(c)	The books of account and other similar books and records of the Company and the Gaming Promoter have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein which have not been so set forth.
(d)	The accounts and notes receivable of the Company and the Gaming Promoter as reflected in their respective balance sheets (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and

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by general equitable principles, (iii) are not to the Company’s knowledge subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and (v) are not the subject of any actions or proceedings brought by or on behalf of the Company.

2.8 No Undisclosed Liabilities.  Neither the Company nor the Gaming Promoter has any liabilities (absolute, accrued, contingent or otherwise) of a nature required under U.S. GAAP to be disclosed on a balance sheet or in the related notes to financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the Financial Statements and Company Statement or in the notes to the Financial Statements and Company Statement, and (ii) such liabilities arising in the ordinary course of the business since March 31, 2012, none of which would reasonably be expected to have a Material Adverse Effect on the Company.

2.9 Absence of Certain Changes or Events.  Since December 31, 2011, there has not been: (i) any Material Adverse Effect on the Company or the Gaming Promoter, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s capital stock, (iv) other than employment agreements described in Schedule 2.9, any granting by the Company or the Gaming Promoter of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or the Gaming Promoter of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or the Gaming Promoter of any increase in severance or termination pay or any entry by the Company or the Gaming Promoter into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company or the Gaming Promoter in their respective accounting methods, principles or practices, (vii) any change in the auditors of the Company or the Gaming Promoter, (viii) any issuance of capital stock of the Company other than in connection with the issuance of its initial 100 shares, (ix) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business, or (x) any agreement, whether written or oral, to do any of the foregoing.

2.10 Litigation.  There are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or the Gaming Promoter before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

2.11 Labor Matters.  Neither the Company nor the Gaming Promoter is a party to any collective bargaining agreement or other labor union contract and the Company does not know of any activities or proceedings of any labor union or other labor organization to organize any such employees. Neither the Company nor the Gaming Promoter is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization.

2.12 Restrictions on Business Activities.  There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or the Gaming Promoter or their respective assets or to which the Company or the Gaming Promoter is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or the Gaming Promoter, any

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acquisition of property by the Company or the conduct of business by the Company or the Gaming Promoter as currently conducted or as currently planned to be conducted.

2.13 Title to Property.

(a)	Neither the Company nor the Gaming Promoter owns any real property or has any leases or other interests in any real property.
(b)	Each of the Company and each Gaming Promoter has good and marketable title to the personal property and other assets owned by it, and all such personal property (“Personal Property”) is held free and clear of all Liens.
(c)	Each of the Company and each Gaming Promoter is in possession of, or has valid and effective rights to, all properties, assets and rights (including Intellectual Property) required for the conduct of its business as currently conducted and as currently planned to be conducted.

2.14 Brokers; Third Party Expenses.  Neither the Company nor any Shareholder has incurred, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

2.15 Agreements, Contracts and Commitments.

(a)	Section 2.15 of the Company Schedule sets forth a complete and accurate list of all Company Contracts, specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including without limitation outstanding offers and proposals) of any kind, whether written or oral, to which the Company or the Gaming Promoter is a party or by or to which any of the properties or assets of the Company or the Gaming Promoter may be bound, subject or affected (including without limitation notes or other instruments payable to the Company).
(b)	Each Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the Company’s knowledge, is valid and binding upon and enforceable against each of the parties thereto (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). To the knowledge of the Company, no other party to a Company Contract is the subject of a bankruptcy or insolvency proceeding. True, correct and complete copies of all Company Contracts and offers and proposals, which, if accepted, would constitute Company Contracts (or written summaries in the case of oral Company Contracts or oral offers and proposals, which if accepted, would constitute Company Contracts), and of all outstanding offers and proposals of the Company have been heretofore delivered to IGPAC.
(c)	Neither the Company or the Gaming Promoter nor, to the Company’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Contract, and no party to any Company Contract has given any written notice of any claim of any such breach, default or event.

2.16 Insurance.  The insurances policies maintained by the Gaming Promoter for the benefit of the Hung Lei VIP Room are adequate in amount and scope for the Company’s and the Gaming Promoter’s business and operations, including any insurance required to be maintained by Company Contracts.

2.17 Governmental Actions/Filings.

(a)	The Gaming Promoter has been granted and hold, and has made, all Governmental Actions/Filings necessary to the conduct by the Gaming Promoter of his business (as presently conducted and as presently proposed to be conducted) or used or held for use by Gaming Promoter, and true, complete and correct copies of which have heretofore been delivered to IGPAC. Each such Governmental Action/Filing is in full force and effect and will not expire prior to December 31, 2012 and the Company and the Gaming Promoter is in compliance with all of his obligations with

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respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company.
(b)	No Governmental Action/Filing is necessary to be obtained, secured or made by the Company or the Gaming Promoter to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.
(c)	For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.18 Interested Party Transactions.  Neither any Shareholder nor any employee, officer or director of the Company or the Gaming Promoter or a member of his or her immediate family is indebted to the Company or the Gaming Promoter, nor is the Company or the gaming Promoter indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered and (ii) reimbursement for reasonable expenses incurred on behalf of the Company or the Gaming Promoter. To the Company’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company or the Gaming Promoter is affiliated or with whom the Company or the Gaming Promoter has a contractual relationship, or in any Person that competes with the Company other than ownership of less than 5% of the outstanding stock in publicly traded companies that may compete with the Company. To the knowledge of the Company, neither any Shareholder nor any officer, director or other Affiliate of any Shareholder is, directly or indirectly, interested in any Company Contract (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or such Person’s employment with the Company).

2.19 No Illegal or Improper Transactions.  Neither the Company, the Gaming Promoter, any Shareholder, or any officer, director, employee, agent or Affiliate of the Company, has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for the Company or an Gaming Promoter, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law. To the knowledge of the Company, no employee of the Company or the Gaming Promoter has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

2.20 No United States Operations or Assets.  Neither the Company nor the Gaming Promoter conducts any operations in the United States, its territories or possessions or has any assets located therein. Neither the Company nor the Gaming Promoter is subject to any United States federal, state, territorial or local taxes as in effect on the date of this Agreement.

2.21 No Gaming Interests.  No Shareholder or executive officer of the Company has any interest of any nature in any business engaged in gaming or junket operations other than through his, her or its employment or shareholding relationship with the Company.

2.22 Representations and Warranties Complete.  The representations and warranties of the Company and the Shareholders included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

IGPAC represents and warrants to, and covenants with, the Shareholder and the Company, as follows:

3.1 Organization and Qualification

(a)	As of the date of this Agreement, IGPAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by IGPAC to be conducted. IGPAC is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by IGPAC to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IGPAC. Complete and correct copies of the Charter Documents of IGPAC, as amended and currently in effect, have been filed as exhibits to IGPAC SEC Reports. IGPAC is not in violation of any of the provisions of IGPAC’s Charter Documents.
(b)	IGPAC is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IGPAC.

3.2 Subsidiaries.  IGPAC has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and IGPAC has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

3.3 Capitalization.

(a)	As of the date of this Agreement, the authorized and issued capital stock of IGPAC is as set forth in IGPAC SEC Reports.
(b)	Except as set forth in IGPAC SEC Reports, (i) no shares of IGPAC Stock are reserved for issuance upon the exercise of outstanding options to purchase IGPAC Stock granted to employees of IGPAC or other parties (the “IGPAC Stock Options”) and there are no outstanding IGPAC Stock Options; (ii) no shares of IGPAC Stock or IGPAC Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase IGPAC Stock or IGPAC Preferred Stock (the “IGPAC Warrants”) and there are no outstanding IGPAC Warrants; and (iii) no shares of IGPAC Stock are reserved for issuance upon the conversion of or any outstanding convertible notes, debentures or securities (the “IGPAC Convertible Securities”). All outstanding shares of IGPAC Stock and all outstanding IGPAC Warrants have been issued and granted in compliance with all applicable securities laws and (in all material respects)other applicable laws and regulations.
(c)	Except as contemplated by this Agreement or IGPAC SEC Reports, there are no registrations rights, and there is no voting trust, proxy, rights plan, agreement to repurchase or redeem, anti-takeover plan or other agreements or understandings to which IGPAC is a party or by which IGPAC is bound with respect to any equity security of IGPAC.

3.4 Authority Relative to this Agreement.  IGPAC has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that IGPAC has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out IGPAC’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by IGPAC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of IGPAC (including the

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approval by its Board of Directors), and no other corporate proceedings on the part of IGPAC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by IGPAC and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of IGPAC, enforceable against IGPAC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5 No Conflict; Required Filings and Consents.

(a)	The execution and delivery of this Agreement by IGPAC do not, and the performance of this Agreement by IGPAC shall not: (i) conflict with or violate IGPAC’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair IGPAC’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of IGPAC pursuant to, any IGPAC Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on IGPAC.
(b)	The execution and delivery of this Agreement by IGPAC do not, and the performance of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which IGPAC is qualified to do business and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IGPAC, or prevent consummation of the transactions contemplated by this Agreement or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6 SEC Filings.  IGPAC has made available to the Company and the Shareholders a correct and complete copy of each report filed by IGPAC (the “IGPAC SEC Reports”) with the U.S. Securities and Exchange Commission (the “SEC”), which are all the forms, reports and documents required to be filed by IGPAC with the SEC prior to the date of this Agreement. All IGPAC SEC Reports required to be filed by IGPAC in the twelve (12) month period prior to the date of this Agreement were filed in a timely manner. As of their respective dates IGPAC SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such IGPAC SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, IGPAC makes no representation or warranty whatsoever concerning any IGPAC SEC Report as of any time other than the date or period with respect to which it was filed.

3.7 Brokers.  IGPAC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.8 IGPAC Stock Listing.  IGPAC Stock is quoted on the Over-the-Counter Bulletin Board (“OTC BB”). There is no action or proceeding pending or, to IGPAC’s knowledge, threatened against IGPAC by the OTC BB or the Financial Industry Regulation Authority (“FINRA”) with respect to any intention by such entities to prohibit or terminate such quotation.

3.9 Representations and Warranties Complete.  The representations and warranties of IGPAC included in this Agreement and any list, statement, document or information set forth in, or attached to, any

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Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

ARTICLE IV

CONDUCT PRIOR TO THE CLOSING DATE

4.1 Conduct of Business by the Company and IGPAC.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, the Gaming Promoter and IGPAC shall, except to the extent that the other parties shall otherwise consent in writing, carry on their business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of IGPAC, with respect to consents given to actions of the Company, and the Company, with respect to consents given to actions of IGPAC, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and IGPAC shall not do any of the following:

(a)	Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or IGPAC, as applicable;
(b)	Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;
(c)	Amend its Charter Documents;
(d)	Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of IGPAC or the Company, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services; or
(e)	Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1(a) through (d) above.

4.2 No Transfer of Company Stock.  Between the date hereof and the Closing Date, no Shareholder shall, without the written consent of IGPAC, sell, hypothecate or otherwise transfer any shares of Company Stock or any interest therein.

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ARTICLE V

ADDITIONAL AGREEMENTS

5.1 SEC Filings.

(a)	As soon as is reasonably practicable after receipt by IGPAC from the Company of all financial and other information relating to the Company as IGPAC may reasonably request for its preparation, IGPAC and the Company shall prepare and file with the SEC a Registration Statement on Form S-4 or Form F-4, as appropriate (the “Registration Statement”), of the Surviving Corporation, which Registration Statement shall include an information statement/prospectus (the “Information Statement/Prospectus”), and each party shall cooperate with the other parties in the preparation of, and will provide the other party with all information within such party’s control that is required to be included in, the foregoing documents. Each of the parties shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Registration Statement to be declared effective by the SEC and to have the Information Statement/Prospectus cleared by the SEC, in each case as soon as reasonably practicable after the date of this Agreement. The parties shall use their respective reasonable best efforts to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated by this Agreement. Each of the parties agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. Each of the parties agrees to notify the other parties promptly of the receipt of any written or oral comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or the Information Statement/Prospectus or for additional information and shall supply the other parties with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Registration Statement or the Information Statement/Prospectus. Notwithstanding the foregoing, prior to filing the Registration Statement or Information Statement/Prospectus (or any respective amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each party (i) shall provide the other parties with a reasonable opportunity to review and comment on such document or response and (ii) shall reasonably consider all comments reasonably proposed by the other party. As promptly as reasonably practicable after the Registration Statement has been declared effective by the SEC and the Information Statement/Prospectus has been cleared by the SEC, IGPAC shall mail the Information Statement/Prospectus to the holders of shares of IGPAC Company Stock.
(b)	The Company and the Shareholders represent and warrant to IGPAC that the information relating to the Company supplied by the Company for inclusion in the Information Statement/Prospectus will not, as of the date on which the Registration Statement is declared effective or on the date on which the Information Statement/Prospectus is first distributed to the stockholders of IGPAC, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.
(c)	The Company and the Shareholders shall cooperate with IGPAC and use its reasonable efforts to provide all information reasonably requested by IGPAC in connection with any application or other filing made to maintain or secure listing for trading or quotation of IGPAC’s securities on the Nasdaq Stock Exchange or the OTC BB following the Closing.

5.2 Public Disclosure.  From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of IGPAC (in the case of the Company and the Shareholders) or the Company (in the case of IGPAC), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably delay, withhold or condition approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a

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press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

5.3 Required Information.  In connection with the preparation of any statement, filing, notice or application made by or on behalf of IGPAC and/or the Company to any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement, and for such other reasonable purposes, the Company and IGPAC each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated by this Agreement. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.4 Confidentiality; Access to Information.

(a)	Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known without the breach of this Section 5.6 by any party; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party (i) will destroy or return or cause to be returned to the other all documents and other material obtained from the other in connection with the transactions contemplated by this Agreement, and (ii) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the transactions contemplated by this Agreement.
(b)	Access to Information.
(i)	The Company will afford IGPAC and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as IGPAC may reasonably request. No information or knowledge obtained by IGPAC in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement.
(ii)	IGPAC will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of IGPAC during the period prior to the Closing to obtain all information concerning the business, including the status of business or product development efforts, properties, results of operations and personnel of IGPAC, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement.

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5.5 Reasonable Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

5.6 No Securities Transactions.  Neither the Company nor the Shareholder or any of their Affiliates, directly or indirectly, shall engage in any transactions involving the securities of IGPAC prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use its best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

5.7 Disclosure of Certain Matters.  Each of IGPAC, the Company and the Shareholder Representative will provide the others with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that would be reasonably likely to have a Material Adverse Effect on the Company, or (e) would require any amendment or supplement to the Information Statement/Prospectus.

5.8 Access to Financial Information.  The Company and the Gaming Promoter will, and will cause its auditors to, (a) continue to provide IGPAC and its advisors full access to all of the financial information used in the preparation of the Financial Statements, the Company Statement and the financial information furnished pursuant to Section 5.10 and (b) cooperate fully with any reviews performed by IGPAC or its advisors of any such financial statements or information.

5.9 IGPAC Borrowings.  Through the Closing, IGPAC shall be allowed to borrow funds from its directors, officers and/or stockholders to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of IGPAC in due course and repayable at Closing. The proceeds of such loans shall not be used for the payment of salaries, bonuses or other compensation to any of IGPAC’s directors, officers or stockholders.

5.10 Audit and Review Rights.  At its expense, upon written notice to the Shareholder Representative at any time prior to the Closing, IGPAC may re-audit the Financial Statements with an auditor of its selection. The Company and its auditors shall reasonably cooperate with IGPAC and its selected auditors to expedite the completion of any audit and/or review that may be made pursuant to this Section 5.14.

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ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1 Conditions to Obligations of Each Party.  The respective obligations of each party to this Agreement to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)	SEC Matters. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and the Information Statement/Prospectus shall have been sent or given to IGPACs’ stockholders and 20 calendar days (or, if required under the rules of the SEC, 20 business days) shall have elapsed thereafter.
(b)	No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions, substantially on the terms contemplated by this Agreement.

6.2 Additional Conditions to Obligations of the Company and the Shareholders.  The obligations of the Company and the Shareholders to consummate and effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and the Shareholder Representative:

(a)	Representations and Warranties. Each representation and warranty of IGPAC contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) on and as of the Closing Date, with the same force and effect as if made on the Closing Date and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) on and as of the Closing Date in all material respects, with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of IGPAC by an authorized officer of IGPAC (the “IGPAC Closing Certificate”).
(b)	Agreements and Covenants. IGPAC shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of IGPAC) does not, or will not, constitute a Material Adverse Effect with respect to IGPAC, and IGPAC Closing Certificate shall include a provision to such effect.
(c)	No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the shares of IGPAC Stock to be issued by IGPAC pursuant to this Agreement and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.
(d)	Consents. IGPAC shall have obtained all consents, waivers and approvals required to be obtained by IGPAC in connection with the consummation of the transactions contemplated hereby, and IGPAC Closing Certificate shall include a provision to such effect.
(e)	Other Deliveries. At or prior to Closing, IGPAC shall have delivered to the Company (i) copies of resolutions and actions taken by IGPAC’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

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6.3 Additional Conditions to the Obligations of IGPAC.  The obligations of IGPAC to consummate and effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by IGPAC:

(a)	Representations and Warranties. Each representation and warranty of the Company and the Shareholder contained in this Agreement that is (1) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) on and as of the Closing Date, with the same force and effect as if made on the Closing Date and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) on and as of the Closing Date in all material respects, with the same force and effect as if made on the Closing Date. IGPAC shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company and by the Shareholder (the “Company Certificate”).
(b)	Agreements and Covenants. The Company and the Shareholders shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Company closing certificate (the “Company Closing Certificate”) shall include a provision to such effect.
(c)	No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of IGPAC to own, operate or control any of the assets and operations of the Company following the Closing and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.
(d)	Consents. The Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, and the Company Closing Certificate shall include a provision to such effect.
(e)	Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.
(f)	Governmental Action/Filings; Approvals. All Governmental Action/Filings shall have been taken and made and all Approvals shall have been received that are necessary for consummation of the transactions contemplated by this Agreement and the operation of the businesses of the Company and the Gaming Promoter and shall be in full force and effect. IGPAC shall have received good standing certificates or equivalent documents from the appropriate governmental officers for the Company and the Gaming Promoter dated no more than thirty (30) days prior to the Closing Date.
(g)	Other Deliveries. At or prior to Closing, the Company shall have delivered to IGPAC: (i) copies of resolutions and actions taken by the Company’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by IGPAC and its counsel in order to consummate the transactions contemplated hereunder.

ARTICLE VII

TERMINATION

7.1 Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)	by mutual written agreement of IGPAC and the Shareholder Representative at any time;
(b)	by either IGPAC or the Shareholder if the transactions contemplated by this Agreement shall not have been consummated by December 31, 2012 (the “Termination Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be

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available to any party whose action or failure to act has been a principal cause of or resulted in the failure of such consummation to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;
(c)	by either IGPAC or the Shareholder Representative if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order, decree, ruling or other action is final and nonappealable;
(d)	by the Shareholder Representative, upon a material breach of any representation, warranty, covenant or agreement on the part of IGPAC set forth in this Agreement, or if any representation or warranty of IGPAC shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by IGPAC is curable by IGPAC prior to the Closing Date, then the Shareholder Representative may not terminate this Agreement under this Section 7.1(d) for thirty (30) days after delivery of written notice from the Shareholder to IGPAC of such breach, provided IGPAC continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Shareholder may not terminate this Agreement pursuant to this Section 7.1(d) shall have materially breached this Agreement, or if such breach by IGPAC is cured during such thirty (30) day period); or
(e)	by IGPAC, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or the Shareholders set forth in this Agreement, or if any representation or warranty of the Shareholders or the Company shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Shareholders or the Company prior to the Closing Date, then IGPAC may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from IGPAC to the Shareholder of such breach, provided the Shareholders and the Company continue to exercise commercially reasonable efforts to cure such breach (it being understood that IGPAC may not terminate this Agreement pursuant to this Section 7.1(e) if it shall have materially breached this Agreement or if such breach by the Shareholders or the Company is cured during such thirty (30) day period).

7.2 Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 7.1 above will be effective immediately upon (or, if the termination is pursuant to Section 7.1(d) or Section 7.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and the transactions contemplated by this Agreement shall be abandoned, except for and subject to the following: (i) Sections 5.6(a), 7.2 and 7.3 and Article IX shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 7.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Closing to occur on or before the date stated therein.

7.3 Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the transactions contemplated by this Agreement are consummated.

ARTICLE VIII

DEFINED TERMS; INTERPRETATION

8.1 Defined Terms.  As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

(a)	“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this

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definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;
(b)	“Business Day” means a day, other than a Saturday or Sunday, on which banks are open for the transaction of business in New York City;
(c)	“Casino” means the Galaxy Casino in Macau.
(d)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(e)	“Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts;
(f)	“Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind;
(g)	“Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition, prospects or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby, or (ii) changes in general national or regional economic conditions; and
(h)	“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.
(i)	“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

8.2 Other Terms.  Other terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“Affiliate”	Section 8.1(a)
“Agreement”	Heading
“Approvals”	Section 2.1(a)
“Articles of Merger”	Section 1.2
“BVI BCA”	Recitals
“Certificate of Merger”	Section 1.2
“Charter Documents”	Section 2.1(a)
“Closing”	Section 1.11
“Closing Date”	Section 1.11
“Code”	Section 1.13
“Company”	Heading
“Company Certificate”	Section 6.3(a)
“Company Closing Certificate”	Section 6.3(b)
“Company Contracts”	Section 2.16(a)
“Company Schedule”	Article II Preamble

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“Company Stock”	Section 2.3(a)
“Conversion Ratio”	Section 1.6(a)
“Corporate Records”	Section 2.1(c)
“DGCL”	Recitals
“Dissenter”	Section 1.10
“Dissenting Shares”	Section 1.10
“Effective Time”	Section 1.2
“Exchange Agent”	Section 1.8(a)
“Exchange Fund”	Section 1.8(a)
“Financial Statements”	Section 2.7(a)
“FINRA”	Section 3.8
“Gaming Promoter”	Section 2.2
“Gaming Promotion Agreements”	Section 2.16(a)
“Governmental Action/Filing”	Section 2.18(c)
“Governmental Entity”	Section 1.11(b)
“IGPAC”	Heading
“IGPAC Closing Certificate”	Section 6.2(a)
“IGPAC Common Stock”	Section 1.6(a)
“IGPAC Contracts”	Section 3.5(a)
“IGPAC Convertible Securities”	Section 3.3(b)
“IGPAC SEC Reports”	Section 3.6
“IGPAC Stock”	Section 1.2
“IGPAC Stock Options”	Section 3.3(b)
“IGPAC Stock Rights”	Section 1.6(d)
“IGPAC Warrants”	Section 3.3(b)
“Information Statement/Prospectus”	Section 5.1(a)
“Merger”	Recitals
“MOA”	Section 1.4
“OTC BB”	Section 3.8
“Person”	Section 9.1(f)
“Personal Property”	Section 2.13(b)
“Registration Statement”	Section 5.2(a)
“SEC”	Section 3.6
“Securities Act”	Section 1.10(a)
“Shareholder”	Heading
“Shareholder Representative”	Section 1.14(a)
“Surviving Corporation”	Section 1.1
“Surviving Corporation Ordinary Shares”	Section 1.6(a)
“Surviving Corporation Stock Rights”	Section 1.6(d)
“Termination Date”	Section 7.1(b)
“U.S. GAAP”	Section 2.7(a)

8.3 Interpretation.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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ARTICLE IX

GENERAL PROVISIONS

9.1 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service providing proof of delivery to the parties at the following addresses or fax numbers (or at such other address for a party as shall be specified by like notice):

if to IGPAC, to:

Israel Growth Partners Acquisition Corp.
4808 Moorland Lane
Suite 109
Bethesda, MD 20814
Attn: Craig Samuels

with a copy to:

Greenberg Traurig, LLP
1750 Tysons Blvd.
Suite 1200
McLean, VA 22102
Attn: Mark Wishner, Esq.
Telecopier: 703-714-8359

if to the Company or the Shareholders, to:

Francis Lam
Rua de Pequim, No. 202A-246
Macau Finance Centre, 10/F – D, Macau
Telecopier: (853) 28701866

9.2 Counterparts; Facsimile Signatures.  This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile or email attachment to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

9.3 Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

9.4 Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.5 Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage

23

would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.6 Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Maryland in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon it in any manner authorized by the State of Maryland for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, venue and such process.

9.7 Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.8 Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that IGPAC may assign its rights hereunder to a wholly-owned subsidiary formed for such purpose; provided that no such assignment by IGPAC shall relieve IGPAC of its obligations and liabilities hereunder. Subject to the first sentence of this Section 9.8, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.9 Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

9.10 Extension; Waiver.  At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

9.11 Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9.12 Currency.  All monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

PURCHASER:

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

By:	/s/ Craig Samuels Name: Craig Samuels Title: President and Chief Executive Officer

COMPANY:

MACAU RESOURCES GROUP LIMITED.

By:	/s/ Chung Long Jin Name: Chung Long Jin Title: Chairman

SHAREHOLDERS:

/s/ Chung Long Jin
Chung Long Jin

/s/ Lam Cheok Va
Lam Cheok Va

/s/ Hsu Chen-Hai
Hsu Chen-Hai

/s/ Shu Qinliang
Shu Qinliang

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Company Schedule

Particulars of the Company

Name of the Company	:	Macau Resources Group Limited
Company number	:	1678091
Date of incorporation	:	28 October 2011
Place of incorporation	:	British Virgin Islands
Address of registered office	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Authorized share capital	:	Unlimited number of ordinary shares, no par value per share, and 1,000,000 shares each of Class A preferred shares, Class B preferred shares, Class C preferred shares, Class D preferred shares and Class E preferred shares, each no par value per share
Issued share capital	:	US $100 (100 ordinary shares at US $1.00 each)
Director(s)	:	Chung Long Jin Lam Cheok Va Hsu Chen-Hai Shu Qinliang Wang Bo

Shareholder(s) (ordinary shares)	:	Name	Number of Share(s)	Percentage of shareholding

		Chung Long Jin	82	82%
		Lam Cheok Va	5	5%
		Hsu Chen-Hai	5	5%
		Shu Qinliang	8	8%
Subsidiary	:	Nil

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Schedule 2.9

Employment Agreements

Name	Position	Annual Salary	Commence Date
Lam Cheok Va	Chief Executive Officer	HK$ 150,000	Effectiveness of merger
Chung Sing Ing	Chief Financial Officer	HK$ 150,000	Effectiveness of merger
Hsu Chen-Hai	Chief Operating Officer	HK$ 150,000	Effectiveness of merger

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SCHEDULE 2.15

Employment Agreements referenced in Schedule 2.9

Junket Promoters Agreement between Galaxy Casino, S.A. and Chung Long Jin

Profits Interest Agreement between Chung Long Jin and Macau Resources Group Limited

Line of Credit Agreement with Galaxy Casino

Loan Agreement and Guaranty between Chung Long Jin and Macau Resources Group

Loan Agreements between Macau Resources Group and Chung Lon Jin, Lam Cheok Va, Hsu Chen-Hai and Shu Qinliang

Partner Program Agreements between Hung Lei VIP Room and various agents for loans secured by deposits

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ANNEX B

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal Rights

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)	Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.
(2)	Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)	If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27 – 29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3 – 12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46 – 54; 66 Del. Laws, c. 136, §§ 30 – 32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1 – 9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49 – 52; 73 Del. Laws, c. 82, § 21.)

ANNEX C

BVI COMPANY NUMBER: 1678091

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF ASSOCIATION

OF

Macau Resources Group Limited

A COMPANY LIMITED BY SHARES

Incorporated on the 28th day of October, 2011

INCORPORATED IN THE BRITISH VIRGIN ISLANDS

(As adopted by Directors' resolution dated 28 May, 2012 and filed on 18 June, 2012)

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004 (the “Act”)

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Macau Resources Group Limited

1	Name

The name of the Company is Macau Resources Group Limited .

2	Company Limited by Shares

The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

3	Registered Office

The first registered office of the Company will be situated at the office of the registered agent which is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands or such other place as the directors or members may from time to time decide, being the office of the registered agent.

4	Registered Agent

The first registered agent of the Company will be Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands or such other registered agent as the directors or members may decide from time to time.

5	General Objects and Powers

Subject to Regulation 6 below the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act, 2004 or as the same may be revised from time to time, or any other law of the British Virgin Islands.

6	Limitations on the Company's Business

For the purposes of section 9(4) of the Act the Company has no power to:

(a)	carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;
(b)	carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;
(c)	carry on the business of company management unless it is licensed under the Companies Management Act 1990;
(d)	carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or
(e)	carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed under the Securities and Investment Business Act, 2010.

7	Authorised Shares
(a)	The Company is authorised to issue an unlimited number of shares of no par value divided into two class of shares as follows:
(i)	an unlimited number of ordinary shares of no par value (“Ordinary Shares”);
(ii)	1,000,000 Class A preferred shares of no par value each (“Class A Preferred Shares”);
(iii)	1,000,000 Class B preferred shares of no par value each (“Class B Preferred Shares”);
(iv)	1,000,000 Class C preferred shares of no par value each (“Class C Preferred Shares”);
(v)	1,000,000 Class D preferred shares of no par value each (“Class D Preferred Shares”);and
(vi)	1,000,000 Class E preferred shares of no par value each (“Class E Preferred Shares”),Class A – E Preferred shares together being “Preferred Shares”.
(b)	The shares in the Company shall be issued in the currency of the United States of America.
(c)	Except as provided for in Article 24.7 of the Articles, each share in the Company confers on the holder:
(i)	the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;
(ii)	if and only if the provisions of Article 24 of the Articles apply to the holder of such share, have the right to be redeemed at the election of the holder of that share in accordance with the provisions of Article 24 of the Articles;
(iii)	the right to an equal share in any dividend paid by the Company in accordance with the Act; and
(iv)	the right to an equal share in the distribution of the surplus assets of the Company.
(d)	The directors may, subject to the Act, by amending this Memorandum and/or the Articles, determine the designations, powers, preferences and relative, participation, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including without limitation preferences that any Preferred Shares issued by the Company confers on the holder.
8	Rights Not Varied by the Issue of Shares Pari Passu

The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

9	Registered Shares Only

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

10	Amendments

Subject to the provisions of the Act, the Company shall by resolution of the directors or members have the power to amend or modify any of the conditions contained in this Memorandum of Association or the Articles of Association, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the voting members to amend the Memorandum or Articles;
(b)	to change the percentage of voting members required to pass a resolution to amend the Memorandum or Articles;
(c)	in circumstances where the Memorandum or Articles may only be amended by the voting members;
(d)	to clauses 7(c), 8 or this clause 10.
11	Definitions

The meanings of words in this Memorandum not otherwise defined herein are as defined in the Articles of Association.

We, OFFSHORE INCORPORATIONS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 28th day of October, 2011.

Incorporator

/s/ (Sd.) Rexella D. Hodge

(Sd.) Rexella D. Hodge
Authorised Signatory
OFFSHORE INCORPORATIONS LIMITED

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Macau Resources Group Limited

1	Interpretation

The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

In these Articles, unless there is something in the subject or context inconsistent therewith:

“Act”	means the BVI Business Companies Act, 2004 (as amended)
“Articles”	means these articles of association of the Company.
“Audit Committee”	means, where applicable, the audit committee of the Company formed pursuant to Article 19 hereof, or any successor audit committee.
“Auditor”	means the independent auditor of the Company, which shall be a firm of independent accountants.
“Automatic Liquidation Event”	shall have the meaning set forth in Article 24.4.
“Business Transaction”	shall have the meaning set out in Article 24.
“Business Transaction Articles”	means Article 24 relating to the Company's obligations regarding the consummation of a Business Transaction.
“clearing house”	a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefore) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.
“Company”	means the above named company.
“competent regulatory authority”	a competent regulatory authority in the territory where the Shares (or depositary receipts therefore) are listed or quoted on a stock exchange or interdealer quotation system in such territory.
“Designated Stock Exchange”	shall mean either the Over-the-Counter Bulletin Board, the Global Select System, Global System or the Capital Market of the Nasdaq Stock Market, Inc., the American Stock Exchange, or the New York Stock Exchange, provided, however, that until the Shares are listed on any such “Exchange” the rules of any such Designated Stock Exchange shall be inapplicable to these Articles.
“directors”	means the directors for the time being of the Company.
“Dividend”	includes an interim dividend.
“Exchange Act”	means the Securities Exchange Act of 1934, as amended
“executive office”	means such office of the Company as the directors may from time to time determine to be the principal office of the Company.

“existing Member”	means a holder of initial shares.
“FINRA”	means the Financial Industry Regulatory Authority.
“FINRA Manual”	means the document by that name as published from time to time by FINRA, or any successor organisation thereto, and includes any amendment or supplement to such document.
“FINRA Rules”	means the rules set forth in the FINRA Manual.
“initial shares”	means the ordinary shares issued to existing Members prior to the effectiveness of the registration statement relating to the IPO, and, for the avoidance of doubt, excludes Ordinary Shares purchased by the existing Members in or after the IPO.
“IPO”	shall have the meaning set forth in Article 24.
“IPO Shares”	shall have the meaning set forth in Article 24.
“Member”	has the same meaning as in the Act.
“Memorandum”	means the memorandum of association of the Company.
“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“SEC”	means the United States Securities and Exchange Commission.
“Securities Act”	means the Securities Act of 1933, as amended.
2	Shares
2.1	Every person whose name is entered as a member in the share register, being the holder of registered shares, shall without payment, be entitled to a certificate signed by a director or officer or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof, provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.
2.2	If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.
2.3	Nothing in these Articles shall require title to any Shares or other Securities to be evidenced by a certificate if the Act and the rules of the Designated Stock Exchange permit otherwise.
2.4	Subject to the Act and the rules of the Designated Stock Exchange, the board of directors without further consultation with the holders of any Shares or securities may resolve that any class or series of Shares or other securities from time to time in issue or to be issued, including Shares in issue at the date of the adoption of these Articles, may be issued, held, registered or converted to uncertificated form.
2.5	Conversion of Shares held in certificated form into Shares held in uncertificated form, and vice versa, may be made in such manner as the board of directors, in its absolute discretion, may think fit. The Company or any duly authorised transfer agent shall enter on the register of members how many Shares are held by each member in uncertificated form and shall maintain the register of members. Notwithstanding any provision of these Articles, a class or series of Shares shall not be treated as two classes by virtue only of that class of series comprising both certificated Shares and uncertificated Shares or as a result of any provision of these Articles which apply only in respect of certificated or uncertificated Shares.
2.6	Nothing contained in Articles 2.4 and 2.5 of these Articles is meant to prohibit the Shares in the Company from being able to trade electronically. For the avoidance of doubt, Shares in the Company may be traded and transferred electronically upon consummation of the Company's initial public offering.
3	Shares and Variation of Rights
3.1	Subject to the provisions of these Articles and, where applicable, the rules of the Designated Stock Exchange, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine.
3.2	Without prejudice to any special rights previously conferred on the holders of any existing preferred shares or class of preferred shares, any class of preferred share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine.
3.3	Subject to the provisions of the Act in this regard and the Business Transaction Articles, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine. The directors may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the Company on such terms as it may from time to time determine. Notwithstanding the foregoing, the directors may also issue options, warrants or convertible securities in connection with the Company's IPO.
3.4	Following completion of or in connection with, the Business Transaction the Company may redeem any share issued by the Company at a premium.
3.5	The rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of a majority of the issued shares of that class and the holders of a majority of the issued shares of any other class of shares which may be affected by such variation.
3.6	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares or of the holders of ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions in the Memorandum or these Articles.
3.7	Except as required by the Act, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder,
4	Transfer of Shares
4.1	Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration. Notwithstanding the above, shares in the Company may be registered through the transfer agent of the Company or through the broker-dealer selected by a share holder as a book-entry position on the books and records of the Company and may be electronically transferred between the transfer agent of the Company and the broker-dealer chosen by the shareholder, through a facility currently administered by The Depository Trust Company.
4.2	Subject to the Memorandum of Association, these Articles and to section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.
5	Transmission of Shares
5.1	Subject to sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:
(a)	a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator (as the case may be), of a deceased member's estate; or
(b)	the appointment of a guardian of an incompetent member; or
(c)	the appointment as trustee of a bankrupt member: or
(d)	upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares.

to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company or entered in the share register as the legal and or beneficial owner of the shares.

5.2	The production to the Company of any document which is reasonable evidence of:
(a)	a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or
(b)	the appointment of a guardian of an incompetent member; or
(c)	the trustee of a bankrupt member; or
(d)	the applicant's legal and or beneficial ownership of the shares.

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

5.3	Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.
5.4	Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.
5.5	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.
6	Acquisition of Own Shares

Subject to the provisions of the Act in this regard and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority and the Business Transaction Articles, the directors may, on behalf of the Company purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as they consider fit, and either cancel or hold such shares as treasury shares. The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

7	Meetings of Members
7.1	The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested. Following the Company's Business Transaction, an annual meeting of members for election of directors and for such other business as may come before the meeting shall be held each year at such date and time as may be determined by the directors.
7.2	Ten (10) days written notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.
7.3	Notwithstanding Article 7.1, a meeting of members held in contravention of the requirement to give notice is valid if members holding a majority of:
(a)	the total voting rights on all the matters to be considered at the meeting; or
(b)	the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

7.4	The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received the notice shall not invalidate the meeting.
8	Proceedings at Meetings of Members
8.1	No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

8.2	If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.
8.3	At every meeting the members present shall choose someone of their number to be the chairman (the “Chairman”). If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman failing which the oldest individual member present at the meeting or failing any member personally attending the meeting, the proxy present at the meeting representing the oldest member of the Company, shall take the chair.
8.4	The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
9	Votes of Members
9.1	At any meeting of members every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder.
9.2	Subject to the Memorandum of Association or these Articles and until the consummation of the Company's IPO, an action that may be taken by members of the Company at a meeting of members may also be taken by a resolution of members consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice. Subsequent to the Company's IPO, any action required or permitted to be taken by the members of the Company must be effected by a duly convened and held meeting of the Company or may be effected by a written consent of the members.
9.3	If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.
9.4	If two or more persons are jointly entitled to a registered share or shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Article 9.1, the vote of that person whose name appears first among such voting joint holders in the share register shall alone be counted.
9.5	Votes may be given either personally or by proxy or by such electronic means as may be permitted by the Company.
9.6	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.
9.7	Subject to Article 9.8 below, an instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.
9.8	The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owner in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven days of being so requested failing which the vote or votes cast by such proxy shall be disregarded.
10	Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

11	Directors
11.1	Subject to any subsequent amendment to change the number of directors, the number of the directors shall be not less than two or more than fifteen.
11.2	The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed:
11.2.1	subject to Article 11.2.2 below, by the members or the directors for such terms as the members or directors may determine and may be removed by the members or the directors by way of a resolution;
11.2.2	immediately prior to the consummation of an IPO, the directors shall be divided into two classes: Class A and Class B. The number of directors in each class shall be as nearly equal as possible. The existing directors shall by resolution classify themselves as Class A or Class B directors. The Class A directors shall stand elected for a term expiring at the Company's first annual general meeting and the Class B directors shall stand elected for a term expiring at the Company's second annual general meeting. Commencing at the Company's first annual general meeting, and at each annual general meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual general meeting after their election. Except as the Act or other applicable law may otherwise require, in the interim between annual general meetings or general meetings called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, additional directors and any vacancies in the board of directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.
11.3	Notwithstanding the provisions of section 114 of the Act, each director holds office until his successor takes office or until his earlier death, resignation or removal by the members as per Article 11.2 or a resolution passed by the majority of the remaining directors.
11.4	Subject to Article 11.2 above, a vacancy in the board of directors may be filled by a resolution of members or a resolution passed by the majority of the remaining directors.
11.5	A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.
11.6	No director shall have the power to appoint an alternate director or another person to act in his place at any meeting of the directors.
11.7	The directors or if the Shares (or depositary receipts therefore) are listed or quoted on a Designated Stock Exchange, and if required by the Designated Stock Exchange, any committee thereof, may, by resolution, fix the emolument of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

11.8	Any director who by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors, or any committee thereof.
11.9	The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors, or any committee thereof.
11.10	The office of director shall be vacated if the director:
(a)	is removed from office by resolution of members; or
(b)	is removed office by resolution the directors of the Company; or
(c)	becomes disqualified to act as a director under section 111 of the Act.
11.11	A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.
11.12	A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.
11.13	No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided the procedure in Article 11.14 below is followed.
11.14	A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors.
11.15	A director of the Company is not required to comply with Article 11.14 above if:
(a)	the transaction or proposed transaction is between the director and the Company; and
(b)	the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.
11.16	For the purposes of Article 11.14 above, a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.
11.17	Subject to section 125(1) of the Act, the failure by a director to comply with Article 11.14 does not affect the validity of a transaction entered into by the director or the Company.

12	Officers
12.1	The directors of the Company may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary, a Chief Executive Officer, a Chief Financial Officer and a Treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.
12.2	Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.
12.3	Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.
12.4	Subject to the rules of the Designated Stock Exchange, the emoluments of all officers shall be fixed by resolution of directors.
13	Powers of Directors
13.1	The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.
13.2	The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.
13.3	The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.
13.4	Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.
13.5	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by resolution determine.

13.6	The directors may:
(a)	exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party; and
(b)	where the Company is a wholly-owned subsidiary, the directors may in exercising their powers or performing their duties, act in a manner which the directors believe is in the best interests of the Company's holding company even though it may not be in the best interests of the Company.
13.7	The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.
14	Proceedings of Directors
14.1	The meetings of the board of directors and any committee thereof shall be held at such place or places as the directors shall decide.
14.2	The directors may elect a chairman (the “Chairman of the Board of Directors”) of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board of Directors is elected, or if at any meeting the Chairman of the Board of Directors is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board of Directors for the meeting. If the directors are unable to choose a Chairman of the Board of Directors, for any reason, then the oldest director present at the meeting shall preside as the Chairman of the Board of Directors.
14.3	The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A director may at any time summon a meeting of the directors. If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.
14.4	A director shall be given not less than three (3) days notice of a meeting of the directors.
14.5	Notwithstanding Article 14.4, a meeting of directors held in contravention of Article 14.4 is valid if a majority of the directors, entitled to vote at the meeting, have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.
14.6	The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice shall not invalidate the meeting.
14.7	A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one-third of the total number of directors with a minimum of two (2), or in the case of only one director a minimum of one (1).
14.8	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.
14.9	Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

14.10	A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telefax or other written or electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.
15	Indemnity

Subject to the provisions of the Act, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil. Criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or
(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.
16	Seal

The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument except as provided in Article 2.1, shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the common seal has been affixed to such instrument and the same had been signed as hereinbefore described.

17	Distributions
17.1	Subject to the provisions of the Act and the Business Transaction Articles, the directors of a Company may, by resolution, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test as stipulated in section 56 of the Act.
17.2	Subject to the rights of the holders of shares entitled to special rights as to distributions, all distributions shall be declared and paid according to the par value of the shares in issue, excluding those shares which are held by the Company as Treasury Shares at the date of declaration of the distribution.
17.3	The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.
17.4	If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.
17.5	Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.
17.6	No distribution shall bear interest against the Company,

18	Company Records
18.1	The Company shall keep records that:
(a)	are sufficient to show and explain the Company's transactions; and
(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.
18.2	The Company shall keep:
(a)	minutes of all meetings of:
(i)	directors,
(ii)	members,
(iii)	committees of directors, and
(iv)	committees of members;
(b)	copies of all resolutions consented to by:
(i)	directors,
(ii)	members,
(iii)	committees of directors, and
(iv)	committees of members;
(c)	an imprint of the common seal at the registered office of the Company.
18.3	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:
(a)	minutes of meetings and resolutions of members and of classes of members maintained in accordance with Article 18.2; and
(b)	minutes of meetings and resolutions of directors and committees of directors maintained in accordance with Article 18.2.
18.4	The Company shall keep the following documents at the office of its registered agent:
(a)	the Memorandum of Association and Articles of the Company;
(b)	the register of members maintained in accordance with Article 18.7 or a copy of the register of members;
(c)	the register of directors maintained in accordance with Article 18.6 or a copy of the register of directors;
(d)	copies of all notices and other documents filed by the Company in the previous ten years: and
(e)	a copy of the register of charges kept by the Company pursuant to section 162(1) of the Act.
18.5	(a) Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall
(i)	within 15 days of any change in the register, notify the registered agent, in writing, of the change: and
(ii)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

(b)	Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location
18.6	The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed.
18.7	The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.
18.8	The records, documents and registers required by Articles 18.1 to 18.7 inclusive shall be open to the inspection of the directors at all times.
18.9	The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Act or authorised by resolution of the directors.
19	Audit
19.1	Subject to the Act, the accounts of the Company shall be audited at least once in every year.
19.2	Without prejudice to the freedom of the directors to establish any other committee, if the Shares (or depositary receipts therefore) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the directors shall establish and maintain an Audit Committee as a committee of the board of directors, the composition and responsibilities of which shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.
19.3	If the Shares are listed or quoted on a Designated Stock Exchange that requires the Company to have an Audit Committee, then the directors shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis.
19.4	If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall, if required, conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest. Specifically, the Audit Committee shall approve any transaction or transactions between the Company and any of the following parties:
19.4.1	any Member owning an interest in the voting power of the Company that gives such Member a significant influence over the Company;
19.4.2	any director or executive officer of the Company and any relative of such director or executive officer; and
19.4.3	any person in which a substantial interest in the voting power of the Company is owned, directly or indirectly, by a person referred to in Articles 19.4.1 or 19.4.2 or over which such a person is able to exercise significant influence; and
19.5	if applicable, and subject to applicable law and the rules of the Designated Stock Exchange:
19.5.1	at the annual general meeting or at a subsequent extraordinary general meeting in each year, the Members shall appoint an Auditor who shall hold office until the Members appoint another Auditor. Such auditor may be a Member but no director or officer or employee of the Company shall during, his continuance in office, be eligible to act as Auditor;
19.5.2	a person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of Auditor has been given not less than ten days before the annual general meeting and furthermore the Company shall send a copy of such notice to the retiring Auditor;
19.5.3	the Members may, at any general meeting convened and held in accordance with these Articles, by resolution remove the Auditor at any time before the expiration of his term of office and shall by resolution at that meeting appoint another Auditor in his stead for the remainder of his term.
19.6	Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.
19.7	The remuneration of the Auditor shall be fixed by resolution of directors or in such manner as the directors may determine.
19.8	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the directors shall fill the vacancy and determine the remuneration of such Auditor.
19.9	The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's audited Profit and Loss Account and Balance Sheet is to be presented. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standard referred to herein may be those of a country or jurisdiction other than the British Virgin Islands. If so, the financial statements and the report of the Auditor should disclose this act and name such country or jurisdiction.
20	Notices
20.1	Any notice, information or written statement required to be given to members shall be served by mail (air-mail service if available) addressed to each member at the address shown in the share register.
20.2	All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such shares.
20.3	Any notice, if served by post, shall be deemed to have been served on the fifth day following the date of posting (or on the day after posting if sent by FedEx, UPS, DHL or any other international courier firm), and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.
21	Pension and Superannuation Fund

The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is, or has been at any time, interested, and to the wives, widows, families and dependents of any such persons, and make payments for or towards the insurance of such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

22	Winding Up

Subject to the Business Transaction Articles, the Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due. If the Company shall be wound up, and subject to Article 24.4, the liquidator may, in accordance divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members the liquidator also having regard to any contractual arrangement entered into by the Members waiving any right they may have to receive distributions upon a liquidation. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

23	Amendment to Articles

The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a resolution of the directors or the members except that for the purpose of amending or modifying any of the Business Transaction Articles or Article 11.2.2 the Company shall require a resolution of a majority of the shares voted at a meeting of members.

24	Business Transaction Articles
24.1	The following Articles 24.1 through 24.7 and Article 11.2.2 shall terminate upon the consummation of any “Business Transaction,” and may not be amended during the “Target Business Acquisition Period” except as otherwise provided in these Articles. A “Business Transaction” shall mean the initial acquisition by the Company, whether through a merger, share exchange, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar type of transaction, of one or more assets or operating businesses (a “Target Business”)at Fair Value from the funds held in the Trust Account (as defined below) comprising not less than 80% of the Trust Account (net of taxes, interest and any other costs as the Directors may determine.

The term “Trust Account” shall mean the trust account established by the Company at the consummation of the Company's Initial Public Offering (“IPO”)and into which a certain amount of the IPO proceeds are deposited. The “Target Business Acquisition Period” shall mean the period commencing from the effectiveness of the registration statement filed with the SEC in connection with the IPO up to and including the first to occur of (a) a Business Transaction; or (b) the Termination Date (defined below). In the event of a conflict between Articles 24.1 through 24.7 and any other Articles, the provisions of these Articles 24.1 through 24.7 shall prevail.

24.2	“Fair Value” for the purposes of this Article shall be determined by the board of directors of the Company. The board of directors, prior to consummating a Business Transaction, will obtain an opinion in that regard from an unaffiliated, independent investment banking firm that may or may not be a member of FINRA (a “FINRA Member”).Notwithstanding the foregoing, in the event Company seeks to complete a Business Transaction with a company that is affiliated, within the meaning of Rule 405 of the Securities Act, with an existing Member, officer or director, it will obtain an opinion from an independent investment banking firm which may or may not be a member of FINRA that such an initial business transaction is fair to the Company's members from a financial point of view. Unless a tender offer has been made to effect a Business Transaction, the Company shall, prior to the consummation of any Business Transaction, submit such Business

Transaction to its Members for approval regardless of whether the Business Transaction is of a type which normally would require such Member approval under the Act or other applicable law. In the event that a majority of the votes cast at the meeting to approve the Business Transaction are voted for the approval of such Business Transaction, the Company shall be authorised to consummate the Business Transaction.
24.3	[Left intentionally blank]
24.4	In the event that the Company does not consummate a Business Transaction by 24 months after the date of the prospectus, (such date being referred to as the “Termination Date”), this shall trigger an automatic redemption (an “Automatic Redemption Event”) and the directors of the Company shall take all such action necessary either to redeem the holders of the Ordinary shares issued in the Company's IPO (“IPO Shares”) or distribute (in whatever way the directors see fit) the Trust Account to the holders of IPO Shares, pro rata (net of taxes and up to 100% of the interest earned on the proceeds placed in the trust account which may be withdrawn by our officers for working capital). In the event that the Company enters into an Automatic Redemption Event, only the holders of IPO Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account and the Company shall pay no distributions from the Trust Account with respect to any other shares or outstanding securities of the Company.
24.5	A holder of IPO Shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account.
24.6	Immediately after the Company's IPO, the amount of net offering proceeds received by the Company in the IPO (including proceeds of any exercise of the underwriter's over-allotment option) specified in the Company's registration statement on Form F-l filed with the SEC (the “Registration Statement”) at the time it goes effective shall be deposited and thereafter held in the Trust Account. Neither the Company nor any officer, director or employee of the Company will disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Transaction, or (ii) an Automatic Redemption Event, in each case in accordance with the investment management trust agreement governing the Trust Account; provided that (a) all interest may be released from time to time to the Company to cover operating expenses, and (b) the Company is entitled to withdraw such amounts from the Trust Account from time to time as would be required to pay any taxes on the interest earned on the Trust Account.
24.7	If a Member (other than an Insider) who, individually or together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined under the Securities Act of 1933, as amended) (other than an Insider), owns or controls more than ten per cent. (10%) of the total IPO Shares which would ordinarily be entitled to vote, then the Member(s) or parties acting in concert or as a group (as the case may be) shall only entitled to vote a maximum of ten per cent. (10%) of the IPO Shares in the Company (pro rata to their respective holdings, as applicable). For the purposes of any resolutions, consents or other votes that may be required, the IPO Shares in excess of this ten per cent. (10%) threshold shall not be entitled to vote. This Article 24.7 shall be interpreted to be consistent with clause 7 of the Company's Memorandum of Association. For the purposes of this article, an “Insider” means any officer, director or pre-lPO shareholder (and their respective affiliates).

We, OFFSHORE INCORPORATIONS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 28th day of October, 2011.

Incorporator

/s/ (Sd.) Rexella D. Hodge

(Sd.) Rexella D. Hodge
Authorised Signatory
OFFSHORE INCORPORATIONS LIMITED

Macau Resources Group Limited
(formerly known as Speedy Cosmo Limited)
Financial Statements
December 31, 2011 and June 30, 2012 (unaudited)

Contents

Page
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheets as of December 31, 2011 and June 30, 2012 (unaudited)	F-3
Statements of Operations and Other Comprehensive Income (Loss) for the period from October 28, 2011 (Date of Inception) to December 31, 2011, the Six Months Ended June 30, 2012 (unaudited) and for the cumulative period from October 28, 2011 (Date of Inception) to June 30, 2012 (unaudited)	F-4
Statement of Shareholders’ Deficit for the period from October 28, 2011 (Date of Inception) to December 31, 2011 and for the Six Months Ended June 30, 2012 (unaudited)	F-5
Statements of Cash Flows for the period from October 28, 2011 (Date of Inception) to December 31, 2011, the Six Months Ended June 30, 2012 (unaudited) and for the cumulative period from October 28, 2011 (Date of Inception) through June 30, 2012 (unaudited)	F-6
Notes to Financial Statements	F-7

AJ. ROBBINS, PC
1600 BROADWAY, SUITE 1940
DENVER, COLORADO 80202

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors
of Macau Resources Group Limited
Macau

We have audited the accompanying balance sheet of Macau Resources Group Limited (F/K/A Speedy Cosmos Limited) (a development stage company) (the “Company”) as of December 31, 2011 and the related statements of operations and other comprehensive income (loss), changes in shareholders’ deficit and cash flows for the period from October 28, 2011 (inception) to December 31, 2011. Macau Resources Group Limited’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Macau Resources Group Limited as of December 31, 2011 and the results of its operations and its cash flows for the period from October 28, 2011 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going-concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also discussed in Note 1 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AJ. ROBBINS, PC
Certified Public Accountants
Denver, Colorado
August 11, 2012

MACAU RESOURCES GROUP LIMITED
(formerly known as Speedy Cosmo Limited)
(A Development Stage Company)

BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(unaudited)
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Due to related party	$7,281	$1,159
TOTAL LIABILITIES	$7,281	$1,159
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
Common Stock, no par value, unlimited authorized shares, 100 shares issued and outstanding	$100	$100
Subscription receivable	(100)	(100)
Accumulated comprehensive loss	(5)	(3)
Deficit accumulated during development stage	$(7,276)	$(1,156)
Total shareholders' deficit	(7,281)	(1,159)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$—	$—

The accompanying notes are an integral part of these financial statements.

MACAU RESOURCES GROUP LIMITED
(formerly known as Speedy Cosmo Limited)
(A Development Stage Company)

STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

	For the Six Months Ended June 30, 2012	For the Period From October 28, 2011 (Date of Inception) To December 31, 2011	Cumulative From October 28, 2011 (Date of Inception) To June 30, 2012
	(unaudited)		(unaudited)
Net revenue	$—	$—	$—
Expenses	6,120	1,156	7,276
Net loss	(6,120)	(1,156)	(7,276)
Comprehensive loss
Foreign currency translation adjustment	(2)	(3)	(5)
Comprehensive loss	$(6,122)	$(1,159)	$(7,281)

The accompanying notes are an integral part of these financial statements.

MACAU RESOURCES GROUP LIMITED
(formerly known as Speedy Cosmo Limited)
(A Development Stage Company)

STATEMENT OF SHAREHOLDERS' DEFICIT
FOR THE PERIOD FROM OCTOBER 28, 2011 (DATE OF INCEPTION) TO DECEMBER 31, 2011
AND THE SIX MONTHS ENDED JUNE 30, 2012

	Common Stock		Subscription Receivable	Accumulated Comprehensive Loss	Deficit Accumulated During Development Stage	Total Shareholders' Deficit
	Shares	Amount
Balance, October 28, 2011 (Date of Inception)	—	$—	$—	$—	$—	$—
Issued 100 shares for $100 on November 1, 2011	100	100	(100)	—	—	—
Foreign currency translation loss	—	—	—	(3)	—	(3)
Net loss	—	—	—	—	(1,156)	(1,156)
Balance, December 31, 2011	100	100	(100)	(3)	(1,156)	(1,159)
Foreign currency translation gain (unaudited)	—	—	—	(2)	—	(2)
Net loss (unaudited)	—	—	—	—	(6,120)	(6,120)
Balance, June 30, 2012 (unaudited)	100	$100	$(100)	$(5)	$(7,276)	$(7,281)

The accompanying notes are an integral part of these financial statements.

MACAU RESOURCES GROUP LIMITED
(formerly known as Speedy Cosmo Limited)
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2012	For the Period From October 28, 2011 (Date of Inception) To December 31, 2011	Cumulative From October 28, 2011 (Date of Inception) To June 30, 2012
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(6,120)	$(1,156)	$(7,276)
Net cash used in operating activities	(6,120)	(1,156)	(7,276)
Cash flows from financing activities:
Advance from related party	6,120	1,156	7,276
Net cash provided by financing activities	6,120	1,156	7,276
Net increase in cash and cash equivalents	—	—	—
Effect of foreign currency translation on cash	—	—	—
Cash and cash equivalents at beginning of period	—	—	—
Cash and cash equivalents at end of period	$—	$—	$—
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

MACAU RESOURCES GROUP LIMITED
(formerly known as Speedy Cosmo Limited)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Basis of Presentation

Organization and Line of Business

Macau Resources Group Limited (formerly known as Speedy Cosmo Limited) (the “Company”) was incorporated in the British Virgin Islands on October 28, 2011. The Company has issued a total of 100 ordinary shares of the Company. The Company is in the development stage as defined in Accounting Standards Codification (“ASC”) Topic 915, Development Stage Entities.

On February 1, 2012, the Company entered into an agreement to acquire the right to 100% of the profit derived by Hung Lei VIP Room (“Hung Lei”) from the promotion of the Hung Lei VIP Room at the Galaxy Casino in Macau.

Hung Lei is a sole proprietorship, owned by Mr. Chung, the major shareholder of the Company. The operations of Hung Lei is the promotion of a VIP gaming room at the Galaxy Casino, Galaxy Macau Resort located on Cotai, Macau. Mr. Chung is licensed by the Macau SAR as a gaming promoter to promote Hung Lei and commenced operation on May 20, 2011. Mr. Chung signed a junket promoter agreement with Galaxy Casino to operate Hung Lei and it is renewed annually.

Upon the closing of the Merger (described below), Hung Lei will become a variable interest entity (“VIE”) of the Company, which is the primary beneficiary of the operations of Hung Lei through the profit interest agreement. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810 “Consolidations”, the operations of Hung Lei will be consolidated with those of the Company for all periods subsequent to the closing of the acquisition. Prior to the closing of the acquisition, all revenue and expenses of Hung Lei will be attributed to the former beneficiary of the VIE and will be disclosed as the prior owner’s interest in pre-acquisition profit and will reduce income available to the ordinary shareholders.

The Company intends to enter into a merger agreement (“Merger Agreement”, “Merger”) with Israel Growth Partners Acquisition Corp. (“IGPAC”) that pursuant to the terms of the Merger Agreement, the Company shall become the surviving entity. Upon completion of the merger, IGPAC shares (approximately 18,250,003 outstanding IGPAC shares) shall be converted into the right to receive 0.05 Ordinary Shares (912,500 Ordinary Shares) and the 100 Ordinary Shares previously issued to the Original Shareholders of the Company shall be increased to 14,295,836 Ordinary Shares. It is the intention of the Company, upon the closing of the Merger, that Hung Lei becomes a VIE of the Company, which will be the primary beneficiary of the operations of Hung Lei through the profit interest agreement signed on February 1, 2012.

The Original Shareholders have signed a loan agreement with the Company that the amount of funds advanced by the Original Shareholders (“Original Shareholders’ Advances”) for capital required to operate Hung Lei shall be interest free. Commencing on the third anniversary of the date of consummation of the Merger, the Company shall have the responsibility to repay the Original Shareholders’ Advances provided that after the making of any such repayment at least $10,300,000 of capital will be available to operate Hung Lei. The Original Shareholders also agrees to forgo any commissions earned under the operations of Hung Lei.

Additionally, Mr. Chung has signed a loan agreement and guaranty with the Company that Mr. Chung agrees to provide a non-interest bearing loan to the Company up to $10,300,000, enabling Hung Lei to make loans to its gaming agents, and Mr. Chung provides an unconditional guaranty to the repayment of such loans.

Development Stage Company and Going-Concern

The Company is in the development stage since planned principal activities have not commenced and the Company has not generated significant revenue. In a development stage company, management devotes most of its activities to developing a market for its products and services. These financial statements have been prepared on a going-concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a

MACAU RESOURCES GROUP LIMITED
(formerly known as Speedy Cosmo Limited)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Basis of Presentation  – (continued)

Development Stage Company and Going-Concern – (continued)

going-concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity and debt financings to continue operations and to generate sustainable revenue. There is no guarantee that the Company will be able to raise adequate equity or debt financings or generate profitable operations. For the cumulative period from October 28, 2011 (date of inception) to June 30, 2012, the Company incurred a net loss of $7,276. Further, the Company has negative working capital of $7,281 and $1,159 as of June 30, 2012 and December 31, 2011. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company intends to enter into a Merger Agreement with IGPAC that pursuant to the terms of the Merger Agreement, the Company shall become the surviving entity.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied. The Company’s functional currency is the Hong Kong dollars (“HK$”); however the accompanying financial statements have been translated and presented in United States dollars. The fiscal year end is December 31.

Unaudited Interim Financial Information

The accompanying unaudited interim balance sheet as of June 30, 2012, and the unaudited interim statements of operations and other comprehensive income (loss), shareholders’ deficit, and cash flows for the six months ended June 30, 2012 have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position at June 30, 2012, and its results of operations and cash flows for the six months ended June 30, 2012. The financial data and other information disclosed in the notes to the financial statements related to the six months ended June 30, 2012 are unaudited. The operating results for the six months ended June 30, 2012 are not necessarily indicative of the operating results to be expected for the fiscal year ending December 31, 2012, or for any other interim period or for any other future year.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the management and on various other assumptions that the management believes to be reasonable under the circumstances. The Company’s actual results could differ materially from the estimates upon which the carrying values were based.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including due to related party, the carrying amounts approximate fair value due to their relatively short maturities.

MACAU RESOURCES GROUP LIMITED
(formerly known as Speedy Cosmo Limited)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Fair Value Measurements

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables, certain other current assets and current liabilities, including notes payable and convertible notes, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 825.

Concentrations and Risks

The Company’s current and anticipated future operations are conducted in Macau. Accordingly, the Company’s financial condition and results of operations may be influenced by the political, economic and legal environment in the People’s Republic of China (“PRC”) and by the general state of the PRC economy. The Company’s operations in Macau are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange.

Foreign Currency Translations and Comprehensive Income

The reporting currency of the Company is the United States dollar (“US$”). The Company uses the Hong Kong Dollar (“HK$”) as its functional currency. Assets and liabilities are translated using the exchange rates prevailing at the balance sheet dates and items related to the statement of operations are translated using the average exchange rate for the period. Equity accounts are translated at their historical rates. Cash flows are also translated at the average exchange rates for the period. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ deficit. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. The following table details the exchange rates used for the respective periods:

	June 30, 2012	December 31, 2011
Period end HK$: US$ exchange rate	$7.757	$7.768
Average period HK$: US$ exchange rate	$7.761	$7.785

MACAU RESOURCES GROUP LIMITED
(formerly known as Speedy Cosmo Limited)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Foreign Currency Transaction Gains and Losses

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Historically, the Company has not entered into any currency trading or hedging transactions, although there is no assurance that the Company will not enter into such transactions in the future.

Income Taxes

The Company is incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004) and are exempted from payment of BVI taxes.

The Company is not incorporated nor does it engage in any trade or business in the United States and is not subject to United States federal income taxes. The Company did not derive any significant amount of income subject to such taxes and accordingly, no relevant tax provision is made in the statements of operations.

Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent that management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. As of December 31, 2011 and June 30, 2012 (unaudited), there were no amounts that had been accrued with respect to uncertain tax positions.

The Company prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. As of December 31, 2011 and June 30, 2012 (unaudited), there were no amounts that had been accrued with respect to uncertain tax positions.

Recent Pronouncements

In May 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-04 which was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This guidance is effective for the Company beginning on January 1, 2012. The adoption of this ASU is not expected to significantly impact the Company’s financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in ASC 220, Comprehensive Income, and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU does not change the items that must be reported in other comprehensive income. In December 2011, the FASB issued ASU 2011-12 which defers the requirement in

MACAU RESOURCES GROUP LIMITED
(formerly known as Speedy Cosmo Limited)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Recent Pronouncements – (continued)

ASU 2011-05 that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. ASU 2011-05 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011, with early adoption permitted. The adoption of ASU 2011-05, as amended by ASU 2011-12, is not expected to significantly impact the Company’s financial statements.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles — Goodwill and Other (Topic 350): Testing Goodwill for Impairment, which amends current guidance to allow a company to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. The amendment also improves previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company does not expect that the adoption of ASU 2011-08 will have a material impact on its financial statements.

Note 3 — Due To Related Party

Hung Lei paid $6,120 (unaudited) and $1,156 during the six months ended June 30, 2012 and during the period from October 28, 2011 (date of inception) to December 31, 2011, respectively, to cover the Company’s expenses. The balance due to the related party at June 30, 2012 and December 31, 2011 is $7,281 (unaudited) and $1,159, respectively.

Note 4 — Subsequent Events

The Company has evaluated subsequent events through November 27, 2012 and has determined there are no additional subsequent events to report.

Hung Lei VIP Room
Financial Statements
December 31, 2011 and June 30, 2012 (unaudited)

Contents

Page
Report of Independent Registered Public Accounting Firm	F-13
Financial Statements:
Balance Sheets as of December 31, 2011 and June 30, 2012 (unaudited)	F-14
Statements of Operations and Other Comprehensive Income (Loss) for the period
from May 20, 2011 (Date of Inception) to December 31, 2011, for the period from May 20, 2011 (Date of Inception) to June 30, 2011 (unaudited), and for the Six Months Ended June 30, 2012 (unaudited)	F-15
Statement of Changes in Owner’s Equity for the period from May 20, 2011 (Date of Inception) to December 31, 2011 and for the Six Months Ended June 30, 2012 (unaudited)	F-16
Statements of Cash Flows for the period from May 20, 2011 (Date of Inception) to
December 31, 2011, for the period from May 20, 2011 (Date of Inception) to June 30, 2011 (unaudited), and for the Six Months Ended June 30, 2012 (unaudited)	F-17
Notes to Financial Statements	F-18

AJ. ROBBINS, PC
1600 BROADWAY, SUITE 1940
DENVER, COLORADO 80202

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors
of Macau Resources Group Limited
Macau

We have audited the accompanying balance sheet of the operations of the Hung Lei VIP Room (the Company) as of December 31, 2011 and the related statements of operations and other comprehensive income (loss), changes in owner’s equity, and cash flows for the period from inception (May 20, 2011) to December 31, 2011. Hung Lei VIP Room’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the operations of the Hung Lei VIP Room as of December 31, 2011 and the results of its operations, and cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ AJ. ROBBINS, PC
Certified Public Accountants
Denver, Colorado
August 11, 2012

HUNG LEI VIP ROOM

BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$3,126,726	$2,682,285
Accounts receivable	6,590	73,724
Markers receivable	14,969,083	13,632,021
Due from related party	18,060	—
Other assets	63,450	388,679
Total Current Assets	18,183,909	16,776,709
Property and equipment, net	145,269	150,767
Total Assets	$18,329,178	$16,927,476
LIABILITIES AND OWNER'S EQUITY
Current Liabilities
Commission payable	$1,452,643	$2,431,372
Accrued expenses	205,015	154,376
Line of credit	6,445,957	2,832,135
Loans payable	1,203,905	3,133,172
Advance commission from Galaxy Casino	—	348,485
Total Current Liabilities	9,307,520	8,899,540
Related party loans payable – long-Term	9,021,658	8,027,936
Total liabilities	18,329,178	16,927,476
Commitments and Contingencies:
OWNER'S EQUITY:	—	—
Total Liabilities and Owner's Equity	$18,329,178	$16,927,476

The accompanying notes are an integral part of these financial statements

HUNG LEI VIP ROOM

STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME (LOSS)

	For the Six Months Ended June 30, 2012	For the Period From May 20, 2011 (Date of Inception) To June 30, 2011	For the Period From May 20, 2011 (Date of Inception) To December 31, 2011
	(Unaudited)	(Unaudited)
Revenue from VIP Gaming Operations	$18,035,599	$3,385,895	$22,553,148
Expenses
Commission to agents	14,999,768	2,204,433	15,597,278
Selling, general and administrative expenses	1,148,303	228,712	1,069,726
Special rolling tax	122,914	24,769	171,619
Total Expenses	16,270,985	2,457,914	16,838,623
Net Income (Loss)	$1,764,614	$927,981	$5,714,525
Comprehensive Income (Loss)
Foreign Currency Translation Adjustment	(955)	250	12,492
Comprehensive Income (Loss)	$1,763,659	$928,231	$5,727,017

The accompanying notes are an integral part of these financial statements

HUNG LEI VIP ROOM

STATEMENT OF CHANGES IN OWNER'S EQUITY (DEFICIT)
FOR THE PERIOD FROM MAY 20, 2011 (DATE OF INCEPTION) TO DECEMBER 31, 2011
AND THE SIX MONTHS ENDED JUNE 30, 2012

Total Owner's Equity
Balance, May 20, 2011 (Date of Inception)	$—
Foreign currency translation gain	12,492
Distributions to owner	(5,727,017)
Net income	5,714,525
Balance, December 31, 2011	—
Foreign currency translation loss (unaudited)	(955)
Distributions to owners (unaudited)	(1,763,659)
Net income (unaudited)	1,764,614
Balance, June 30, 2012 (unaudited)	$—

The accompanying notes are an integral part of these financial statements

HUNG LEI VIP ROOM

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2012	For the Period From May 20, 2011 (Date of Inception) To June 30, 2011	For the Period From May 20, 2011 (Date of Inception) To December 31, 2011
	(Unaudited)	(Unaudited)
Cash flows provided by (used in) operating activities:
Net income	$1,764,614	$927,981	$5,714,525
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	16,664	1,596	13,094
Change in assets and liabilities
Accounts receivable	67,204	(2,452,313)	(73,563)
Markers receivable	(1,316,682)	(5,787,918)	(13,602,288)
Due from related party	(5,541)	—	—
Other assets	313,104	(23,599)	(387,831)
Commission payable	(981,704)	1,587,842	2,426,069
Accrued expenses	50,389	116,086	154,039
Line of credit payable	3,607,778	—	2,825,958
Advance from Galaxy Casino	(348,798)	—	347,725
Net cash provided by (used in) operating activities	3,167,028	(5,630,325)	(2,582,272)
Cash flows provided by (used in) investing activities
Proceeds from the sale of assets	57,982	—	—
Purchase of property and equipment	(68,934)	(95,771)	(163,532)
Net cash used in investing activities	(10,952)	(95,771)	(163,532)
Cash flows provided by (used in) financing activities
Related party loans received	2,141,984	6,318,713	8,092,517
Related party loans paid	(1,160,374)	—	(82,090)
Loans received	—	1,542,416	3,468,221
Loans repaid	(1,932,738)	—	(341,883)
Contribution from owner	377,516	—	—
Distribution of profit	(2,142,130)	(927,983)	(5,714,526)
Net cash provided by (used in) financing activities	(2,715,742)	6,933,146	5,422,239
Net increase in cash and cash equivalents	440,334	1,207,050	2,676,435
Effect of foreign currency translation on cash	4,107	(323)	5,850
Cash and cash equivalents at beginning of period	2,682,285	—	—
Cash and cash equivalents at end of period	$3,126,726	$1,206,727	$2,682,285
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—

The accompanying notes are an integral part of these financial statements

HUNG LEI VIP ROOM

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Basis of Presentation

Organization and Line of Business

Hung Lei VIP Room (“Hung Lei” or the “Company”) was established in Macau on May 20, 2011. Hung Lei is a sole proprietorship owned by Chung Long Jin (“Mr. Chung”). The operations of Hung Lei is the promotion of a VIP gaming room at the Galaxy Casino, Galaxy Macau Resort located on Cotai in Macau (“Galaxy Casino”). Mr. Chung is licensed by the Macau SAR as a gaming promoter. Mr. Chung signed a junket promoter agreement with Galaxy Casino to operate Hung Lei and it is renewed annually.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP”) and have been consistently applied. The Company’s functional currency is the Hong Kong dollars (“HK$”); however the accompanying financial statements have been translated and presented in United States dollars (“US$”). The fiscal year end is December 31.

Unaudited Interim Financial Information

The accompanying unaudited interim balance sheet as of June 30, 2012, and the unaudited interim statements of operations and other comprehensive income (loss), owner’s equity, and cash flows for the six months ended June 30, 2012 as well as for the unaudited interim statements of operations and other comprehensive income (loss) and cash flows for the period from May 20, 2011 (Date of Inception) to June 30, 2011 have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position at June 30, 2012, and its results of operations and cash flows for the six months ended June 30, 2012 as well as for the period from May 20, 2011 (Date of Inception) to June 30, 2011. The financial data and other information disclosed in the notes to the financial statements related to the six months ended June 30, 2012 and for the period from May 20, 2011 (Date of Inception) to June 30, 2011 are unaudited. The operating results for the six months ended June 30, 2012 are not necessarily indicative of the operating results to be expected for the fiscal year ending December 31, 2012, or for any other interim period or for any other future year.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the management and on various other assumptions that the management believes to be reasonable under the circumstances. Specifically, the Company’s management has estimated amount of uncollectible accounts and the useful lives of property and equipment. The Company’s actual results could differ materially from the estimates upon which the carrying values were based.

Revenue Recognition

Revenue from Hung Lei operations is recorded monthly based upon Hung Lei’s share of the net gaming wins or as a percentage of non-negotiable chips wagered in Hung Lei. The amounts due Hung Lei are calculated and reported by Galaxy Casino on a monthly basis, usually within ten days of the month end.

In accordance with long standing industry practice in Macau, Hung Lei’s operations in Galaxy Casino have revenue and loss sharing arrangements. Under these arrangements, Hung Lei shared in Hung Lei’s VIP gaming room wins or losses from the gaming patrons who were introduced by the Partners and the Partners were recruited by Hung Lei. Typically, wins and losses are allocated as 40.25% to 45% of net gaming wins on a pre-gaming tax basis. Hung Lei or Galaxy Casino may adjust these arrangements with adequate notice and agreement by both parties to the arrangement.

HUNG LEI VIP ROOM

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Revenue Recognition – (continued)

Additionally, Hung Lei earns revenues based upon percentages of non-negotiable chips wagered in the VIP gaming rooms (typically 0.045%), which is available to offset costs incurred for accommodations, food and beverage and other services furnished to VIP gaming room patrons without charge and is included in gross revenues and then deducted as promotional allowances as incurred. These revenues are recorded as part of revenue from VIP gaming operations in the statements of operations.

In July 2009, all concessionaires and sub-concessionaires entered into an agreement to cap gaming promoter commissions. Under this agreement, commission payments to gaming promoters cannot exceed 1.25% of rolling chip volumes regardless of the commission structure adopted. As a result of the amendments made to Administrative Regulation No. 6/2002 by Administrative Regulation 27/2009 dated August 10, 2009, the Secretary of Economy and Finance of the Macau SAR now has the authority to issue a dispatch implementing the 1.25% gaming promoter commission cap, as agreed between all concessionaires and sub-concessionaires. The amendment sets forth standards for what constitutes a commission to gaming promoters, including all types of payments, either monetary or in specie, that are made to gaming promoters such as food and beverage, hotel and other services and allowances. The amendment also imposes obligations on gaming promoters and Casino Operators to report regularly to the Gaming Inspection and Coordination Bureau of the Macau SAR and imposes fines or other sanctions for noncompliance with the commission cap or the monthly obligations to report and detail the amount of commissions paid to gaming promoters. Currently, Hung Lei only operates under the revenue and loss sharing arrangements. The fixed commission of 1.25% will only be applicable if Hung Lei and Galaxy agree to change the remuneration arrangement.

Total rolling chip turnover in the VIP gaming room was approximately $1,716,184,971 and $1,229,137,998 for the period from May 20, 2011 (date of inception) through December 31, 2011 and the six months ended June 30, 2012, respectively.

VIP Room Cage and Marker Accounting

In the VIP gaming rooms, junket agents primarily purchase non-negotiable chips from the cage either with cash, cash chips, cashier’s order, or markers (short term, non-interest bearing loans). Non-negotiable chips can only be used to make wagers. Winning wagers are paid in cash chips. If the patrons continue to play, they must exchange the cash chips for non-negotiable chips, which is the basis for commissions. The wager of the non-negotiable chips by the gaming patrons in the VIP gaming room is recorded as rolling chip turnover and provides a basis for measuring VIP gaming room volume of business. It is customary in Macau to measure VIP gaming room play using this rolling chip method.

The law in Macau permits VIP gaming promoters to extend credit to junket agents, who act as patron representatives. In addition to enforceability issues, the collectability of markers from foreign junket agents is affected by a number of factors including changes in economic conditions in the agents’ home countries.

The Company may not be able to collect all of their markers receivable from the junket agents. Management expects that the Company will be able to enforce these obligations only in a limited number of jurisdictions, including Macau and Hong Kong. To the extent that junket agents of the Company are from other jurisdictions, the Company may not have access to a forum in which they will be able to collect all of their markers receivable because, among other reasons, courts of many jurisdictions do not enforce gaming debts and the Company may encounter forums that will refuse to enforce such debts. The Company’s inability to collect gaming debts could have a significant negative impact on their operating results.

As of December 31, 2011 and June 30, 2012, markers receivable of $9,288,992 and $8,224,206, respectively, from agents residing in the PRC are the only markers receivable in a jurisdiction that does not have a forum to collect markers receivable.

HUNG LEI VIP ROOM

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash, non-negotiable chips and short-term investments with original maturities of less than 90 days. Such investments are carried at cost, which approximates their fair value. Cash equivalents are placed with high credit quality financial institutions.

Accounts Receivable

Accounts receivable are principally comprised of net gaming revenues, fees and incentives revenues receivable, which do not bear interest and are recorded at amounts due from casino operators. When deemed necessary, the Company records an allowance for doubtful accounts which represents management’s best estimate of the amount of probable credit losses. Management believes that all outstanding balances are collectible and therefore an allowance has not been established. Although management believes that no allowance is currently necessary, it is possible that the estimated amount of cash collections with respect to accounts receivable could change.

Markers Receivable

The Company regularly evaluates the allowance for doubtful accounts based on a specific review of junket agent accounts as well as management’s prior experience with collection trends in the casino industry and current economic and business conditions. Effective December 31, 2011, Mr. Chung has agreed to guarantee loans to agents that remain outstanding greater than 90 days. At December 31, 2011 and June 30, 2012 (unaudited), management does not believe that an allowance for doubtful accounts is deemed necessary.

Property and Equipment

Property and equipment are stated at historical cost and are depreciated using the straight-line method over their estimated useful lives. The useful lives and depreciation methods are reviewed periodically to ensure that the depreciation method and period are consistent with the anticipated pattern of future economic benefits. Expenditures for maintenance and repairs which do not improve or extend the respective lives of the assets are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

The estimated useful lives are as follows:

Autos	5 years
Computer equipment	5 years
Long-Lived Assets

The Company applies the provisions of ASC Topic 360, “Property, Plant, and Equipment,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company evaluates the recoverability of its long-lived assets if circumstances indicate impairment may have occurred. This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Company believes that as of December 31, 2011 and June 30, 2012 (unaudited), there was no impairment of its long-lived assets.

HUNG LEI VIP ROOM

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, markers receivable, accrued expenses, line of credit and advance commissions, the carrying amounts approximate fair value due to their relatively short maturities. The carrying amounts of loan payable approximate its fair values based on current rates of interest for instruments with similar characteristics.

Fair Value Measurements

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables, certain other current assets and current liabilities, including notes payable and convertible notes, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 825.

Concentrations and Risks

Cash includes cash on hand and demand deposits in accounts maintained within Hong Kong and Macau. Balances at financial institutions within Hong Kong and Macau are insured to approximately $65,000 and $63,000 per account, respectively. The Company has not experienced any losses in such accounts.

The Company’s current operations are conducted in Macau. Accordingly, the Company’s financial condition and results of operations may be influenced by the political, economic and legal environment in the People’s Republic of China (“PRC”) and by the general state of the PRC economy. The Company’s operations in Macau are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange.

Foreign Currency Translations and Comprehensive Income

The reporting currency of the Company is the United States dollar. The Company uses the Hong Kong Dollar (“HK$”) as its functional currency. Assets and liabilities are translated using the exchange rates prevailing at the balance sheet dates and items related to the Statements of Operations are translated using the average exchange rate for the period. Equity accounts are translated at their historical rates. Cash flows are also translated at the average exchange rates for the period. Therefore, amounts reported on the Statements of Cash Flows will not necessarily agree with changes in the corresponding balances on the Balance Sheets. Translation adjustments resulting from this process are included in Foreign currency translation gain (loss) in the Statement of Changes in Owner’s Equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. The following table details the exchange rates used for the respective periods:

HUNG LEI VIP ROOM

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Foreign Currency Translations and Comprehensive Income – (continued)

	June 30, 2011	June 30, 2012	December 31, 2011
Period end HK$: US$ exchange rate	$7.782	$7.757	$7.768
Average period HK$: US$ exchange rate	$7.780	$7.761	$7.785
Foreign Currency Transaction Gains and Losses

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Historically, the Company has not entered into any currency trading or hedging transactions, although there is no assurance that the Company will not enter into such transactions in the future.

Income Taxes

Hung Lei is not subject to Macau Complimentary tax, because, pursuant to the VIP gaming promoter agreements with Galaxy Casino, gaming revenue is received net of taxes collected by the Macau SAR paid directly by Galaxy Casino on a monthly basis. No provision for Macau Complimentary tax has been made. As VIP gaming promoters, Hung Lei is subject to a tax on the amount of non-negotiable chips wagered by gaming patrons in the VIP gaming rooms (“rolling chips turnover”), which is referred to as a “rolling tax.” The rolling tax is deducted and paid by Galaxy Casino on a monthly basis. The rate of rolling tax is 0.01% on the rolling chips turnover of the VIP gaming room and the rolling tax is deducted as a cost of revenues.

The Company is not incorporated nor does it engage in any trade or business in the United States and is not subject to United States federal income taxes. The Company did not derive any significant amount of income subject to such taxes and accordingly, no relevant tax provision is made in the statements of operations.

Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent that management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. As of December 31, 2011 and June 30, 2012 (unaudited), there were no amounts that had been accrued with respect to uncertain tax positions.

Advertising Costs

Costs for advertising and marketing are expensed the first time the advertising or marketing takes place or as incurred. Advertising and marketing costs for ongoing operations are included in selling, general and administrative expense. Advertising costs were not significant for the period from May 20, 2011 (date of inception) through December 31, 2011 and the six months ended June 30, 2012.

Recent Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2011-04 which was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes

HUNG LEI VIP ROOM

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Recent Pronouncements – (continued)

certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This guidance is effective for the Company beginning on January 1, 2012. The adoption of this ASU is not expected to significantly impact the Company’s financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in Accounting Standards Codification (ASC) 220, Comprehensive Income, and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU does not change the items that must be reported in other comprehensive income. In December 2011, the FASB issued ASU 2011-12 which defers the requirement in ASU 2011-05 that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. ASU 2011-05 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011, with early adoption permitted. The adoption of ASU 2011-05, as amended by ASU 2011-12, is not expected to significantly impact the Company’s financial statements.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles — Goodwill and Other (Topic 350): Testing Goodwill for Impairment, which amends current guidance to allow a company to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. The amendment also improves previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company does not expect that the adoption of ASU 2011-08 will have a material impact on its financial statements.

Note 3 — Property and Equipment

Property and equipment consist of the following:

	June 30, 2012	December 31, 2011
	(unaudited)
Computer equipment	$26,698	$26,660
Automobiles	135,752	137,230
	162,450	163,890
Accumulated depreciation	(17,181)	(13,123)
Property and Equipment, net	$145,269	$150,767

Depreciation expense amounted to $13,094, $1,596 (unaudited) and $16,664 (unaudited) for the period from May 20, 2011 (date of inception) to December 31, 2011, for the period from May 20, 2011 (Date of Inception) to June 30, 2011, and the six months ended June 30, 2012, respectively.

Note 4 — Line of Credit

On May 20, 2011, the Company entered into a line of credit agreement with Galaxy Casino to borrow up to $6,437,000 as of December 31, 2011. The line of credit consists of amounts due to Galaxy Casino for advances of non-negotiable chips to Hung Lei. The line of credit is interest free, renewable monthly and

HUNG LEI VIP ROOM

NOTES TO FINANCIAL STATEMENTS

Note 4 — Line of Credit – (continued)

secured by the personal check of Mr. Francis Lam (a related party). At December 31, 2011 and June 30, 2012, the outstanding balance under this line of credit was $2,832,135 and $6,445,957 (unaudited), respectively.

Note 5 — Loans Payable

Hung Lei also accepts additional funding for its operations in the form of deposits from business partners (“Partner(s)”) who can bring VIP customers to gamble at Hung Lei. The Partner signs a partner program agreement with Hung Lei whereby the Partner provides a deposit of any amount to Hung Lei (“Deposit”), and Hung Lei provides a revolving line of credit equals to two times the Deposit, which the Partner may borrow from Hung Lei for the sole purpose of extending credit to the Partner’s customers to gamble at Hung Lei. Beginning in January 2012, the Partner is entitled to receive a monthly commission up to 1.2% of the rolling chip turnover during such month based on the wagers in Hung Lei by the Partner’s customers to whom credit has been extended. At anytime the Partner can cancel the agreement with the Company at which time the loan payable must be repaid within seven days. At December 31, 2011 and June 30, 2012, the outstanding balance of loans payable was $3,133,172 and $1,203,907 (unaudited), respectively.

Note 6 — Loans Payable - Related Party

On December 31, 2011, the Company entered into a loan agreement whereby the Company received $8,028,000 from Mr. Chung and one other individual who is also considered to be related party. The loans bear interest at 0% per annum and the repayment of the loans commences on the third anniversary of the date of the consummation of the merger with Israel Growth Partners Acquisition Corp (See Note 7). At December 31, 2011 and June 30, 2012, the outstanding balance of loans payable to related parties was $8,027,936 and $9,021,658 (unaudited), respectively.

Note 7 — Subsequent Events

On February 1, 2012, Macau Resources Group Limited (formerly known as Speedy Cosmo Limited) (“MRGL”) entered into an agreement to acquire the right to 100% of the profit derived by Hung Lei from the promotion of the Hung Lei VIP Room at the Galaxy Casino in Macau. Mr. Chung is a major shareholder of MRGL and currently owns 82% of the outstanding common stock. MRGL intends to enter into a merger agreement (“Merger Agreement”, “Merger”) with Israel Growth Partners Acquisition Corp. (“IGPAC”) that pursuant to the terms of the Merger Agreement, MRGL shall become the surviving entity. It is the intention of MRGL, upon the closing of the Merger, that Hung Lei will be considered a variable interest entity of MRGL,which is the primary beneficiary of the operations of Hung Lei through the profit interest agreement signed on February 1, 2012 and effective upon the completion of the Merger.

The shareholders of MRGL (“MRGL Shareholders”) have signed a loan agreement dated December 31, 2011 with MRGL that the amount of funds advanced by the MRGL Shareholders (“MRGL Shareholders’ Advances”) for capital required to operate Hung Lei shall be interest free. Commencing on the third anniversary of the date of consummation of the Merger, MRGL shall have the responsibility to repay MRGL Shareholders’ Advances provided that after the making of any such repayment at least $10,300,000 of capital will be able to operate Hung Lei. MRGL Shareholders also agrees to forgo any commission earned under the operations of Hung Lei.

Additionally, Mr. Chung has signed a loan agreement and guaranty dated December 31, 2011 with MRGL that Mr. Chung agrees to provide a non-interest bearing loan to MRGL up to $10,300,000, enabling Hung Lei to make loans to its gaming agents, and Mr. Chung provides an unconditional guaranty to the repayment of such loans. The loan guarantee by Mr. Chung is inclusive of the loan provided to the Company as describe in Note 6 above.

The Company has evaluated subsequent events through November 27, 2012 and has determined there are no additional subsequent events to report.

Israel Growth Partners Acquisition Corp.
Financial Statements
July 31, 2011 and July 31, 2012

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Israel Growth Partners Acquisition Corp.

We have audited the accompanying balance sheet of Israel Growth Partners Acquisition Corp. (a development stage company) (the “Company”) as of July 31, 2012 and 2011, and the related statements of operations, stockholders equity (deficit), and cash flows for the years ended July 31, 2012 and 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the cumulative data from August 1, 2005 to July 31, 2008 in the consolidated statements of operations, stockholders’ equity (deficit) and cash flows, which were audited by other auditors whose report dated October 31, 2008 which expressed unqualified opinions (the report was modified related to the uncertainty of the Company’s ability to continue as a going concern) have been furnished to us. Our opinion, insofar as it relates to the amounts included for the cumulative period from August 1, 2005 (inception) to July 31, 2008 is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Israel Growth Partners Acquisition Corp. (a development stage company) as of July 31, 2012, and the results of its operations and cash flows for the year ended July 31, 2012 and for the period from August 1, 2005 (inception) through July 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred and expects to continue to incur costs in pursuit of its acquisition plan. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gruber & Company, LLC

Lake Saint Louis, Missouri
September 18, 2012

Israel Growth Partners Acquisition Corp.

Balance Sheets

	As of July 31, 2011	As of July 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$7,219	$24,474
Total assets	$7,219	$24,474
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accrued expenses	$33,166	$31,563
Notes Payable due shareholders & directors (Note 1)	110,500	36,000
Total current liabilities	143,666	67,563
Notes Payable long-term (Note 1)	—	35,000
Commitments (Note 4)
Stockholders' Equity (Deficit) (Notes 2, 4 and 5)
Preferred stock, par value $.0001 per share, 5,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 18,250,003 shares issued and outstanding at July 31, 2012 and 2011, respectively	1,825	1,825
Common stock, Class B, par value $.0001 per share, 12,000,000 shares authorized, 0 shares issued and outstanding	—	—
Additional paid-in-capital	1,498,214	1,498,214
Retained earnings (deficit) accumulated in the development stage	(1,636,486)	(1,578,128)
Total stockholders' equity (deficit)	(136,447)	(78,089)
Total liabilities and stockholders' (deficit)	$7,219	$24,474

See Notes to Financial Statements

Israel Growth Partners Acquisition Corp.

Statements of Operations

	For the Year Ended		Period from inception (August 1, 2005) to July 31, 2012
	July 31, 2012	July 31, 2011
Revenue	$—	$—	$—
Operating expenses:
Professional fees	31,061	38,686	919,505
Delaware franchise tax	1,136	325	237,137
Other general and administrative expenses (Note 4)	26,161	14,837	586,254
Loss from operations	(58,358)	(53,848)	(1,742,896)
Other Income (Note 1)	—	14,574	14,574
Interest Income	—	—	3,715,745
Income (loss) before provision for income taxes	(58,358)	(39,274)	1,987,423
Provision for income taxes	—	—	—
Net income (loss) for the period	$(58,358)	$(39,274)	$1,987,423
Accretion of Trust Fund relating to Class B common stock subject to conversion	—	—	(734,003)
Net income (loss) attributable to other Class B stockholders and common stockholders	$(58,358)	$(39,274)	$1,253,420
Weighted average Class B common shares outstanding subject to conversion (no Class B common shares outstanding on October 31, 2009)	—	—
Net income per Class B common share subject to conversion, basic and diluted	$—	$—
Weighted average number of shares outstanding, basic and diluted	$18,250,003	$8,606,076
Net income (loss)per share, basic and diluted	$(0.00)	$(0.00)

See Notes to Financial Statements

Israel Growth Partners Acquisition Corp.

Statement of Stockholders’ Equity

	Common Stock		Common Stock, Class B		Additional Paid-In Capital	Deficit accumulated in the development stage	Total
	Shares	Amount	Shares	Amount
Balance, August 1, 2005 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Common Stock to initial stockholder	100	—	—	—	500	—	500
Issuance of 4,950,000 Warrants at $0.05 Per Warrant	—	—	—	—	247,500	—	247,500
Sale of 532,500 Series A Units, 5,118,000 Series B Units through public offering net of underwriters' discount and offering expenses and net of proceeds of 10,333,190 allocable to 2,046,176 shares of common stock, Class B subject to possible conversion	1,065,000	107	8,189,824	819	42,567,464	—	42,568,390
Proceeds from sale of underwriters' purchase option	—	—	—	—		100	100
Accretion relating to Class B common stock subject to possible conversion						(5,853)	(5,853)
Net loss for the period	—	—	—	—	—	(84,852)	(84,852)
Balance, July 31, 2006	1,065,100	$107	8,189,824	$819	$42,809,711	$(84,852)	$42,725,785
Accretion relating to Class B common stock subject to possible conversion					(369,496)		(369,496)
Net income for the period						1,479,275	1,479,275
Balance, July 31, 2007	1,065,100	$107	8,189,824	$819	$42,440,215	$1,394,423	$43,835,564
Accretion relating to Class B common stock subject to possible conversion					(294,049)		(294,049)
Net income for the period						798,309	798,309
Net income from inception to July 31, 2008 before reclassification of interest earned on trust account						2,192,732	—
Reclassification of interest earned on trust account since inception to additional paid-in capital					3,319,382	(3,319,382)	—
Reclassification of Class B common stock value subject to redemption to current liability					(44,014,447)	—	(44,014,447)
Proceeds from sale by beneficial owner of Class B stock					7,343		7,343
Balance, July 31, 2008	1,065,100	$107	8,189,824	$819	$1,458,444	$(1,126,650)	$332,720
Accretion relating to Class B common stock subject to possible conversion					(64,605)		(64,605)
Reclassification of interest earned on trust account to additional paid-in capital					304,527	(304,527)	—
Reclassification of Class B common stock value subject to redemption to current liability					(238,645)		(238,645)
Cancellation of B Common Stock			(8,189,824)	(819)	819		—
Net (Loss) for the period						(66,898)	(66,898)
Balance, July 31, 2009	1,065,100	$107	—	$—	$1,460,540	$(1,498,075)	$(37,428)
Capital contribution by shareholders					25,392		25,392
Proceeds from the sale of common shares on June 30, 2010	1,400,000	140			13,860		14,000
Net (Loss) for the period						(40,779)	(40,779)
Balance, July 31, 2010	2,465,100	$247	—	$—	$1,499,792	$(1,538,854)	$(38,815)
Net (Loss) for the period						(39,274)	(39,274)
Exercise of cashless common stock warrants (Note 1)	15,784,903	1,578			(1,578)		—
Balance, July 31, 2011	18,250,003	$1,825	—	$—	$1,498,214	$(1,578,128)	$(78,089)
Net (Loss) for the period						(58,358)	(58,358)
Balance, July 31, 2012	18,250,003	$1,825	—	$—	$1,498,214	$(1,636,486)	$(136,447)

See Notes to Financial Statements

Israel Growth Partners Acquisition Corp.

Statements of Cash Flows

	For the year ended		Period from inception (August 1, 2005) to July 31, 2012
	July 31, 2012	July 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$(58,358)	$(39,274)	$1,987,423
Adjustments to reconcile net income to net cash used in operating activities:
Gain on maturity of Securities held in Trust Fund	—	—	(3,622,633)
Changes in operating assets and liabilities:
Decrease (increase) in interest receivable in trust	—	—	—
Decrease (Increase) in prepaid expenses	—	—	—
(Decrease) Increase in accrued expenses	1,603	4,192	33,166
Net cash used in operating activities	(56,755)	(35,082)	(1,602,044)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Securities held in trust	—	—	(1,665,222,246)
Maturity of Securities held in trust	—	—	1,613,530,446
Net cash used in investing activities	—	—	(51,691,800
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholder	—	—	500
Proceeds from issuance of warrants	—	—	247,500
Proceeds from advances from shareholders	—	—	25,392
Proceeds from promissory notes	39,500	35,000	110,500
Proceeds from the issuance of common stock	—	—	14,000
Proceeds from sale of underwriters' purchase option	—	—	100
Portion of net proceeds from sale of Series B units through public offering allocable to shares of common stock, Class B subject to possible conversion	—	—	10,327,338
Proceeds from sale by beneficial owner of Class B stock	—	—	7,343
Net proceeds from sale of Series A and B units through public offering allocable to stockholders' equity	—	—	42,568,390
Net cash (used in) provided by financing activities	39,500	35,000	53,301,063
Net increase (decrease) in cash and cash equivalents	(17,255)	(82)	7,219
Cash and cash equivalents
Beginning of period	24,474	24,556	—
End of period	$7,219	$24,474	$7,219
Supplemental disclosure of non-cash financing activities:
Fair value of underwriter purchase option included in offering costs	$—	$—	$641,202
Accretion of Trust Fund relating to Class B common stock subject to possible coversion	$—	$—	$(735,003)
Exercise of cashless common stock warrants (15,784,903 shares)	$—	$315,690	$315,690

See Notes to Financial Statements

NOTES TO AUDITED FINANCIAL STATEMENTS

Israel Growth Partners Acquisition Corp

NOTES TO FINANCIAL STATEMENTS
For the Year ended July 31, 2012

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Israel Growth Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on August 1, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a then unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which the Company’s management believes would benefit from establishing operations or facilities in Israel (a “Target Business”). All activity from inception (August 1, 2005) through July 31, 2012 related to the Company’s formation and capital raising activities. The Company has selected July 31 as its year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with FASB ASC: Topic 915, Accounting and Reporting by Development Stage Enterprises.

Organization

The registration statement for the Company’s initial public Offering (“Offering”) was declared effective on July 11, 2006. The Company consummated the Offering of 500,000 series A Units (Note 2) and 4,600,000 Series B Units (Note 2) on July 18, 2006. On July 26, 2006, the Company consummated the closing of an additional 32,500 Series A Units and 518,000 Series B Units which were subject to an over-allotment option granted to the underwriters. The Offering generated total net proceeds of approximately $52.9 million of which $51.7 million was placed in trust. The Company’s management had broad authority with respect to the application of the proceeds of the Offering although substantially all of the proceeds of the Offering are intended to be applied generally toward consummating a merger, capital stock exchange, asset acquisition or other similar transaction with a Target Business (a “Business Combination”). An amount of $55,011,182 including accrued interest of $77,146 was being held in an interest-bearing trust account (“Trust Fund”) to be returned to the holders of Class B common stock if a Business Combination was not contracted in 18 months, or consummated in 24 months, subsequent to the Offering (the “Target Business Acquisition Period”).

Both the Company’s common stock and Class B common stock had one vote per share. However, the Class B stockholders could, and the common stockholders could not, vote in connection with a Business Combination. Since a Business Combination was not consummated during the Target Business Acquisition Period, as noted above, the Trust Fund was distributed pro-rata to all of the Class B common stockholders and their Class B common shares were cancelled and returned to the status of authorized but unissued shares. Common stockholders did not receive any of the proceeds from the Trust Fund.

Operations

Under the Offering, the Company indicated its intent to dissolve in the event of a failure to consummate a Business Combination within the Target Business Acquisition Period. On March 6, 2008 the Company entered into a merger agreement with Negevtech Ltd., an Israeli company. On July 18, 2008, the Company announced that it and Negevtech had terminated their definitive agreement due to an inability to consummate the transaction by that date, which was the last possible date that the Company could consummate a transaction under its certificate of incorporation as amended. As a result, the Company announced plans to distribute the amount held in the Trust Fund to its Class B stockholders.

On September 12, 2008 the Company and FI Investment Group., LLC (“FIIG”), the largest holder of shares of the Company’s $.0001 par value common stock, entered into an agreement under which the Company, at the request of FIIG, agreed to propose to its stockholders, including the holders of its shares of $.0001 par value Class B common stock, as an alternative to dissolution, amendments to its certificate of incorporation allowing the Company to maintain its corporate existence and provide for the prompt distribution of the funds being held in trust for the benefit of the holders of Class B common stock in connection with the cancellation of their Class B shares.

NOTES TO AUDITED FINANCIAL STATEMENTS

Israel Growth Partners Acquisition Corp

NOTES TO FINANCIAL STATEMENTS
For the Year ended July 31, 2012

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS  – (continued)

The agreement also provided FIIG with the right to appoint a member to the Company’s board of directors. Additionally, it provided for the resignation of each of the Company’s directors and officers that were serving the Company as of the date of the agreement upon the Company’s stockholders approval of the amendments to the Company’s certificate of incorporation described in the agreement and after all of the assets in the trust fund are distributed to the holders of Class B common stock.

On October 14, 2008, the Company announced that it had determined, in light of current market uncertainties, to authorize the transfer of the funds being held in the IPO trust account from a money market fund invested primarily in municipal bonds into the Federated Treasury Obligations Fund - Institutional Shares ($33.5 billion in assets as of September 30, 2008), a money market fund invested in U.S. treasury and treasury repurchase agreements. The fund is held in a brokerage account at Barclays Capital. The IPO trust account assets are held in a custodial account at State Street Bank & Trust. The transfer of $55,222,377 in IPO trust account assets was affected at par on October 7, 2008.

On October 20, 2008, the Company filed a preliminary proxy statement, at the request of FIIG, to hold a special stockholders meeting to consider proposals for the distribution of the funds in the IPO trust account to the Class B common stockholders and the cancellation of the outstanding shares of the Class B common stock, without the requirement that the Company dissolve and liquidate, and to allow the Company to continue its corporate existence after the distribution of the trust fund by removing those provisions in the Company’s certificate of incorporation that would require the Company to dissolve or liquidate and that limit its status to a blank check company.

On January 27, 2009 the Company’s Board of Directors set a meeting date of February 16, 2009 for the Company’s special meeting of stockholders to be held to consider proposals to approve certain amendments to the Company’s certificate of incorporation to allow the Company to distribute the proceeds of the Company’s IPO trust account to the holders of its Class B common stock, and to allow the Company to continue its corporate existence after the distribution of the trust account, without requiring the dissolution and liquidation of the Company or to approve the dissolution and liquidation of the Company.

At a special meeting of stockholders held on February 16, 2009, the Company’s stockholders approved a proposal to distribute the Company’s trust fund for the benefit of its Class B common stockholders, without the requirement that the Company dissolve and liquidate. As a result of the stockholder vote, the Company filed an amendment to its certificate of incorporation which resulted in the cancellation of all shares of the Company’s Class B common stock, and the conversion of those shares into the right to receive a pro rata share of the trust fund distribution. Thereafter, the Company’s Class B common stock and Series B Units ceased to be quoted on the Over-The-Counter Bulletin Board and ceased to trade or be tradable, and the trust fund was distributed to the holders of Class B common stock. The total amount of funds in the Trust Fund distributed to the holders of Class B common stock was $55,315,709. FIIG, the largest holder of shares of the Company’s common stock, became the Company’s majority stockholder as a result of the cancellation of the outstanding Class B common stock.

At a continuation of the special stockholder meeting held on February 17, 2009, the Company’s stockholders (then consisting only of holders of common stock) approved proposals to amend and restate the Company’s certificate of incorporation to (1) remove certain blank check company-related restrictions, including provisions which required the Company to dissolve following the distribution of the trust account and provisions authorizing the Class B common stock, and (2) increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares. As a result of this stockholder vote, the Company filed an amended and restated certificate of incorporation, which allowed the Company to continue its corporate existence following the distribution of the trust fund.

NOTES TO AUDITED FINANCIAL STATEMENTS

Israel Growth Partners Acquisition Corp

NOTES TO FINANCIAL STATEMENTS
For the Year ended July 31, 2012

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS  – (continued)

At a meeting of the Company’s Board of Directors held on March 13, 2009, the Board of Directors appointed Richard J. Roth, FIIG’s Managing Director and Chief Financial Officer, and Abhishek Jain, Chief Executive Officer of WTP Capital, LLC, to the Board of Directors. Immediately following the appointment of Mr. Roth and Mr. Jain, each of the remaining members of the Board of Directors, Matty Karp, Carmel Vernia and Dror Gad, resigned from the Board of Directors and as officers of the Company, resulting in Mr. Roth and Mr. Jain continuing as the sole members of the Board of Directors.

On December 16, 2009 and June 29, 2010, an officer and shareholder of the company advanced the company $10,000 and $15,392, respectively, in order to continue to fund its operations. The advances were non-interest bearing. These advances were later converted into shareholders equity.

On June 30, 2010, the Company issued and sold 1,400,000 shares of common stock (par value of $.0001) at a price of $.01 per share (total proceeds of $14,000) to Moorland Lane Partners, LLC (holder of 57% of the common shares issued and outstanding immediately after the transaction) (“Moorland”). Upon purchase of these shares, the sole director of the company (Richard J. Roth) resigned and was replaced with a designee director of Moorland.

On December 27, 2010, the Company issued a promissory note in the original principal amount of $35,000 to Moorland. The promissory note bears interest at the rate of 6% per annum and is due and payable on December 27, 2012. In consideration of the issuance of the promissory note, the Company issued a warrant to purchase 16,000,000 shares of the Company’s common stock to Moorland at an exercise price of $.02 per share. On March 10, 2011, Moorland exercised the warrant on a cashless basis, and as a result of such exercise, received 15,784,903 shares of the Company’s common stock. The remaining 215,097 shares were withheld by the Company in consideration for the exercise of the warrant.

On August 21, 2012, the Company and Moorland entered into a Second Amendment to Promissory Note that amended the promissory note issued to Moorland on July 1, 2010 in the original principal amount of $50,000.00, of which $36,000 is outstanding at July 31, 2012. Pursuant to the amendment, the promissory note, which bears interest at the rate of 10% per annum, is due and payable on March 1, 2013.

In January 2012, the Company issued a promissory note to an affiliate of Macau Resources Group Limited (“Macau Resources”) in the original principal amount of $12,500 to help meet the ongoing working capital needs of the Company. The promissory note bears interest at a rate of 2% per annum and is payable upon the lender’s request any time after December 31, 2012. Effective June 28, 2012, the Company issued a promissory note to the such affiliate of Macau in the original principal amount of $14,500 to help meet the ongoing working capital needs of the Company. The promissory note bears interest at a rate of 2% per annum and is payable upon the lender’s request any time after June 30, 2013.

On March 22, 2012, the Company issued a promissory note in the original principal amount of $12,500.00 to JRP Capital, Inc., a New York corporation (the “Note”). The Note accrues interest at 5% per annum ($625.00 minimum interest due) and is due and payable on demand.

On June 28, 2012, the Company issued a promissory note to a non-affiliate in the original principal amount of $14,500 to help meet the ongoing working capital needs of the Company. The promissory note bears interest at a rate of 2% per annum and is payable upon the lender’s request any time before June, 30, 2012.

In year ended July 31, 2011, the company received a tax refund from the State of Delaware in the amount of $14,574. This amount was recorded as “other Income” on the Statement of Operations for that year.

NOTES TO AUDITED FINANCIAL STATEMENTS

Israel Growth Partners Acquisition Corp

NOTES TO FINANCIAL STATEMENTS
For the Year ended July 31, 2012

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS  – (continued)

Going concern consideration

At July 31, 2012, the Company had $7,219 in cash, current liabilities of $143,666 and working capital deficit of $136,447. Further, the Company has incurred and expects to continue to incur costs in pursuit of its acquisition plans. These factors, among others, indicate that the Company may be unable to continue operations as a going concern unless further financing is consummated. There is no assurance that the Company’s plans to raise capital or to consummate a transaction will be successful.

NOTE 2 — OFFERING

In the Offering, effective July 11, 2006, the Company sold to the public an aggregate of 532,500 Series A Units (the “Series A Units” or a “Series A Unit”) and 5,118,000 Series B Units (the “Series B Units” or a “Series B Unit”) at a price of $8.50 and $10.10 per unit, respectively. Proceeds from the Offering, totaled approximately $52.9 million, which was net of approximately $3.3 million in underwriting expenses and other registration costs incurred through July 26, 2006. Each Series A Unit consists of two shares of the Company’s common stock, and ten Class Z Warrants (each a “Class Z Warrant”). Each Series B Unit consisted of two shares of the Company’s Class B common stock, and two Class W Warrants (each a “Class W Warrant”).

Each Class W Warrant included in the units sold in the Offering entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, subject to adjustment in certain circumstances, commencing on the later of (a) July 11, 2007 and (b) the completion of a Business Combination. The Class W Warrants expired on July 10, 2011. Each Class Z Warrant included in the units sold in the Offering entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, subject to adjustment in certain circumstances, commencing on the later of (a) July 11, 2007 and (b) the completion of a Business Combination. The Class Z Warrants will expire on July 10, 2013 or earlier upon redemption. The Company may redeem the outstanding Class Z Warrants in whole or in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class Z Warrant, respectively, for any 20 trading days within any 30 trading day period ending three business days before the Company sent the notice of redemption.

The Company has also sold to certain of the underwriters, for an aggregate of $100, an option (the “Underwriter’s Purchase Option” or “UPO”) to purchase up to a total of 25,000 additional Series A Units and/or 230,000 additional Series B Units (see Note 6). This option expired in the calendar year ended December 31, 2011.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS — Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

CONCENTRATION OF CREDIT RISK — Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

NOTES TO AUDITED FINANCIAL STATEMENTS

Israel Growth Partners Acquisition Corp

NOTES TO FINANCIAL STATEMENTS
For the Year ended July 31, 2012

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

INVESTMENTS HELD IN TRUST — Investments held in the Trust Fund at July 31, 2008 consisted of municipal money fund securities with maturities of up to 30 days. Such securities generate current income which is exempt from federal income tax and therefore no provision for income taxes is required for the periods ended October 31, 2009 or 2008. The entire amount in the Trust Fund was transferred on October 7, 2008 at par into the Federated Treasury Obligations Fund — Institutional Shares ($33.5 billion in assets as of September 30, 2008), a money market fund invested in U.S. treasury and treasury repurchase agreements. The fund was held in a brokerage account at Barclays Capital. (See Note 1 — Organization and Business Operations). On February 16, 2009 the total amount of funds in the Trust Fund totaling $55,315,709 were distributed to the holders of the Class B Common Stock.

INCOME TAXES — Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based in enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Franchise taxes incurred in the State of Delaware are included in general and administrative expenses.

NET INCOME (LOSS) PER SHARE — Net income (loss) per share is computed based on the weighted average number of shares of common stock and Class B common stock outstanding. Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Basic net income per share is calculated by dividing net income attributable to (1) common and Class B stockholders and (2) Class B common stockholders subject to possible conversion by their weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase common stock and the UPO are antidilutive, as their exercise prices are greater than the average market price of common stock during the period, they have been excluded from the Company’s computation of net income per share. Therefore, basic and diluted income per share were the same for the period from inception (August 1, 2005) through July 31, 2012.

FAIR VALUE OF FINANCIAL INSTRUMENTS — FASB ASC Topic 820, “Fair Value measurement and Disclosures”, an Accounting Standard Update. In September 2009, the FASB issued this Update to amendments to Subtopic 82010, “Fair Value Measurements and Disclosures”. Overall, for the fair value measurement of investments in certain entities that calculates net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be made by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in GAAP on investments in debt and equity securities in paragraph 320-10-50-lB. The disclosures are

NOTES TO AUDITED FINANCIAL STATEMENTS

Israel Growth Partners Acquisition Corp

NOTES TO FINANCIAL STATEMENTS
For the Year ended July 31, 2012

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The amendments in this Update apply to all reporting entities that hold an investment that is required or permitted to be measured or disclosed at fair value on a recurring or non-recurring basis and, as of the reporting entity’s measurement date, if the investment meets certain criteria The amendments in this Update are effective for the interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.

USE OF ESTIMATES — The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the Company’s financial statements.

NOTE 4 — COMMITMENTS

Administrative Services

Commencing on July 11, 2006, the effective date of the Offering, the Company was obligated to pay an affiliate of the Company’s chief financial officer, $7,500 per month for office, secretarial and administrative services. An amount of $0 for both years ended July 31, 2012 and 2011, respectively, is included in general and administrative expenses on the accompanying statements of operations and $202,984 for period from Inception (August 1, 2005) to July 31, 2012. The administrative service agreement was terminated on October 18, 2008.

Financial Advisory Services

The Company had engaged HFCP, on a non-exclusive basis, to act as its investment banker in connection with a proposed Business Combination. For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company would have paid HCFP a cash transaction fee of $1,500,000 upon consummation of a Business Combination. The agreement has been terminated.

Solicitation Services

The Company had engaged HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company would have paid HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised after July 10, 2007 if the exercise is solicited by HCFP. No solicitation services were provided during the years ended July 31, 2012 and 2011. The agreement has been terminated.

NOTE 5 — CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 5,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors. No preferred shares were issued and outstanding at July 31, 2012 or 2011.

Common Stock and Class B Common Stock

The Company is authorized to issue 80,000,000 shares of common stock. As of July 31, 2012, there are 18,250,003 shares of the Company’s common stock issued and outstanding. As of July 31, 2012, there are

NOTES TO AUDITED FINANCIAL STATEMENTS

Israel Growth Partners Acquisition Corp

NOTES TO FINANCIAL STATEMENTS
For the Year ended July 31, 2012

NOTE 5 — CAPITAL STOCK  – (continued)

29,782,097 authorized but unissued shares of the Company’s common stock available for future issuance, after appropriate reserves for the issuance of common stock in connection with the Class Z Warrants.

The Company currently has no commitments to issue any shares of common stock other than as described herein; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with any Business Combination or future financing of the Company. To the extent that additional shares of common stock are issued, dilution to the interests of the Company’s stockholders who participated in the Offering will occur.

NOTE 6 — WARRANTS AND OPTION TO PURCHASE COMMON STOCK

Warrants

In August 2005, the Company sold and issued Class W Warrants to purchase 2,475,000 shares of the Company’s common stock, and Class Z Warrants to purchase 2,475,000 shares of the Company’s common stock to its initial security holders, for an aggregate purchase price of $247,500, or $0.05 per warrant.

The Class W and Class Z Warrants outstanding prior to the offering are also subject to a registration rights agreement. On January 31, 2006, the Company and the initial security holders entered into a registration rights agreement and a letter agreement which revised the terms of the Company’s obligations under the warrant and registration rights agreement to clarify that the Company will only deliver unregistered common shares on the exercise of the warrants.

The Class W Warrants and Class Z Warrants outstanding prior to the Offering may be exercised with cash on or prior to their respective expiration dates. Although the Company’s initial security holders may make a written demand that the Company file a registration statement, the Company is only required to use its best efforts to cause the registration statement to be declared effective and, once effective, only to use its best efforts to maintain its effectiveness. Accordingly, the Company’s obligation is merely to use its best efforts in connection with the registration rights agreement and upon exercise of the warrants, the Company can satisfy its obligation by delivering unregistered shares of common stock.

Prior to entering into to the registration rights agreement and the letter agreement on January 31, 2006, the Company accounted for the Class W and Class Z Warrants issued to the initial security holders as liabilities in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Accordingly, the Company recorded the fair value of the warrants of $247,500 as a non-current liability on its balance sheet from the date of issuance through January 31, 2006. As a result of entering into the registration rights agreement, the warrants no longer are accounted for as liabilities and are classified in stockholder’s equity. For the period from inception (August 1, 2005) to July 31, 2012, no income (loss) was recorded related to recording the derivative to market value as there was no change in the fair value of such securities. The Company determined the fair value of the Class W and Class Z Warrants issued in August 2005 based on the aggregate purchase price paid to the Company of $247,500, or $0.05 per Warrant.

On January 31, 2006, the date of reclassification of the Warrants from liability to equity, the Company estimated that the fair value of the Class W and Class Z Warrants was still $0.05 per Warrant. The determination to value the Warrants at $0.05 was based on the cash purchase price paid in August 2005 by the holders, the fact that the Warrants were not publicly traded, the inherent price of $0.05 per Warrant contained in the Series A and Series B Units which were sold in the Offering, and an evaluation of the differences in the rights and privileges of the Warrants sold and issued in August 2005 versus the Warrants which were sold in the Offering.

NOTES TO AUDITED FINANCIAL STATEMENTS

Israel Growth Partners Acquisition Corp

NOTES TO FINANCIAL STATEMENTS
For the Year ended July 31, 2012

NOTE 6 — WARRANTS AND OPTION TO PURCHASE COMMON STOCK  – (continued)

Each Class W Warrant issued in the Offering and to the initial security holders were exercisable with cash for one share of common stock. Except as set forth below, the Class W Warrants entitled the holder to purchase shares at $5.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) July 10, 2007 and ending July 10, 2011. At July 31, 2012 there were no Class W Warrants outstanding.

Each Class Z Warrant issued in the Offering and to the initial security holders is exercisable with cash for one share of common stock. Except as set forth below, the Class Z warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) July 10, 2007 and ending July 10, 2013. At April 30, 2012 there were 7,800,000 Class Z Warrants outstanding.

The Class Z Warrants outstanding prior to the Offering, all of which are held by the Company’s initial security holders or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such security holders or their affiliates. Except as set forth in the preceding sentence, the Company may redeem the Class Z Warrants , in whole or in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption (the “Measurement Period”). In addition, the Company may not redeem the Class Z Warrants unless the shares of common stock underlying such warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

The Class Z Warrants issued in the Offering will not be exercisable unless a registration statement covering the securities underlying the warrants is effective or an exemption from registration is available. Accordingly if the warrants are not able to be exercised such warrants may expire worthless. The Company has no obligation to net cash settle the exercise of the warrants.

The holders of Class Z Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock. As the proceeds from the exercise of the Class Z Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

On December 27, 2010, the Company issued a promissory note in the original principal amount of $35,000 to Moorland. In consideration of the issuance of the promissory note, the Company issued a warrant to purchase 16,000,000 shares of the Company’s common stock to Moorland at an exercise price of $.02 per share. On March 10, 2011, Moorland exercised the warrant on a cashless basis, and as a result of such exercise, received 15,784,903 shares of the Company’s common stock.

Underwriter Purchase Option

In connection with the Offering, the Company issued to certain of the underwriters the UPO for $100 to purchase up to 25,000 Series A Units at an exercise price of $14.025 per unit and/or up to 230,000 Series B Units at an exercise price of $16.665 per unit. The UPO expired in the calendar year ended December 31, 2011.

NOTES TO AUDITED FINANCIAL STATEMENTS

Israel Growth Partners Acquisition Corp

NOTES TO FINANCIAL STATEMENTS
For the Year ended July 31, 2012

NOTE 7 — SUBSEQUENT EVENTS

On August 28, 2012, the Company entered into a merger agreement with Macau Resources, under which the Company will merge into Macau Resources and have the shares of the Company converted and exchanged into outstanding shares of capital stock of Macau Resources. In the merger, shareholders of the Company will receive, for each share of the Company’s common stock that they hold, one-twentieth of an ordinary share of Macau Resources. The Macau Resources ordinary shares should continue to be quoted on the Over-The-Counter Bulletin Board, and Macau Resources will remain subject to U.S. Securities and Exchange Commission (the “SEC”) reporting requirements. However, Macau Resources expects that we will become a foreign private issuer following the consummation of the merger. As such, it will be subject to reduced reporting obligations.

Upon the closing of the merger with Macau Resources, the current shareholders of Macau Resources will hold a total of 14,295,836 ordinary shares of Macau Resources, representing approximately 94% of the total number of issued and outstanding shares of Macau Resources. Current stockholders of the Company will own approximately 6% of the total number of issued and outstanding shares of Macau Resources.

The Company’s sole director has approved and declared advisable the merger agreement, and has approved the merger with Macau Resources.

Under Delaware law, the approval of holders of a majority of the outstanding shares of the Company’s common stock is required to adopt the merger agreement. On August 28, 2012, Moorland, which owns approximately 94.2% of the outstanding shares of the Company’s common stock as of the date of the merger agreement, executed a written consent approving and adopting the merger and the merger agreement. Under Delaware law, if a shareholder of the Company complies with certain requirements of Delaware law, the Company’s shareholders will have the right to seek an appraisal and to be paid the “fair value” of the shares of the Company’s common stock held by such shareholders, as determined in accordance with Delaware law (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of the merger consideration. Form F-4 for Macau Resources was filed with the SEC on September 12, 2012.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, provided that the officer or director acted in good faith and in what he believed to be the best interest of the company and believed his conduct was lawful except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under the registrant’s Memorandum and Articles of Association, the registrant may indemnify our directors, officers and liquidators against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits or proceedings to which they are a party or are threatened to be made a party by reason of their acting as the registrant’s directors, officers or liquidators. To be entitled to indemnification, these persons must have acted honestly, in good faith an in the best interest or not opposed to the interest of the registrant, and must have had no reasonable cause to believe their conduct was unlawful.

ITEM 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit Number	Description
2.1	Merger Agreement dated August 28, 2012 among Israel Growth Partners Acquisition Corp., Macau Resources Group Limited and the Members of Macau Resources Group (included as Annex A to the information statement/prospectus forming part of this Registration Statement.)
3.1	Articles and Memorandum of Association of Macau Resources Group Limited (included as Annex C to the information statement/prospectus forming part of this Registration Statement.)
5.1	Form of Opinion of Forbes Hare*
10.1	Employment Agreement with Chung Sing Ing*
10.2	Employment Agreement with Hsu Chen-Hai*
10.3	Employment Agreement with Lam Cheok Va*
10.4	Loan Agreement dated June 15, 2012, among Macau Resources Group Limited, Chung Long Jin, Lam Cheok Va, Hsu Chen-Hai and Shu Qinliang*
10.5	Loan Agreement and Guaranty dated June 15, 2012, between Macau Resources Group Limited and Chung Long Jin*
23.1	Consent of Forbes Hare (previously included as part of Exhibit 5.1)
23.2	Consent of Gruber & Company, LLC, independent auditors
23.3	Consent of AJ Robbins, PC, an independent registered public accounting firm

*Previously filed

ITEM 22. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(5)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;
(6)	that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(7)	to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and
(8)	to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cotai, Macau, on November 27, 2012.

MACAU RESOURCES GROUP LIMITED

By:  /s/ Long Jin Chung

     Long Jin Chung
     Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Long Jin Chung Long Jin Chung	Chairman of the Board	November 27, 2012
* Cheok Va Lam	Chief Executive Officer, Director	November 27, 2012
* Chen-Hai Hsu	Chief Operating Officer, Director	November 27, 2012
* Sing Ing Chung	Chief Financial Officer, Director	November 27, 2012
* Qinliang Shu	Director	November 27, 2012
* Bo Wang	Director	November 27, 2012
*By /s/ Long Jin Chung Long Jin Chung Attorney-in-Fact

Exhibit Number	Description
2.1	Merger Agreement dated August 28, 2012 among Israel Growth Partners Acquisition Corp., Macau Resources Group Limited and the Members of Macau Resources Group (included as Annex A to the information statement/prospectus forming part of this Registration Statement.)
3.1	Articles and Memorandum of Association of Macau Resources Group Limited (included as Annex C to the information statement/prospectus forming part of this Registration Statement.)
5.1	Form of Opinion of Forbes Hare*
10.1	Employment Agreement with Chung Sing Ing*
10.2	Employment Agreement with Hsu Chen-Hai*
10.3	Employment Agreement with Lam Cheok Va*
10.4	Loan Agreement dated June 15, 2012, among Macau Resources Group Limited, Chung Long Jin, Lam Cheok Va, Hsu Chen-Hai and Shu Qinliang*
10.5	Loan Agreement and Guaranty dated June 15, 2012, between Macau Resources Group Limited and Chung Long Jin*
23.1	Consent of Forbes Hare (previously included as part of Exhibit 5.1)
23.2	Consent of Gruber & Company, LLC, independent auditors
23.3	Consent of AJ Robbins, PC, an independent registered public accounting firm

*Previously filed